As filed with the Securities and Exchange Commission on June 16, 2010
Registration No. _________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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AMENDMENT NO. 2 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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NORTH BAY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	1000	83-0402389
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

PO Box 162, Skippack, Pennsylvania 19474
(215) 661-1100
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
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Perry Leopold, Chief Executive Officer
2120 Bethel Road
Lansdale, Pennsylvania 19446
(215) 661-1100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
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Approximate date of commencemen t of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
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Approximate Date of Commencement of Proposed Sale to the Public: from time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer		Accelerated filer
Non-accelerated filer	(Do not check if a smaller reporting company)	Smaller reporting company	x

The shares will be sold at the fixed price of $0.05 until the common stock becomes quoted on the Over-the-Counter Bulletin Board or listed on a securities exchange.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION
DATED JUNE 14 , 2010

PROSPECTUS
NORTH BAY RESOURCES INC.
6,589,147 Shares of Common Stock

This prospectus (the “Prospectus”) relates to the resale of 6,589,147 shares of our common stock, par value of $0.001, by certain individuals and entities who beneficially own shares of our common stock.  We are not selling any shares of our common stock in this offering and therefore we will not receive any proceeds from this offering.

The shares of our common stock are currently traded on the Pink Sheets and not on the Over-the-Counter-Bulletin Board, however, the Company plans to register its stock for issuance on the Over-the-Counter-Bulletin Board.  Once the Company’s stock is registered for trading on the Over-the-Counter-Bulletin Board the stock will be offered for sale by the selling stockholder at prices established on the Over-the-Counter Bulletin Board during the term of this offering. The stock prices may be different than prevailing market prices or at privately negotiated prices. Our common stock is quoted on the Pink Sheets under the symbol “NBRI.PK.” Once our common stock is quoted on the Over-the-Counter-Bulletin Board the prices will fluctuate based on the demand for the shares of our common stock.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS ” BEGINNING ON PAGE 2 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this Prospectus is June __, 2010

GENERAL

As used in this Prospectus, references to “the Company,” “North Bay”, “we”, “our,” “ours” and “us” refer to North Bay Resources Inc., unless otherwise indicated. In addition, any references to our “financial statements” are to our financial statements except as the context otherwise requires.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire Prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.

Corporate Background and Our Business

The Company was incorporated in the State of Delaware on June 18, 2004 under the name Ultimate Jukebox, Inc.  On September 4, 2004, Ultimate Jukebox, Inc. merged with NetMusic Corporation, and subsequently changed the Company name to NetMusic Entertainment Corporation.  On March 10, 2006, the Company ceased digital media distribution operations, began operations as a natural resources company, and changed the Company name to Enterayon, Inc.  On January 15, 2008, the Company merged with and assumed the name of its wholly-owned subsidiary, North Bay Resources Inc.  As a result of the merger, Enterayon, Inc. was effectively dissolved, leaving North Bay Resources Inc. as the remaining company.

We seek to acquire, develop, and exploit natural resource properties with extensive reserves of precious metals, including gold, silver, platinum, and palladium, as well as base metals, including copper, zinc, lead and molybdenum.

The Company’s business plan is based on the Generative Business Model, which we believe can generate a steady stream of revenue before any property is ever developed into a commercial mining operation.  The Generative Business Model comprises the following steps:

1.	Targeting and acquiring properties with good historical assays.

2.
Identifying potential partners for the development of each of the Company’s properties and entering into joint-venture or option agreements.  In most cases, the partner is another mining company whose shares trade on a public exchange.

3.
The initial agreement usually comprises a small non-refundable cash payment in advance and a significant number of shares in the stock of the partner or acquiring company.  Cash and shares increase in staged payments on the anniversary date of the agreement.  In the case of an option agreement, the Company will retain a Net Smelter Royalty with a buyout provision should the property be the site of a major discovery and/or developed into a commercially-operating mine.  In the case of a joint-venture, we retain a percentage of ownership, typically 50%, in the event the partner satisfies all the terms of the contract to completion.

4.	The partner or acquiring company also must commit to a specific work program over a period of several years to develop the property, often involving a commitment of several million dollars.

5.
We believe these work programs enable us to maintain our properties for little or no cost, as the annual maintenance fees due to the government are offset by the amount of money spent on property exploration and development paid for by our partners.  Any surplus of expenditures beyond what is due to maintain the properties can then be applied as “portable assessment credits” towards the maintenance of other Company properties that are not yet producing revenue but which have good prospects of doing so in the future.

6.
If at anytime the partner defaults on the work agreement or does not make staged cash or stock payments by the anniversary date, the property then reverts back to us,  which then leaves us free to find another partner and begin the process all over again.

Our properties in British Columbia are located and acquired through the use of a suite of online applications which are provided to people and companies licensed to acquire and maintain mineral rights within the Province of British Columbia.   Mineral Titles Online (MTO) is an Internet-based mineral titles administration system provided and maintained by the British Columbia Ministry of Energy, Mines, and Petroleum Resources (MEMPR) that allows the mineral exploration industry to acquire and maintain mineral titles by selecting the area on a seamless digital GIS map of British Columbia and pay the associated fees electronically.

The MTO system is also interactively linked to British Columbia’s MINFILE Project and Assessment Report Indexing System (ARIS), both of which are provided and maintained by the British Columbia Geological Survey (BCGS).

The MINFILE Project is a mineral inventory system that contains information on more than 12,300 metallic mineral, industrial mineral and coal occurrences in British Columbia.  It is used by industry, governments, universities and the public to find information on documented mineralization anywhere in British Columbia, develop exploration strategies, conduct geoscience research, and evaluate the resource potential of an area.

The ARIS database has over 30,500 approved mineral exploration assessment reports filed by the exploration and mining industry since 1947. These reports provide information on geological, geophysical, geochemical, drilling and other exploration-related activities throughout B.C.

Both MINFILE and ARIS are interlinked with MTO, which combined and interfaced with other geospatial applications such as Google Earth, provide a skilled user with the ability to virtually visit any location in British Columbia, analyze its geographical and geological setting, access and evaluate its geological records and the historical archives of any prior development work, and determine the relative value of a given area.  If the area is also open to staking, a claim can then be staked, and the required claim registration fees can be paid immediately and interactively.

 The company presently has two joint-ventures under contract.

1. The Fawn Property is currently under a joint-venture agreement with Silver Quest Resources Ltd (TSX-V: SQI) (“Silver Quest”).  Silver Quest may acquire a 75% interest in the Fawn property by making aggregate cash payments of $100,000, issuing 150,000 shares, and incurring $1,500,000 in exploration expenditures over four years. Of the aggregate payments and commitments due, $25,000 in cash and 50,000 shares are due upon receipt of regulatory acceptance by the TSX Venture Exchange (now effective), and $250,000 in exploration expenditures must be expended in the first 12 months.  Upon completion of all of the terms of the agreement whereby Silver Quest acquires a 75% interest, a 75/25 joint-venture will be formed.  If subsequent to the formation of the joint-venture the interest of either party is reduced by dilution to less than 10%, such party's interest will automatically be converted to a 2% net smelter return royalty (NSR). The other party may then purchase one half of the NSR at any time up to 90 days following the commencement of commercial production for $1,500,000.

2. The Coronation Property is currently under a joint-venture agreement with Lincoln Resources Inc. (“Lincoln”), a private Nevada corporation.  The agreement calls for Lincoln to commit up to $1.5 million CDN over three years for exploration expenses, developmental drilling, and surface ore recovery, with a minimum expenditure of $250,000 during the first year.  Upon completion of the work program and fulfillment of all the terms of the agreement, North Bay and Lincoln will each own 50% of the Coronation Gold Property, and will equally share any and all net revenue, including any near-term profits generated from surface ore recovery operations.  North Bay has received an initial cash payment of $12,500 CDN from Lincoln, less a $2,500 CDN finders fee paid to an independent third party.

The Company also plans on generating revenue through mining once commercial operations begin on any of its properties.

Our headquarters are located at 2120 Bethel Road, Lansdale, PA 19446, with a mailing address of PO Box 162, Skippack, PA 19474.  Our website is located at www.northbayresources.com. Our telephone number is (215) 661-1100.

Going Concern

Our financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has generated modest revenues since inception and has never paid any dividends and is unlikely to pay dividends. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploration of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. The Company has had very little operating history to date. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern.

We have experienced recurring net losses from operations, which losses have caused an accumulated deficit of approximately $10,117,973 million as of March 31, 2010. In addition, we have a working capital deficit of approximately $644,739 as of March 31, 2010. We had net losses of $786,979 and $328,478 for the years ended December 31, 2009 and 2008, respectively. These factors, among others, raise substantial doubt about our ability to continue as a going concern. If we are unable to generate profits and are unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

As of December 31, 2009 the accumulated deficit attributable to CEO stock awards valued according to GAAP totals $2,558,535 since inception. As of December 31, 2009 the accumulated deficit attributable to CEO compensation is $656,310 in deferred compensation.  This reflects the total amounts unpaid as per the management agreement with The PAN Network dating back to January 2006, less any amounts actually paid or forgiven since 2006.  These totals are non-cash expenses which are included in the accumulated deficit since inception.  Actual CEO compensation paid in cash since 2006 has totaled $113,882, consisting of $10,000 in 2006, $50,764 in 2007, $23,139 in 2008, and $29,979 in 2009.  These cash expenditures are also included in the accumulated deficit.

The ongoing execution of our business plan is expected to result in operating losses over the next twelve months. Management believes it will need to raise capital through stock issuances in order to have enough cash to maintain its operations for the next twelve months. There are no assurances that we will be successful in achieving our goals of obtaining cash through stock issuances or increasing revenues and reaching profitability.

In view of these conditions, our ability to continue as a going concern is dependent upon our ability to meet our financing requirements, and to ultimately achieve profitable operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that may be necessary in the event we cannot continue as a going concern.

ABOUT THIS OFFERING

Securities Being Offered	Up to 6,589,147 shares of common stock in North Bay Resources Inc.

Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors.”

Common Stock Issued Before Offering	70,186,434 shares of our common stock are issued and outstanding as of the date of this prospectus.

Common Stock Issued After Offering	70,186,434 shares of common stock.
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholder.

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holder are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. The risks and uncertainties described below are not exclusive. Additional risks and uncertainties not presently known or that the Company currently deems immaterial may also impair operations. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected.  As one of our stockholders, you will be subject to the risks inherent in our business.  In such case, the trading price of our common stock could decline and you may lose all or part of your investment    As of the date of this filing, our management is aware of the following material risks and we have included all known material risks in this section:

Risks Related To Our Business

We have been the subject of a going concern opinion by our independent auditors who have raised substantial doubt as to our ability to continue as a going concern

Our audited financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has generated modest revenues since inception and has never paid any dividends and is unlikely to pay dividends. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploration of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. The Company has had very little operating history to date. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern.

We have experienced recurring net losses from operations, which losses have caused an accumulated deficit of approximately $10,117,973 million as of March 31, 2010. In addition, we have a working capital deficit of approximately $644,739 as of March 31, 2010. We had net losses of $786,979 and $328,478 for the years ended December 31, 2009 and 2008, respectively. These factors, among others, raise substantial doubt about our ability to continue as a going concern. If we are unable to generate profits and are unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

As of December 31, 2009 the accumulated deficit attributable to CEO stock awards valued according to GAAP totals $2,558,535 since inception. As of December 31, 2009 the accumulated deficit attributable to CEO compensation is $656,310 in deferred compensation.  This reflects the total amounts unpaid as per the management agreement with The PAN Network dating back to January 2006, less any amounts actually paid or forgiven since 2006.  These totals are non-cash expenses which are included in the accumulated deficit since inception.  Actual CEO compensation paid in cash since 2006 has totaled $113,882, consisting of $10,000 in 2006, $50,764 in 2007, $23,139 in 2008, and $29,979 in 2009.  These cash expenditures are also included in the accumulated deficit.

Excluding management fees, which are deferred as-needed, the Company has required approximately $6,000 per month to maintain its mineral claims in good standing and pay general administrative expenses.   We believe these expenses can be maintained at present levels for the foreseeable future.  Going forward, once the Company becomes a fully-reporting company, we estimate it will cost an additional $2,500 to $5,000 per month in SEC compliance fees, consisting primarily of accounting, legal, and edgarization fees.  The Company believes it can generate enough revenue from claim sales and joint-ventures to cover these costs, and we believe we can rely on our equity credit line established with Tangiers to make up for any revenue shortfall once our S-1 registration statement is made effective by the SEC.  However, as there is no assurance that this S-1 will be made effective, the equity line with Tangiers may be unavailable to us.  If we cannot generate sufficient revenue or raise additional funds through equity, we may not be able to maintain our mineral claims or make timely filings with the SEC

The ongoing execution of our business plan is expected to result in operating losses over the next twelve months. Management believes it will need to raise capital through stock issuances in order to have enough cash to maintain its operations for the next twelve months. There are no assurances that we will be successful in achieving our goals of obtaining cash through stock issuances or increasing revenues and reaching profitability.

In view of these conditions, our ability to continue as a going concern is dependent upon our ability to meet its financing requirements, and to ultimately achieve profitable operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that may be necessary in the event we cannot continue as a going concern.

We may not be able to engage in joint-ventures, which could have a significant negative impact on our financial condition

We believe that the key to our success is to increase our revenues and available cash through joint-venture opportunities. We may not have the resources required to promote our properties and attract viable joint-venture partners. If we are unable to secure additional joint-venture partners for our mining properties, we will not be able to generate enough revenue to achieve and maintain profitability or to continue our operations.

Because of our dependence on a limited number of potential partners, our failure to attract new partners for our mining properties could impair our ability to continue successful operations. The absence of a significant partnership base may impair our ability to attract new partners. Our failure to develop and sustain long-term relationships with joint-venture partners would impair our ability to continue development of our properties.   Once secured, the failure of a joint-venture partner to obtain sufficient financing to meet their commitments to us may cause the joint-venture to fail, and our business prospects may suffer.

We may not be able to increase our revenue or effectively operate our business. To the extent we are unable to achieve revenue growth, we may continue to incur losses. We may not be successful or make progress in the growth and operation of our business. Our current and future expense levels are based on operating plans and estimates of future revenues and are subject to increase as strategies are implemented. Even if our revenues grow, we may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.

Accordingly, any significant shortfall in revenues would likely have an immediate material adverse effect on our business, operating results and financial condition. Further, if we substantially increase our operating expenses and such expenses are not subsequently followed by increased revenues, our operating performance and results would be adversely affected and, if sustained, could have a material adverse effect on our business. To the extent we implement cost reduction efforts to align our costs with revenue, our revenue could be adversely affected.

We may face many of the challenges that a developing company in the mining industry typically encounters which may impede or prevent successful implementation of our business plan.

These challenges include, but are not limited to:

•	Evaluation and staking of new prospects;

•	Maintaining claims in good standing;

•	Engaging and retaining the services of qualified geological, engineering and mining personnel and consultants;

•	Establishing and maintaining budgets, and implementing appropriate financial controls;

•	Identifying and securing joint-venture partners;

•	Establishing initial exploration plans for mining prospects;

•	Obtaining and verifying independent studies to validate mineralization levels on our prospects; and

•
Ensuring the necessary exploratory and operational permits are filed on a timely basis, the necessary permits are maintained and approved by governmental authorities and jurisdictions, and adhering to all regulatory requirements.

The failure to address one or more of these above factors may impair our ability to carry out our business plan.  In that event, an investment in the Company would be substantially impaired.

Our business plan is dependent on continually finding new mining prospects with sufficient mineralization, grade and consistency without which it may not be practical to pursue the business plan, and investors will lose their investment.

Our business model depends on locating new prospects with commercially sufficient amounts of precious and other metal mineralization.  Until feasibility studies are completed, permits issued, and actual extraction and processing begins, we will not know if our prospects are commercially viable.  Even if initial reports about mineralization in a particular prospect are positive, subsequent activities may determine that the prospect is not commercially viable.  Thus, at any stage in the exploration and development process, we may determine there is no business reason to continue, and at that time, our financial resources may not enable us to continue exploratory operations and will cause us to terminate our current business plan.

Our metals exploration efforts are highly speculative in nature and may be unsuccessful.

Metals exploration is highly speculative in nature, involves many risks and frequently is unsuccessful. Once mineralization is discovered, it may take a number of years from the initial phases of drilling before production is possible, during which time the economic feasibility of production may change. Substantial expenditures are required to establish proven and probable ore reserves through drilling, to determine metallurgical processes to extract the metals from the ore and, in the case of new properties, to construct mining and processing facilities. As a result of the foregoing uncertainties, no assurance can be given that our exploration programs will result in the expansion or replacement of current production with new proven and probable ore reserves.

Development projects have no operating history upon which to base estimates of proven and probable ore reserves and estimates of future cash operating costs. Such estimates are, to a large extent, based upon the interpretation of geologic data obtained from drill holes and other sampling techniques, and feasibility studies which derive estimates of cash operating costs based upon anticipated tonnage and grades of ore to be mined and processed, the configuration of the ore body, expected recovery rates of the mineral from the ore, comparable facility and equipment operating costs, anticipated climatic conditions and other factors. As a result, it is possible that actual cash operating costs and economic returns based upon development of proven and probable ore reserves may differ significantly from those originally estimated. Moreover, significant decreases in actual over expected prices may mean reserves, once found, will be uneconomical to produce. It is not unusual in new mining operations to experience unexpected problems during the start-up phase.

Other risk factors include changes in regulations, environmental concerns or restrictions, legacy rights accorded to local First Nations communities, technical issues relating to exploration, development, and extraction, such as rock falls, subsidence, flooding and weather conditions, and labor issues.  Any of these factors individually or together could delay or halt implementation of the business plan or raise costs to levels that may make it unprofitable or impractical to pursue our business objectives.

Regulatory compliance is complex and the failure to meet all the various requirements could result in loss of a claim, fines or other limitations on our business plan.

At the present time, all of our mining claims are in Canada, where we are subject to regulation by numerous federal and provincial governmental authorities, but most importantly, by the British Columbia Ministry of Energy, Mines, and Petroleum Resources (MEMPR).  At some point in the near future we may also acquire mining properties in the United States, and would then be subject to regulation by the Federal Environmental Protection Agency, the Federal Department of the Interior, the Bureau of Land Management, the Forestry Service, as well as other comparable state agencies.  The acquisition of a prospect in Mexico, or any other country, will be subject to similar regulatory agencies requirements by various agencies in each country.  In all cases, the failure or delay in making required filings and obtaining regulatory approvals or licenses will adversely affect our ability to carry out our business plan.  The failure to obtain and comply with any regulations or licenses may result in fines or other penalties, and even the loss of our rights over a prospect. We expect compliance with these regulations to be a substantial expense in terms of time and cost. Therefore, compliance with or the failure to comply with applicable regulation will affect our ability to succeed in our business plan and ultimately to generate revenues and profits.

Competition may develop which could hinder our ability to locate, stake and explore new mining claims, or to attract new joint-venture partners.

As metal prices continue to increase and demand grows, we expect new companies to form and compete with the already numerous junior and developed mining, exploration and production companies in existence.  Some of these companies may be more efficient in locating new claims, which could impede our business plan.  As well, some of these companies may be better funded, or more successful in attracting joint-venture partners, and thereby diminish our ability to execute our business plan.

We could fail to attract or retain key personnel, which could be detrimental to our operations.

Our success largely depends on the efforts and abilities of our Chief Executive Officer, Perry Leopold. The loss of his services could materially harm our business because of the cost and time necessary to find his successor. Such a loss would also divert management’s attention away from operational issues. We do not presently maintain key-man life insurance policies on our Chief Executive Officer. To the extent that we are smaller than our competitors and have fewer resources, we may not be able to attract sufficient number and quality of staff.

New development activities require substantial capital expenditures.

New development activities, if done independently and without benefit of a joint-venture partner, require substantial capital expenditures for the extraction, production and processing stages and for machinery, equipment and experienced personnel. There can be no assurance that the Company will generate sufficient cash flow and/or that it will have access to sufficient external sources of funds in the form of outside investment or loans to continue development activities at the same or higher levels than in the past.

Our Chief Executive Officer controls another company, Speebo, Inc., that could potentially create a conflict of interest

Speebo, Inc. (“Speebo”) is a private exploration company founded and funded in 2006 by our Chief Executive Officer, Perry Leopold, as a proof-of-concept in the use of MTO technology as the primary methodology for the identification and acquisition of mineral properties of merit.  As a result of Mr. Leopold’s success in acquiring claims in this manner and subsequently generating revenue from them, the board of directors of North Bay agreed with Mr. Leopold’s contention that new technology holds the key to a successful exploration enterprise in the 21st century, and in 2007 the Company adopted the Generative Business Model that incorporates MTO technology as the core methodology in the execution of our current business plan.  Speebo continues to operate to a limited extent, and often acts to the benefit of North Bay.  Two key claims currently owned by North Bay, Bouleau Creek Gold and Pine River Vanadium, were originally acquired and subsequently gifted to the Company by Speebo, Inc.  To date there have never been any material related-party transactions between Speebo, Inc. and North Bay Resources Inc. to the benefit of Speebo, nor has there been any instance, material or otherwise, of Speebo, Inc. ever receiving any benefit whatsoever from its affiliation as a related-party.  While the potential inherently exists for a conflict-of-interest in the future, the reality of the relationship to date has been complimentary and supportive to the sole benefit of North Bay, and not competitive in any way.  In the event a potential transaction in the future might convey a benefit to Speebo, Inc., it may only be done with the unanimous consent of the board of directors, and in full compliance with the Code of Ethics adopted by the Company in October, 2009.

A single shareholder, our Chief Executive Officer and Chairman of the Board Mr. Perry Leopold, has the ability to control our business direction.

Our Chief Executive Officer and Chairman of the Board, Mr. Perry Leopold, owns 80% of the voting shares of our stock by virtue of his ownership of 100% of the authorized Series I Preferred Shares. These shares were issued to him in February 2007 as an anti-takeover measure to insure that Mr. Leopold maintains control of the Company during periods when the Company’s stock may be severely undervalued and subject to hostile takeover in the open market.  As specified in the Certificate of Designation filed by the Company with the Delaware Secretary of State in February 2007, ”the outstanding shares of Series I Preferred Stock shall vote together with the shares of Common Stock of the Corporation as a single class and, regardless of the number of shares of Series I Preferred Stock outstanding and as long as at least one of such shares of Series I Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders.  Each outstanding share of the Series I Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series I Preferred Stock.” These Series I shares also supersede any other shares that Mr. Leopold may own, so that any additional shares he may acquire do not increase his 80% voting rights, and are therefore included within the 80%.  Accordingly, Mr. Leopold is likely to be in a position to control the election of our board of directors and the selection of officers, management and consultants.  He will also have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Leopold may still differ from the interests of the other stockholders.

Our executive officers do not have any training specific to the technicalities of mineral exploration, and there is a higher risk our business will fail

Mr. Perry Leopold, our Chief Executive Officer, does not have any training as a geologist or an engineer. As a result, our management may lack certain skills that are advantageous in managing an exploration company. In addition, Mr. Leopold’s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in geology and engineering.

We anticipate our operating expenses will increase and we may never achieve profitability

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without increasing or realizing any revenues. We expect to incur continuing and significant losses into the foreseeable future. As a result of continuing losses, we may exhaust all of our resources and be unable to execute on our business plan. Our accumulated deficit will continue to increase as we continue to incur losses. We may not be able to earn profits or continue operations if we are unable to generate significant revenues. There is no history upon which to base any assumption as to the likelihood that we will be successful, and we may not be able to generate any operating revenues from mining or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We have one employee, our Chief Executive Officer, who also has other business interests, and he may not be able to devote a sufficient amount of time to our business operations, causing our business to fail

Mr. Perry Leopold, our Chief Executive Officer, currently devotes 40 or more hours per week to our business affairs, and currently devotes less than 10 hours per week total on his other business interests, specifically, Speebo, Inc., Circular Logic, Inc., and The PAN Network.. Currently, we do not have any other employees. If the demands of any of Mr. Leopold’s other business interests should increase in the future, it is possible that Mr. Leopold may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

A single shareholder, our Chief Executive Officer Mr. Perry Leopold, owns 100% of our outstanding convertible preferred stock, and the market price of our shares would most likely decline if he were to convert these shares to common stock and sell a substantial number of shares all at once or in large blocks.

Our Chief Executive Officer, Mr. Perry Leopold owns 4,000,000 shares of our Series A Preferred stock and 100,000 shares of our Series G Preferred Stock, which equates to 22,000,000 shares of common stock upon conversion if he so elects.  Mr. Leopold will then be eligible to sell these shares publicly subject to the volume limitations in Rule 144. The offer or sale of a large number of shares at any price may cause the market price to fall. Sales of substantial amounts of common stock or the perception that such transactions could occur may materially and adversely affect prevailing markets prices for our common stock.

If First Nations land claims affect the title to our mineral claims, our ability to develop claims may be lost.

The Province of British Columbia and Canadian government policy at this time is to consult with all potentially affected First Nations bands and other stakeholders in the area of any potential commercial production. In the event that we encounter a situation where a First Nations person or group claims an interest in any of our mineral claims, we may be unable to provide compensation to the affected party in order to continue with our exploration work, or if such an option is not available, we may have to relinquish any interest that we may have in this claim. The Supreme Court of Canada has ruled that both the federal and provincial governments in Canada are now obliged to negotiate these matters in good faith with First Nations groups. Notwithstanding, the costs and/or losses could be greater than our financial capacity and our business would fail.

The Province of British Columbia owns most of the land covered by our Canadian mineral claims, and our ability to conduct exploratory programs is subject to the consent of the Province of British Columbia, leading to possible ejection from or forfeiture of our mineral claims.

The land covered by most of our mineral claims in Canada is owned by the Province of British Columbia. The ability to conduct an exploratory program on any of our claims is subject to the consent of the Province of British Columbia.   In order to keep our claims in good standing with the Province of British Columbia, the Province of British Columbia requires that before the expiry dates of the mineral claim that exploration work on any mineral claim valued at an amount stipulated by the government be completed together with the payment of a filing fee, or, a payment to the Province of British Columbia in lieu of completing exploration work. In the event that these conditions are not satisfied prior to the expiry dates of the mineral claim, we will lose our interest in any mineral claim so affected, and the mineral claim then become available again to any party that wishes to stake an interest in these claims. In the event that either we are ejected from the land or our mineral claims expire, we will lose all interest that we have in the claims so affected.

Some of the land overlying our Canadian mineral claims are owned by private parties, and our ability to conduct exploratory programs is subject to their consent.

The land covered by some of our mineral claims in Canada is owned by private parties by virtue of legacy Crown Grants registered over the past century.  Access and availability to conduct an exploratory program on any of these claims is subject to the consent of the private landowner.   In the event any private party objects to our access and blocks our ability to conduct exploration and development work on these claims, these claims may become worthless to us, and we may be forced to allow them to forfeit.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board . In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 or 60 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board investors in our common stock may find it difficult to sell their shares.

Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations, which may limit a stockholder’s ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain certain forward-looking statements and  are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Statements that are not based on historical facts, which can be identified by the use of such words as “likely,” “will,” “suggests,” “target,” “may,” “would,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” and similar expressions and their variants, are forward-looking. Such statements reflect our judgment as of the date of this prospectus and they involve many risks and uncertainties, including those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These risks and uncertainties could cause actual results to differ materially from those predicted in any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. We undertake no obligation to update forward-looking statements.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholder. We will not receive any of the proceeds from the sale of these shares.

DETERMINATION OF OFFERING PRICE

The shares of our common stock will be offered for sale by the selling stockholder at prices established on the Over-the-Counter Bulletin Board during the term of this offering, at prices different than prevailing market prices or at privately negotiated prices. The shares will be sold at the fixed price of $0.05 until the common stock becomes quoted on the Over-the-Counter Bulletin Board or listed on a securities exchange.

DILUTION

The shares being registered under this registration statement have already been issued and are currently outstanding. Therefore, there will be no dilutive impact on the Company’s shareholders .

SELLING SHAREHOLDER

The following table presents information regarding the selling shareholder . A description of our relationship to the selling shareholder and how the selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

Selling Stockholder	Shares Beneficially Owned before Offering(3)	Percentage of Outstanding Shares Beneficially Owned before Offering(1)	Shares to be Sold in this Offering	Percentage of Outstanding Shares Beneficially Owned after Offering(2)
Tangiers	6,589,147	9.4%	6,589,147	0%
Total	6,589,147	9.4%	6,589,147	0%
———————
(1)
Applicable percentage of ownership is based on 70,186,434 shares of our common stock outstanding as of June 14, 2010. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations – percentage computation is for form purposes only.

(2)
Applicable percentage of ownership is based on an assumed 70,186,434 shares of our common stock outstanding after the offering due to the possible issuance of shares of common stock to Tangiers under the Securities Purchase Agreement.

(3)	Consists of shares issued to Tangiers under a Securities Purchase Agreement with the Company.

Shares Acquired In Financing Transactions with North Bay

Tangiers. Tangiers, LP is the investor under the Securities Purchase Agreement. All investment decisions of, and control of, Tangiers, LP are held by Robert Papiri and Michael Sobeck , its managing partners. Tangiers Capital, LLC makes the investment decisions on behalf of and controls Tangiers, LP. Tangiers acquired all shares being registered in this offering in a financing transaction with us. This transaction is explained below:

Securities Purchase Agreement. On October 7, 2009, we entered into a Securities Purchase Agreement with Tangiers, LP. Pursuant to the Securities Purchase Agreement, the Company may, at its discretion, periodically sell to Tangiers shares of its common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the Securities Purchase Agreement, Tangiers will pay  us 90% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five days immediately following the notice date. The price paid by Tangiers for the Company's stock shall be determined as of the date of each individual request for an advance under the Securities Purchase Agreement. Tangiers’ obligation to purchase shares of the Company's common stock under the Securities Purchase Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the Securities Purchase Agreement and is limited to $100,000 per ten consecutive trading days after the advance notice is provided to Tangiers. The Securities Purchase Agreement shall terminate and Tangiers shall have no further obligation to make advances under the Securities Purchase Agreement at the earlier of the passing of 18 months after the date that the Securities and Exchange Commission declares the Company’s registration statement effective or the Company receives advances from Tangiers equal to  $5,000,000. Upon the execution of the Securities Purchase Agreement, Tangiers received a one-time commitment fee equal to $85,000 of the Company's common stock divided by the lowest volume weighted average price of the Company's common stock during the 10 business days immediately following the date of the Securities Purchase Agreement, as quoted by Bloomberg, LP.

Tangiers, a selling stockholder under this registration statement, intends to sell up to 6,589,147 shares of our common stock, which were previously issued as a commitment fee under the Securities Purchase Agreement, and shares of our common stock which will be issued to Tangiers so that we may receive financing pursuant to the Securities Purchase Agreement.   As of June 14 , 2010, the shares of common stock to be issued in order to receive advances under the Securities Purchase Agreement upon issuance would equal approximately 30% of our outstanding common stock.  We will register each resale offering after each put to Tangiers.

There are certain risks related to sales by Tangiers, including:

•
The outstanding shares will be issued based on a discount to the market rate. As a result, the lower the stock price is around the time Tangiers is issued shares, the greater chance that Tangiers gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

•
To the extent Tangiers sells our common stock, our common stock price may decrease due to the additional shares in the market. This could allow Tangiers to sell greater amounts of common stock, the sales of which would further depress the stock price.

•
The significant downward pressure on the price of our common stock as Tangiers sells material amounts of our common stock could encourage short sales by Tangiers or others. This could place further downward pressure on the price of our common stock.

PLAN OF DISTRIBUTION

The shares will be sold at the fixed price of $0.05 until the common stock becomes quoted on the Over-the-Counter Bulletin Board or listed on a securities exchange. We will file a post-effective amendment to reflect the change to a market price when the shares begin trading on a market. We will register each resale offering after each put to Tangiers.

The shares are not currently listed on the Over-the-Counter Bulletin Board. However we will seek to list the shares on the Over-the-Counter-Bulletin Board immediately following the effectiveness of this registration statement. The selling stockholder and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	to cover short sales made after the date that this registration statement is declared effective by the SEC;
•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.
          The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholder is not a broker-dealer and is not an affiliate of a broker-dealer.

          Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

          The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus.

Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

          The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

          The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling stockholder and/or the purchasers. Each selling stockholder has represented and warranted to us that it acquired the securities covered by this prospectus in the ordinary course of such selling stockholder’s business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

          We have advised each selling stockholder that it may not use shares covered by this prospectus short for sales of common stock made prior to the date on which this registration, of which this prospectus forms a part, shall have been declared effective by the SEC. If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder will be responsible for complying with the applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholder in connection with resale of their respective shares pursuant to this prospectus.

          We are required to pay all fees and expenses incident to the registration of the shares (estimated to be approximately $100,000), but we will not receive any proceeds from the sale of the shares of common stock. We have not agreed to indemnify the selling stockholder against any liabilities, including liabilities under the Securities Act.

LEGAL PROCEEDINGS

The Company is not a party to any litigation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and positions of our executive officers and directors. Our directors are elected at our annual meeting of stockholders and serve for one year or until successors are elected.  Our Board of Directors elects our officers, and their terms of office are at the discretion of the Board, except to the extent governed by an employment contract.

Our directors, executive officers and other significant employees, their ages and positions are as follows:

Name	Age	Position with the Company
Perry Leopold	59	Chairman and Chief Executive Officer
Fred Michini	66	Director

Perry Leopold.  Mr. Leopold has served as Chairman and CEO of the Company since February 2006. Prior to joining the Company he led a number of successful enterprises over the past 25 years in a diverse number of fields, ranging from the arts and technology to finance and natural resources. In February 2006, Mr. Leopold was engaged as CEO to engineer the Company's total corporate restructuring and lead its re-emergence as the natural resources company formerly known as Enterayon, Inc. Mr. Leopold subsequently designed the Company's business model and incorporated state-of-the-art technology to assist in cost-efficient acquisition targeting, which has resulted in over 50 acquisitions of high-quality mining properties throughout British Columbia. Educated at the University of Pennsylvania, Mr. Leopold is also the founder and current President of Speebo Inc. (1), a privately owned exploration and development company. In addition, he is currently serving as President of Circular Logic, Inc., a registered Commodity Trading Advisor (CTA) and Commodity Pool Operator (CPO) firm specializing in commodity trading system development. Mr. Leopold is also the owner of The PAN Network, a private company he founded as a sole-proprietorship in 1981, and which has since been in continuous operation to the present day.

Fred Michini. Mr. Michini has served as a Director of the Company since August 2007.  He is a tax, financial, management accounting and litigation support specialist, and has extensive previous experience serving as the Chief Financial Officer of a variety of public and private companies, including Speebo, Inc. (1), a private mineral exploration company currently controlled by North Bay’s Chief Executive Officer, Perry Leopold. Mr. Michini is also a Certified Public Accountant, has been Partner and Managing Partner of two regional accounting firms, has served as an auditor for the U.S. General Accounting Office, and is a former Board Member of the Central Montgomery County Chamber of Commerce. Mr. Michini earned his B.S. from LaSalle University and his MBA from Temple University.  Mr. Michini has been employed as a CPA and Real Estate Tax Consultant by AJ Michini Associates since 1973 and by AJ Michini MBA CPA since 1984.  In addition, Mr. Michini serves as Acting CFO for Artimplant USA, a subsidiary of the Swedish public company Artimplant AB, a position he has held since 2005. As of  January 2008 Mr. Michini was no longer associated with Speebo, Inc.

(1) Speebo, Inc. is a private exploration and development company with mineral and energy-related claims throughout British Columbia.  In addition to its metal-based mineral claims, Speebo holds the rights to several oil shale properties in the Queen Charlotte Islands.  Prior to 2008 when British Columbia issued a permanent moratorium on uranium mining, Speebo also held the rights to dozens of uranium properties, most of which have subsequently been allowed to terminate   Speebo, Inc. has no active mining operations at the present time, nor does it intend to. Speebo Inc. was incorporated as a C-Corp in October 2006, and was reclassified as an S-Corp as of January 2008.  Perry Leopold is the sole officer, director, and shareholder. There have never been any material related-party transactions between Speebo, Inc. and North Bay Resources Inc.

Involvement In Certain Legal Proceedings

None of our officers, directors, promoters or control persons have been involved in the past 10 years in any of the following:

(1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

(5) any of the violations or events indicated under Item 401 of regulation S-K

Committees; Audit Committee Financial Expert.

Our board has an audit committee made up solely of Fred Michini.

Our board of directors has determined that the Company has one audit committee financial expert, Mr. Michini. On October 16, 2009, the board adopted its written audit committee charter.

Code of Ethics

We adopted a Code of Ethics on October 16, 2009 that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics is attached as Exhibit 14 to this registration statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of June 14 , 2010, with respect to the beneficial ownership of the Company’s outstanding Common Stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Title Of Class	Name And Address Of Beneficial Owner (1)	Amount And Nature Of Beneficial Ownership (2)	Approximate Percent of Class (%)
Common	Perry Leopold (4)(5)	13,379,362	19.06%
Common	Fred Michini	1,051,000	1.5%
Common	Tangiers (3)	6,589,147	9.4%

Common	All executive officers and directors as a group (2 persons)	21,019,509	29.96%
———————
(1)	Except as noted above, the address for the above identified officers and directors of the Company is c/o North Bay Resources Inc., 2120 Bethel Road, Lansdale PA 19446.

(2)
Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of June 14 , 2010 are deemed outstanding for computing the percentage of the person holding such option or warrant. Percentages are based on a total of 70,186,434 shares of common stock outstanding on June 14 , 2010 and shares issuable upon the exercise of options, warrants exercisable, and debt convertible on or within 60 days of June 14 , 2010, as described above. The inclusion in the aforementioned table of those shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, to our knowledge based upon information produced by the persons and entities named in the table, each person or entity named in the table has sole voting power and investment power, or shares voting and/or investment power with his or her spouse, with respect to all shares of capital stock listed as owned by that person or entity.

(3)           Tangiers is the investor under the Securities Purchase Agreement. All investment decisions of, and control of, Tangiers, LP are held by Robert Papiri and Michael Sobeck, its managing partners. Tangiers Capital, LLC makes the investment decisions on behalf of and controls Tangiers, LP. Tangiers acquired all shares being registered in this offering in a financing transaction with us.

(4)           Mr. Leopold, the Company’s CEO and Chairman owns 4,000,000 shares of the Company’s Series A Preferred Stock. Each outstanding share of the Series A Preferred Stock has 10 votes per share, and may be converted to shares of common at a ratio of 5 to 1. The Series A Preferred Stock was issued in August 2009.

(5)           Mr. Leopold owns 100 shares of the Company’s Series I Preferred Stock. Each outstanding share of the Series I Preferred Stock represents its proportionate share of eighty per cent (80%) of all votes entitled to be voted and which is allocated to the outstanding shares of Series I Preferred Stock. These shares are not convertible into common stock or any commodities. The Series I Preferred Stock was issued in February 2007. These shares were issued our Chief Executive Officer, Mr. Perry Leopold, in February 2007 as an anti-takeover measure to insure that Mr. Leopold maintains control of the Company during periods when the Company’s stock may be severely undervalued and subject to hostile takeover in the open market.  As specified in the Certificate of Designation filed by the Company with the Delaware Secretary of State in February 2007, ”the outstanding shares of Series I Preferred Stock shall vote together with the shares of Common Stock of the Corporation as a single class and, regardless of the number of shares of Series I Preferred Stock outstanding and as long as at least one of such shares of Series I Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders.  Each outstanding share of the Series I Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series I Preferred Stock

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following description of our capital stock and the provisions of our Articles of Incorporation and By-Laws, each as amended, is only a summary.

Our Articles of Incorporation authorize the issuance of 250,000,000 shares of common stock, $0.001 par value per share.  As of June 14 , 2010, there were 70,186,434 outstanding shares of common stock.  We are authorized to issue 10,000,000 shares of preferred stock. As of June 14 , 2010, there were 4,100,100 shares of preferred stock outstanding.  Set forth below is a description of certain provisions relating to our capital stock.

Common Stock

Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders.

There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors.  In the event of a voluntary or involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore.  It is our present intention to retain earnings, if any, for use in our business.  The payment of dividends on the common stock is, therefore, unlikely in the foreseeable future.

On February 7, 2008, we declared a reverse stock split at a ratio of 1 for 10.

Preferred Stock

We have 10,000,000 authorized shares of preferred stock with a par value of $0.001 per share, issuable in such series and bearing such voting, dividend, conversion, liquidation and other rights and preferences as the Board of Directors may determine.  As of June 14 , 2010, 4,100,100 shares of our preferred stock are outstanding.

Our preferred stock is divided among the following:

4,000,000 Series A Preferred Shares.  Each outstanding share of the Series A Preferred Stock has 10 votes per share, and may be converted to shares of common at a ratio of 5 to 1. 4,000,000 shares of the Series A Preferred Stock were issued in August 2009 to Mr. Leopold, the Company’s CEO and Chairman.

100,000 Series G Preferred Shares. Each outstanding share of the Series G Preferred Stock has no votes per share, and may be converted to 1/100 of an ounce of gold two years following the date of issuance subject to the availability of gold from the company’s inventory , or shares of common at a ratio of 20 to 1. 100,000 shares of the Series G Preferred Stock were issued in August 2009 to Mr. Leopold, the Company’s CEO and Chairman.

100 Series I Preferred Shares. Each outstanding share of the Series I Preferred Stock represents its proportionate share of eighty per cent (80%) of all votes entitled to be voted and which is allocated to the outstanding shares of Series I Preferred Stock. These shares are not convertible into common stock or any commodities. The Series I Preferred Stock was issued to our Chief Executive Officer, Mr. Perry Leopold, on February 12 2007 as an anti-takeover measure to insure that Mr. Leopold maintains control of the Company during periods when the Company’s stock may be severely undervalued and subject to hostile takeover in the open market.  As specified in the Certificate of Designation filed by the Company with the Delaware Secretary of State in February 2007, ”the outstanding shares of Series I Preferred Stock shall vote together with the shares of Common Stock of the Corporation as a single class and, regardless of the number of shares of Series I Preferred Stock outstanding and as long as at least one of such shares of Series I Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders.  Each outstanding share of the Series I Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series I Preferred Stock.
Dividend Policy

We currently intend to retain any earnings for use in our business, and therefore do not anticipate paying cash dividends in the foreseeable future.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation of Authorized And Unissued Stock

The authorized but unissued shares of our common stock are available for future issuance without our stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans.  The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Company’s Board of Directors’ desires.  A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES
ACT LIABILITIES

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as a director or officer of the Company.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of North Bay Resources Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered) we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXPERTS

The audited financial statements included in this prospectus and elsewhere in the registration statement for the fiscal years ended December 31, 2009 and December 31, 2008 have been audited by M&K CPAS, PLLC. The reports of M&K CPAS, PLLC are included in this prospectus in reliance upon the authority of this firm as experts in accounting and auditing.

VALIDITY OF SECURITIES

The opinion regarding validity of the shares offered herein has been provided by the law offices of Christopher K. Davies, Esq. and has been filed with the Registration Statement.

DESCRIPTION OF BUSINESS

Business of the Issuer

North Bay Resources Inc., a Delaware corporation, engages in the acquisition, management, development, and mining of precious metals and other mineral properties. The Company’s mission is to build a portfolio of viable mining prospects throughout the world and develop them through our subsidiaries and joint-venture partners to their full economic potential. We seek to acquire, develop, and exploit natural resource properties with extensive reserves of precious metals, including gold, silver, platinum, and palladium, as well as base metals, including copper, zinc, lead, molybdenum, etc.  We intend to develop our properties both independently and through joint-venture partners.

The Company was incorporated in the State of Delaware on June 18, 2004 under the name Ultimate Jukebox, Inc.  On September 4, 2004, Ultimate Jukebox, Inc. merged with NetMusic Corporation, and subsequently changed the Company name to NetMusic Entertainment Corporation.  On March 10, 2006, the Company ceased digital media distribution operations, began operations as a natural resources company, and changed the Company name to Enterayon, Inc.  On January 15, 2008, the Company merged with and assumed the name of its wholly-owned subsidiary, North Bay Resources Inc.  As a result of the merger, Enterayon, Inc. was effectively dissolved, leaving North Bay Resources Inc. as the remaining company.

We currently generate revenue from claim sales and joint-venture agreements.  When we sell a claim, we capture near-term revenue, but forego any possibility of a future revenue stream.  When we enter into a joint-venture, we receive near-term revenue as well as a commitment for future revenue, but since the joint-venture partner has the option to withdraw at any time, we can not project revenue from a joint-venture into the future.  However, should a joint-venture partner withdraw, we still retain control of the asset, and can therefore enter into another joint-venture with another partner, develop the property ourselves, or else elect to sell the claims.

The Company makes use of a suite of online applications which are provided to people and companies licensed to acquire and maintain mineral rights within the Province of British Columbia.   Mineral Titles Online (MTO) is an Internet-based mineral titles administration system provided and maintained by the British Columbia Ministry of Energy, Mines, and Petroleum Resources (MEMPR) that allows the mineral exploration industry to acquire and maintain mineral titles by selecting the area on a seamless digital GIS map of British Columbia and pay the associated fees electronically.

This MTO system is also interactively linked to British Columbia’s MINFILE Project and Assessment Report Indexing System (ARIS), both of which are provided and maintained by the British Columbia Geological Survey (BCGS).

The MINFILE Project is a mineral inventory system that contains information on more than 12,300 metallic mineral, industrial mineral and coal occurrences in British Columbia.  It is used by industry, governments, universities and the public to find information on documented mineralization anywhere in British Columbia, develop exploration strategies, conduct geoscience research, and evaluate the resource potential of an area.

The ARIS database has over 30,500 approved mineral exploration assessment reports filed by the exploration and mining industry since 1947. These reports provide information on geological, geophysical, geochemical, drilling and other exploration-related activities throughout B.C.

Both MINFILE and ARIS are interlinked with MTO, which combined and interfaced with other geospatial applications such as Google Earth, provide a skilled user with the ability to virtually visit any location in British Columbia, analyze its geographical and geological setting, access and evaluate its geological records and the historical archives of any prior development work, and determine the relative value of a given area.  If the area is also open to staking, a claim can then be staked, and the required claim registration fees can be paid immediately and interactively.

Going Concern

Our financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has generated modest revenues since inception and has never paid any dividends and is unlikely to pay dividends. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploration of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. The Company has had very little operating history to date. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern.

We have experienced recurring net losses from operations, which losses have caused an accumulated deficit of approximately $10,117,973 million as of March 31, 2010. In addition, we have a working capital deficit of approximately $644,739 as of March 31, 2010. We had net losses of $786,979 and $328,478 for the years ended December 31, 2009 and 2008, respectively. These factors, among others, raise substantial doubt about our ability to continue as a going concern. If we are unable to generate profits and are unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

As of December 31, 2009 the accumulated deficit attributable to CEO stock awards valued according to GAAP totals $2,558,535 since inception. As of December 31, 2009 the accumulated deficit attributable to CEO compensation is $656,310 in deferred compensation.  This reflects the total amounts unpaid as per the management agreement with The PAN Network dating back to January 2006, less any amounts actually paid or forgiven since 2006.  These totals are non-cash expenses which are included in the accumulated deficit since inception.  Actual CEO compensation paid in cash since 2006 has totaled $113,882, consisting of $10,000 in 2006, $50,764 in 2007, $23,139 in 2008, and $29,979 in 2009.  These cash expenditures are also included in the accumulated deficit.

The ongoing execution of our business plan is expected to result in operating losses over the next twelve months. Management believes it  will need to raise capital through stock issuances in order to have enough cash to maintain its operations for the next twelve months. There are no assurances that we will be successful in achieving our goals of obtaining cash through stock issuances or increasing revenues and reaching profitability.

In view of these conditions, our ability to continue as a going concern is dependent upon our ability to meet its financing requirements, and to ultimately achieve profitable operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that may be necessary in the event we cannot continue as a going concern.

Generative Business Model

The Company’s business plan is based on the Generative Business Model, which we believe is designed to generate a steady stream of revenue before any property is ever developed into a commercial mining operation.

The Generative Business Model comprises the following steps:

1.	Targeting and acquiring properties with good historical assays.

2.
Identifying potential partners for the development of each of the Company’s properties and entering into joint-venture or option agreements.  In most cases, the partner is another mining company whose shares trade on a public exchange.

3.
The initial agreement usually comprises a small non-refundable cash payment in advance and a significant number of shares in the stock of the partner or acquiring company.  Cash and shares increase in staged payments on the anniversary date of the agreement.  In the case of an option agreement, the Company will retain a Net Smelter Royalty with a buyout provision should the property be the site of a major discovery and/or developed into a commercially-operating mine.  In the case of a joint-venture, we retain a percentage of ownership, typically 50%, in the event the partner satisfies all the terms of the contract to completion.

4.	The partner or acquiring company also must commit to a specific work program over a period of several years to develop the property, often involving a commitment of several million dollars.

5.
We believe these work programs enable us to maintain our properties for little or no cost, as the annual maintenance fees due to the government are offset by the amount of money spent on property exploration and development paid for by our partners.  Any surplus of expenditures beyond what is due to maintain the properties can then be applied as “portable assessment credits” towards the maintenance of other Company properties that are not yet producing revenue but which have good prospects of doing so in the future.

6.
If at anytime the partner defaults on the work agreement or does not make staged cash or stock payments by the anniversary date, the property then reverts back to us,  which then leaves us free to find another partner and begin the process all over again.

Material Agreements

The Company presently has two joint-ventures under contract.

The Fawn Property is currently under a joint-venture agreement with Silver Quest Resources Ltd (TSX-V: SQI) (“Silver Quest”).  Silver Quest may acquire a 75% interest in the Fawn property by making aggregate cash payments of $100,000, issuing 150,000 shares, and incurring $1,500,000 in exploration expenditures over four years. Of the aggregate payments and commitments due, $25,000 in cash and 50,000 shares are due upon receipt of regulatory acceptance by the TSX Venture Exchange (now effective), and $250,000 in exploration expenditures must be expended in the first 12 months.  Upon completion of all of the terms of the agreement whereby Silver Quest acquires a 75% interest, a 75/25 joint-venture will be formed.  If subsequent to the formation of the joint-venture the interest of either party is reduced by dilution to less than 10%, such party's interest will automatically be converted to a 2% net smelter return royalty (NSR). The other party may then purchase one half of the NSR at any time up to 90 days following the commencement of commercial production for $1,500,000.  Subsequent to the signing of the contract, the Company elected to receive the stock component of the consideration paid in cash instead of shares of Silver Quest.  The net cash received from Silver Quest in 2009 was $35,780 USD

The Coronation Gold Property is currently under a joint-venture agreement with Lincoln Resources Inc. (“Lincoln”), a private Nevada corporation.  The agreement calls for Lincoln to commit up to $1.5 million CDN over three years for exploration expenses, developmental drilling, and surface ore recovery, with a minimum expenditure of $250,000 during the first year.  Upon completion of the work program and fulfillment of all the terms of the agreement, North Bay and Lincoln will each own 50% of the Coronation Gold Property, and will equally share any and all net revenue, including any near-term profits generated from surface ore recovery operations.  It is expected that a portion of any profits will be re-invested in ongoing development work on the Coronation’s underground resources.  In addition, North Bay has received an initial cash payment of $12,500 CDN from Lincoln, less a $2,500 CDN finders fee paid to an independent third party.

The Company has not issued nor will it issue any of its own stock in connection with either of  these agreements, and to the best of our knowledge neither Silver Quest nor Lincoln own any shares of the Company.  The Company does not receive any funds directly with regard to contractual work commitments, and relies on each JV partner to make the agreed expenditures independently and on its own schedule during the course of the work programs.  To date, the Company has not received any notification that the work programs have commenced.

Properties

Below is a description of the properties (or mining/mineral rights) currently owned by the Company which are currently under contract for exploration and development with joint-venture partners, previously under contract with joint-venture partners, or else prospective for future joint-ventures. Unless otherwise noted, all dollar amounts related to claim fees paid to the Province of British Columbia are in Canadian dollars (CDN).

The Fawn Property is situated on the Nechako Plateau of central British Columbia, approximately 120 kilometres southwest of Vanderhoof and 180 kilometres west of Quesnel.  The property covers 407 hectares (1,005 acres).  It includes the Buck claims 6 kilometres to the east, and the Malaput E-W claims 3 kilometres to the southeast.

The Company owns a 100% undivided interest in the mineral rights underlying the property, the surface of which is owned by the Province of British Columbia, also known as Crown Land. Our registered claims convey to us the mineral rights for mining-related purposes only, and while our rights allow us to use the surface of a mineral claim for mining and exploration activities, our claims do not convey any residential or recreational rights to the Company.  The property is without known reserves, and is exploratory in nature.

The Fawn Property was acquired by the direct staking of claims by the Company and payment of the required registration fees to the Province of British Columbia.  The registration fees for the Fawn claims were $163, determined by the statutory fee of $0.40 per hectare for a mineral claim.  The initial term of any claim staked in British Columbia is one year.  This term may be extended for up to 10 years at a time by filing a statement of work showing minimum expenditures on a mineral claim of $4 per hectare per year for the first 3 years, and $8 per hectare per year for each year thereafter, plus a registration fee of $0.40 per hectare. Based on this formula, the minimum annual work commitment required to maintain the Fawn property in good standing is currently $1,791.  In the event no work is performed by the anniversary date of each claim, the claims may be extended for up to one year at a time by paying the work commitment as a fee to the Province of British Columbia, which is referred to as Cash In Lieu Of Work (“CIL fee”).

Title to the property is conveyed by tenure number registered with British Columbia, the specifics of which are shown in the following table and claims map.

Tenure Number	Type	Claim Name	Good Until	Area (ha)
598000	Mineral	BUCK	20110126	38.74
606724	Mineral	FAWN	20100627	174.2886
606728	Mineral	MALAPUT E-W	20100627	96.8958
617183	Mineral	BUCK 2	20100810	96.8601
Total Area: 406.7845 ha

# FAWN-BUCK CLAIMS

FAWN
BUCK
606724
617183
596000
607195
606728
501527
625623
642565
642583
643109
643108
643107
643106
643103
643104
625583
625603
644323
644285
644283
644244
644303
645064
645065
645066
645483
645484
694293
694295
705132
705131
705129
93F.025
93F.015
PIT
0
850
1700 m.
Map center: 53° 11' 17" N, 125° 6' 12" W
Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vernon
Vancouver
Victoria
Trail
Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
National Parks
Conservancy Areas
Parks
MTO Grid (MTO)
Blocked by MEM
Other
Mineral Tenure (current)
Mineral Claim
Mineral Lease
Mineral Reserves (current)
Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
Others
Survey Parcels
BCGS Grid
Contours (1:250K)
Contour - Index
Contour - Intermediate
Areas of Exclusion
Areas of Indefinite Contours
Transportation - Points (TRIM)
Scale: 1:48,291

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: THE AREA IN YELLOW SHOWS THE CLAIMS THAT COMPRISE THE SILVER QUEST JOINT-VENTURE ARE SHOWN IN YELLOW. MAP IS CURRENT AS OF MAY 28, 2010.

As documented in British Columbia government records (MINFILE), previous exploration by prior claim holders on the Fawn Property has consisted of soil geochemistry, magnetometric surveys, trenching and limited drilling. A total of 2,469 metres of drilling in 13 holes has been completed on the property with the best assays reported of 1.08 grams per tonne gold and 23.3 grams per tonne silver over 10.2 metres (Source: MINFILE 093F 043).

On the Buck claims, previous exploration consisting primarily of soil geochem and geophysics has outlined a 3,500 metre long silver-lead-zinc anomaly.  A primary area of interest is known as the Christmas Cake showing, where a 45 centimetre chip sample has assayed 542 grams per tonne silver, 7.38% zinc, and 2.25% lead  (Source: MINFILE 093F 050).

The Fawn Property is currently under a joint-venture agreement with Silver Quest Resources Ltd (TSX-V: SQI) (“Silver Quest”).  Silver Quest may acquire a 75% interest in the Fawn property by making aggregate cash payments of $100,000, issuing 150,000 shares, and incurring $1,500,000 in exploration expenditures over four years. Of the aggregate payments and commitments due, $25,000 in cash and 50,000 shares are due upon receipt of regulatory acceptance by the TSX Venture Exchange (now effective), and $250,000 in exploration expenditures must be expended in the first 12 months.  Upon completion of all of the terms of the agreement whereby Silver Quest acquires a 75% interest, a 75/25 joint-venture will be formed.  If subsequent to the formation of the joint-venture the interest of either party is reduced by dilution to less than 10%, such party's interest will automatically be converted to a 2% net smelter return royalty (NSR). The other party may then purchase one half of the NSR at any time up to 90 days following the commencement of commercial production for $1,500,000.   Prior to the signing of the Silver Quest JV agreement, the Fawn Property was unencumbered by any underlying agreements or royalties.  Subsequent to the signing of the contract, the Company elected to receive the stock component of the consideration paid in cash instead of shares of Silver Quest.  The net cash received from Silver Quest in 2009 was $35,780 USD.  All dollar amounts unless otherwise noted are in Canadian dollars.  The Company has not issued nor will it issue any of its own stock in connection with this joint-venture agreement, and to the best of our knowledge Silver Quest does not own any shares of the Company.

As per the joint-venture agreement currently in effect, Silver Quest has been designated as the property operator, and is solely responsible for all planning, budgeting, and expenditures related to ongoing exploration of the Fawn Property.  The Company does not receive any funds directly with regard to contractual work commitments, and relies on Silver Quest to make the agreed expenditures independently.  Silver Quest has announced that a program of detailed sampling, geophysics and drilling is planned for the 2010 field season to further define these zones of mineralization, but no details of the program have been announced as of yet.

Coronation Gold is located near Memphis Creek, 6 kilometres northeast of Slocan in southeastern British Columbia.  The property covers 125 hectares (309 acres) and includes four past-producing mines; the Colorado, the Homestake, the V&M, and the Senator mines.

The Company owns a 100% undivided interest in the mineral rights underlying the property, the surface of which is owned by the Province of British Columbia, also known as Crown Land. Our registered claims convey to us the mineral rights for mining-related purposes only, and while our rights allow us to use the surface of a mineral claim for mining and exploration activities, our claims do not convey any residential or recreational rights to the Company.  The property is without known reserves, and is exploratory in nature.

The Coronation Property was acquired by the direct staking of claims by the Company and payment of the required registration fees to the Province of British Columbia.  The registration fees for the Coronation claims were $50, determined by the statutory fee of $0.40 per hectare for a mineral claim.  The initial term of any claim staked in British Columbia is one year.  This term may be extended for up to 10 years at a time by filing a statement of work showing minimum expenditures on a mineral claim of $4 per hectare per year for the first 3 years, and $8 per hectare per year for each year thereafter, plus a registration fee of $0.40 per hectare.  Based on this formula, the minimum annual work commitment required to maintain the Coronation property in good standing is currently $550.  In the event no work is performed by the anniversary date of each claim, the claims may be extended for up to one year at a time by paying the work commitment as a fee to the Province of British Columbia, which is referred to as Cash In Lieu Of Work (“CIL fee”).

Title to the property is conveyed by tenure number registered with British Columbia, the specifics of which are shown in the following table and claims map.

Tenure Number	Type	Claim Name	Good Until	Area (ha)
544562	Mineral	COLORADO	20101028	20.8462
564792	Mineral		20101028	20.8463
603844	Mineral	CORONATION 2	20100825	20.8444
603845	Mineral	CORONATION 3	20100825	41.6959
605428	Mineral	CORONATION 4	20101102	20.8463
Total Area: 125.0791 ha

# CORONATION GOLD

DL 5558, HAPPY MEDIUM MC
DL 5559, INTERNATIONAL MC
766983
DL 11722
DL 14974
DL 6586, ECLIPSE NO. 2 MC
735502
648243
603844
678530
585647
DL 4261, GET THERE ELI MC
DL 4260, V. & M. MC
769943
DL 15283, HOMESTAKE MC
771842
82F 083
544562
564792
605428
DL 15282, SENATOR MC
CORONATION GOLD
RIDGE
525833
603845
773182
607060
0
225
450 m.
Map center: 49° 4? 8" N, 117° 25' 26" W

Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vernon
Vancouver
Trail
Victoria
Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
National Parks
Conservancy Areas
Parks
MTO Grid (MTO)
Blocked by MEM
Other
Mineral Tenure (current)
Mineral Claim
Mineral Lease
Mineral Reserves (current)
Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
Others
Integrated Cadastral Fabric
Survey Parcels
BCGS Grid
Contours (TRIM)
Contour - Index
Contour - Index.Indefinite
Contour - Index.Depression
Contour - Index.Depression Indefinite
Scale: 1:12,926

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: CORONATION GOLD PROPERTY AS OF MAY 24, 2010. CLAIMS ARE HILIGHTED IN YELLOW.

British Columbia government records show that the primary mineralization on the Coronation claims consists of gold, silver, zinc, and lead.  Past-production records on file in British Columbia for the Colorado, Homestake, V&M, and Senator mines are as follows:

Colorado:  Intermittent mining for the periods 1904 to 1915 and 1967 to 1969 produced a total of 67 tonnes, yielding 2188 grams per tonne silver, 2.5 per cent lead, and 5.6 per cent zinc (Source: BC MINFILE 082FNW161).

Homestake: At the Homestake (formerly known as the Hamilton), intermittent production from 1903 to 1915 totaled 33 tonnes of ore, yielding 115,299 grams of silver, 93 grams of gold and 1921 kilograms of lead. Production as the Homestake from 1968 to 1971 totaled 330 tonnes, yielding 861,491 grams of silver, 7370 grams of gold, 440 kilograms of lead and 503 kilograms of zinc (Source: BC MINFILE 082FNW213).

V&M: At the V&M mine, which includes the Get There Eli vein, 11 tonnes ore shipped in 1901 is documented as yielding 124 grams of gold and 21,554 grams of silver.  Production of about 9 tonnes of ore in 1938 from the Get There Eli yielded 124 grams of gold and 15,925 grams of silver. 3 tonnes of ore mined in 1955 from the V&M yielded 93 grams of gold, 12,338 grams of silver, 23 kilograms of lead and 8 kilograms of zinc.  In 1988, Yukon Minerals Corporation conducted soil and rock sampling, and geological mapping in the area. A sample from the Get-There-Eli adit assayed 16.8 grams per tonne gold and 549 grams per tonne silver over 0.5 metre on a quartz-pyrite vein (Source: BC MINFILE 082FNW191)

Senator:  The Senator mine, which includes the Midnight vein, produced 20 tonnes of ore in 1906 and 1907, yielding 43,420 grams of silver and 436 grams of gold. In 1939 and 1940, production totaled 13 tonnes of ore, yielding 187 grams of gold and 17,947 grams of silver.  In 1988, Yukon Minerals Corporation conducted soil and rock sampling, and geological mapping in the area. A sample from the Senator adit assayed 6.1 grams per tonne gold and 1080 grams per tonne silver over 0.3 metre on a quartz-pyrite vein (Source: BC MINFILE 082FNW164).

The Coronation is currently under a joint-venture agreement with Lincoln Resources Inc. (“Lincoln”), a private Nevada corporation.  The agreement calls for Lincoln to commit up to $1.5 million over three years for exploration expenses, developmental drilling, and surface ore recovery, with a minimum expenditure of $250,000 during the first year.  Upon completion of the work program and fulfillment of all the terms of the agreement, North Bay and Lincoln will each own 50% of the Coronation Gold Property, and will equally share any and all net revenue, including any near-term profits generated from surface ore recovery operations.  It is expected that a portion of any profits will be re-invested in ongoing development work on the Coronation’s underground resources.  In addition, North Bay has received an initial cash payment of $12,500 from Lincoln, less a $2,500 finder’s fee paid to an independent third party.  All dollar amounts unless otherwise noted are in Canadian dollars.  Prior to the signing of the agreement, the Coronation Property was unencumbered by any underlying agreements or royalties.  The Company has not issued nor will it issue any of its own stock in connection with this joint-venture agreement, and to the best of our knowledge Lincoln does not own any shares of the Company.

As per the joint-venture agreement currently in effect, Lincoln has been designated as the property operator, and is solely responsible for all planning, budgeting, and expenditures related to ongoing exploration of the Coronation Property.  Other than re-imbursement of any outlays for claim maintenance fees to British Columbia, the Company does not receive any funds directly with regard to contractual work commitments, and relies on Lincoln to make the agreed expenditures independently.  Lincoln has not yet announced their plans for the 2010 field season.

Fraser River Platinum Property is located along the Fraser River, 3 kilometres northwest of the village of Lytton in south-central British Columbia. The property covers 248 hectares (610 acres) on both sides of an area known as the Van Winkle Bar.  As documented in British Columbia Open File 1986-7 and BC MINFILE 092ISW078, platinum and iridium are known to occur in the black sands of Van Winkle Bar.

The Company owns a 100% undivided interest in the placer rights underlying the property, the surface of which is owned by the Province of British Columbia, also known as Crown Land. Our registered claims convey to us the placer rights for mining-related purposes only, and while our rights allow us to use the surface of a placer claim for mining and exploration activities, our claims do not convey any residential or recreational rights to the Company.  The property is without known reserves, and is exploratory in nature.

The Fraser River Property was acquired by the direct staking of claims by the Company and payment of the required registration fees to the Province of British Columbia.  The registration fees for the Fraser River placer claims were $496, determined by the statutory fee of $2.00 per hectare for a placer claim.  The initial term of any claim staked in British Columbia is one year.  This term may be extended for up to 10 years at a time by filing a statement of work showing minimum expenditures on a placer claim of $10 per hectare per year, plus a registration fee of $2.00 per hectare.  Based on this formula, the minimum annual work commitment required to maintain the Fraser River property in good standing is currently $2,976.  In the event no work is performed by the anniversary date of each claim, the claims may be extended for up to one year at a time by paying the work commitment as a fee to the Province of British Columbia, which is referred to as Cash In Lieu Of Work (“CIL fee”).  The Company is currently responsible for the payment of all fees required to maintain this property in good standing.

Title to the property is conveyed by tenure number registered with British Columbia, as shown in the following table and claims map.

Tenure Number	Type	Claim Name	Good Until	Area (ha)
545980	Placer	VAN WINKLE BAR	20110308	41.3083
572387	Placer	RIP 7	20110308	20.6604
575009	Placer	VAN WINKLE 2	20110308	41.3154
575011	Placer	VAN WINKLE N	20110308	144.5478
Total Area: 247.8319 ha

# FRASER RIVER PLATINUM

HALHALAEDEN 14
HALHALAEDEN 14A
INKLUCKCHEEN 21B
STRYEN 9
LYTTON 21A
BCB 97027
LYTTON 9B
2009 Work Program
INKLUCKCHEEN 21
Van Winkle Bar
NUUAUTIN 2B
KLEETLEKUT 22
TANK
NUUAUTIN 2
KLEETLEKUT 22A
NUUAUTIN 2A
NOHOMEEN 23
TUCKOZAP 24
LYTTON 27B
PAPYUM GRAVEYARD 27
BCC 05039
349115
575011
575009
572387
572354
520750
PIT
Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vancouver
Victoria
Trail
Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
National Parks
Conservancy Areas
Parks
Placer Tenure (current)
Placer Claim
Placer Lease
Placer Reserves (current)
Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
Others
MTO Grid (MTO)
Blocked by MEM
Other
Survey Parcels
BCGS Grid
Contours (1:250K)
Contour - Index
Contour - Intermediate
Areaof Exclusion
Areaof Indefinite Contours
Annotation (1:20K)
Scale: 1:36,955
0
650
1300 m.

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: FRASER RIVER PLATINUM AS OF MAY 27, 2010. CLAIMS ARE HILIGHTED IN YELLOW.

In February 2009, the Company through our prospective JV partner, Mr. Bill Morgan, discovered visible gold during the first phase of test excavations 400 metres northwest of the Van Winkle Bar along an old river channel. Prior to this there were no substantive indications of gold mineralization in the Fraser River deposit.

Three samples of concentrate weighing 0.25 kilograms each were collected and sent to Acme Analytical Laboratories Ltd. in Vancouver, BC for analysis.  Acme Analytical Laboratories Ltd., an ISO 9001:2000 company, follows a strict regime of internal Quality Assurance/Quality Control (QA/QC) protocols, including blanks, duplicates, and standard reference materials inserted in the sequences of client samples to provide a measure of background noise, accuracy and precision.  The assay results showed the samples averaged 564 grams per tonne gold and 4.45 grams per tonne platinum, as per the following table:

ACME ANALYTICAL LABORATORIES LTD.
Date	8-April-09
Job Number:	VAN09000829
Number of Samples:	3
Project:	Van Winkle
Received:	16-Mar-09

	Method	G6	G6	G6
	Analyte	Au	Pt	Pd
	Unit	GM/T	GM/T	GM/T
	MDL	0.17	0.01	0.01
Sample	Type
VW-1	Sand	620.21	3.59	0.03
VW-2	Sand	541.74	4.37	0.04
VW-3	Sand	530.42	5.38	0.03
Average		564.12	4.45	0.03

Subsequent to the completion of the initial test phase, an outreach to the local Lytton First Nations council was rebuffed. Mr. Morgan subsequently withdrew from the project, and further work was suspended.  Any further work is contingent on the approval of the Lytton First Nations by way of treaty agreements with the Province of British Columbia.  The Company has no plans at the present time to continue exploring the property independently, and intends to engage a joint-venture partner with local ties to the Lytton First Nations to fund and operate the project.  There is no guarantee the Company will be successful in this effort.

The Silver Leaf Property is located near Speculator Creek, 8 kilometres east-northeast of Slocan in southeastern British Columbia, and covers 2,586 hectares (6,387 acres).

With the exception of patented claims known as Crown Grants shown on the map below, the Company owns a 100% undivided interest in the mineral rights underlying the property, the surface of which is owned by the Province of British Columbia.  Our registered claims convey to us the mineral rights for mining-related purposes only, and while our rights allow us to use the surface of a mineral claim for mining and exploration activities, our claims do not convey any residential or recreational rights to the Company.  The property is without known reserves, and is exploratory in nature.

The Silver Leaf Property was acquired by the direct staking of claims by the Company and payment of the required registration fees to the Province of British Columbia.  The registration fees for the Silver Leaf claims were $1,034, determined by the statutory fee of $0.40 per hectare for a mineral claim.  The initial term of any claim staked in British Columbia is one year.  This term may be extended for up to 10 years at a time by filing a statement of work showing minimum expenditures on a mineral claim of $4 per hectare per year for the first 3 years, and $8 per hectare per year for each year thereafter, plus a registration fee of $0.40 per hectare.  Based on this formula, the minimum annual work commitment required to maintain the Silver Leaf property in good standing is currently $11,378.  In the event no work is performed by the anniversary date of each claim, the claims may be extended for up to one year at a time by paying the work commitment as a fee to the Province of British Columbia, which is referred to as Cash In Lieu Of Work (“CIL fee”).  The Company is currently responsible for the payment of all fees required to maintain this property in good standing.

Title to the property is conveyed by tenure number registered with British Columbia, the specifics of which are shown in the following table and claims map.  Note that the green areas on the claims map are patented claims (Crown Grants) that are owned by other parties and not part of the property.

Tenure Number	Type	Claim Name	Good Until	Area (ha)
541746	Mineral	RIVERSIDE SILVER	20101102	41.7056
560552	Mineral	SLOCAN PRINCE 1	20101102	20.8601
574592	Mineral	SLOCAN PRINCE	20101102	20.8635
574625	Mineral	SILVER LEAF	20100825	291.9929
578836	Mineral	SILVER LEAF 2	20100826	125.0693
602083	Mineral	SILVER LEAF E	20101102	20.8582
602084	Mineral	SILVER LEAF S	20101102	20.8619
602255	Mineral	SILVER LEAF N	20100825	20.8404
602265	Mineral	SILVER LEAF FRAC	20101102	62.5854
602349	Mineral	SLOCAN PRINCE N	20101102	20.8618
602613	Mineral	SLOCAN PRINCE S	20100914	20.8635
603455	Mineral	SILVER LEAF N2	20100727	83.4148
616423	Mineral	SILVER LEAF W	20100809	62.566
616443	Mineral	SILVER LEAF 3	20100809	41.7095
672843	Mineral	SILVER LEAF NE2	20101123	62.5227
673083	Mineral	SILVER LEAF NE	20101123	20.8421
742123	Mineral	SILVER LEAF EAST	20110407	333.7059
742182	Mineral	SILVER LEAF SOUTH	20110407	166.9052
743142	Mineral	SILVER LEAF NORTH	20110408	479.4561
744624	Mineral	SLOCAN PRINCE NORTH	20110410	250.3299
748882	Mineral	SLOCAN PRINCE SOUTH	20110415	354.7098
751085	Mineral	SILVER LEAF NW	20110417	62.559
Total Area: 2586.0836 ha

SILVER LEAF
WESTMONT
DUMAC
RIVERSIDE
HAMPTON
SILVER LEAF
SLOCAN PRINCE
Fort St. John
Terrace
Quesnel
Williams Lake
Vancouver
Victoria
Trail
Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
National Parks
Conservancy Areas
Parks
MTO Grid (MTO)
Blocked by MEM
Other
Mineral Tenure (current)
Mineral Claim
Mineral Lease
Mineral Reserves (current)
Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
Others
Survey Parcels
BCGS Grid
Contours (1:250K)
Contour - Index
Contour - Intermediate
Area of Exclusion
Area of Indefinite Contours
Transportation - Points (TRIM)
Scale: 1:56,618
0
1000
2000 m.
Map center: 49° 47' 56" N, 117° 19' 56" W

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: SILVER LEAF CLAIMS ARE HILIGHTED IN YELLOW. AREAS IN GREEN ARE PATENTED CLAIMS THAT ARE NOT PART OF THE PROPERTY. MAP IS CURRENT AS OF MAY 27, 2010.

The property is known to contain silver, lead, and zinc mineralization as evidenced from the production records from several past-producing mines on the property, notably the Hampton, Riverside, and Slocan Prince mines.

Production records at the Hampton mine show that intermittent production from 1900 to 1940 amounted to a total of 90 tonnes of ore grading 16,817 grams per tonne silver, 2 per cent lead and ancillary zinc (Source: MINFILE 082FNW143).

Production records at the Riverside mine show that in the period 1935 to 1937, production totaled 18 tonnes, yielding 27,619 grams of silver, 453 kilograms of lead and 419 kilograms of zinc (Source: MINFILE 082FNW144).

Production records at the Slocan Prince mine show total ore production up to 1970 amounted to 1,906 tonnes containing 7,045,304 grams of silver, 128,781 kilograms of lead and 11,852 kilograms of zinc (Source: MINFILE 082FNW140).

In 2008, the Company entered into a joint-venture agreement with Hidalgo Mining International Inc. ("Hidalgo") to explore and develop the Silver Leaf Property.  Terms of the agreement called for Hidalgo to commit up to $1.25 million USD over three years for developmental drilling and surface ore recovery, and to make an initial payment to North Bay of $50,000 USD.  In lieu of cash, the Company agreed to accept payment as 6,329,114 shares of HMIT stock.  Hidalgo was also committed to maintain the claims in good standing by applying any work expenditures towards the claims, or else pay the required British Columbia Cash-in-Lieu fees.  In October 2009, Hidalgo informed the Company that it could not meet its commitments, and the joint-venture was terminated.  .  The Company has not issued any of its own stock in connection with this joint-venture, and to the best of our knowledge Hidalgo does not own any shares of the Company.

The Company has no plans at the present time to explore the property independently, and intends to engage a new joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

The Gold Hill Project is located due west of the village of Salmo in southeastern British Columbia, and covers 2,932 hectares (7,242 acres).

With the exception of patented claims known as Crown Grants shown on the map below, the Company owns a 100% undivided interest in the mineral rights underlying the property, the surface of which is owned by the Province of British Columbia, also known as Crown Land. Our registered claims convey to us the mineral rights for mining-related purposes only, and while our rights allow us to use the surface of a mineral claim for mining and exploration activities, our claims do not convey any residential or recreational rights to the Company.  The property is without known reserves, and is exploratory in nature.

The Gold Hill Property was acquired by the direct staking of claims by the Company and payment of the required registration fees to the Province of British Columbia.  The registration fees for the Gold Hill claims were $1,173, determined by the statutory fee of $0.40 per hectare for a mineral claim.  The initial term of any claim staked in British Columbia is one year.  This term may be extended for up to 10 years at a time by filing a statement of work showing minimum expenditures on a mineral claim of $4 per hectare per year for the first 3 years, and $8 per hectare per year for each year thereafter, plus a registration fee of $0.40 per hectare.  Based on this formula, the minimum annual work commitment required to maintain the Gold Hill property in good standing is currently $12,901.  In the event no work is performed by the anniversary date of each claim, the claims may be extended for up to one year at a time by paying the work commitment as a fee to the Province of British Columbia, which is referred to as Cash In Lieu Of Work (“CIL fee”).  The Company is currently responsible for the payment of all fees required to maintain this property in good standing.

Title to the property is conveyed by tenure number registered with British Columbia, the specifics of which are shown in the following table and claims map.  Note that the green areas on the claims map are patented claims (Crown Grants) that are owned by other parties and not part of the property.

Tenure Number	Type	Claim Name	Good Until	Area (ha)
574370	Mineral	GOLD HILL	20100825	337.4812
574627	Mineral	GOLD HILL 2	20100826	63.2959
597602	Mineral	GH 3	20100826	21.0967
600780	Mineral	GOLD HILL 3	20100826	168.6945
602044	Mineral	GOLD HILL NE	20110405	42.1859
602125	Mineral	GOLD HILL SE	20100825	42.2185
604443	Mineral	GOLD HILL 4	20100825	42.1911
608079	Mineral	GOLD HILL 5	20100716	527.6841
700563	Mineral	GOLD HILL W	20110116	274.2599
740702	Mineral	GOLD HILL SE	20110405	464.2591
741302	Mineral	GOLD HILL NE	20110406	485.049
745582	Mineral	GOLD HILL N	20110412	189.7287
753182	Mineral	GOLD HILL S	20110420	126.6075
773282	Mineral	GOLD HILL CGS	20110514	105.4859
777482	Mineral	GOLD HILL CGS 2	20110521	42.1909
Total Area: 2932.4289 ha

# GOLD HILL PROJECT

GOLD HILL MINE
745582
741302
600780
574370
577482
604643
773282
597602
574627
753132
740702
697266
600079
692125
540839
82F.024
82F.014
82F.025
82F.015
550225
550232
549676
559319
559320
559318
559317
700563
387228
604405
604908
507061
507062
507064
597523
597822
530486
604689
548487
548464
393590
393591
387885
232635
232699
670044
705042
699983
526150
704888
704889
551388
328708
380602
Map center: 49° 13' 22" N, 117° 16'
0
1250
2500 m.

Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vancouver
Victoria

Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
National Parks
Conservancy Areas
Parks
MTO Grid (MTO)
Blocked by MEM
Other
Mineral Tenure (current)
Mineral Claim
Mineral Lease
Mineral Reserves (current)
Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
Others
Survey Parcels
BCGS Grid
Contours (1:250K)
Contour - Index
Contour - Intermediate
Areas of Exclusion
Areas of Indefinite Contours
Transportation - Points (TRIM)
Scale: 1:71,507

This map is a user generated static output from an internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: GOLD HILL CLAIMS ARE HILIGHTED IN YELLOW. AREAS IN GREEN ARE PATENTED CLAIMS THAT ARE NOT PART OF THE PROPERTY. MAP IS CURRENT AS OF MAY 27, 2010.

The property is known to contain gold and silver mineralization as evidenced from the production records from the past-producing Gold Hill mine.  Production records at the Gold Hill mine show a total of 19 tonnes of ore were mined in 1932, 1934, and 1942 from which 560 grams of gold and 1,027 grams of silver were recovered (Source: MINFILE 082FSW204).

In 2008, the Company entered into a joint-venture agreement with Hidalgo Mining International Inc. ("Hidalgo") to explore and develop the Gold Hill Project.  Terms of the agreement called for Hidalgo to commit up to $1.25 million USD over three years for developmental drilling and surface ore recovery. and to make an initial payment to North Bay of $50,000 USD.  In lieu of cash, the Company agreed to accept payment as 3,546,100 shares of HMIT stock.  Hidalgo was also committed to maintain the claims in good standing by applying any work expenditures towards the claims, or else pay the required British Columbia Cash-in-Lieu fees.  In October 2009, Hidalgo informed the Company that it could not meet its commitments, and the joint-venture was terminated.  The Company has not issued any of its own stock in connection with this joint-venture, and to the best of our knowledge Hidalgo does not own any shares of the Company.

The Company has no plans at the present time to explore the property independently, and intends to engage a new joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

Bouleau Creek Gold is a road-accessible property covering 950 hectares (2,347 acres) and is located 26 kilometres west of Vernon in southeastern British Columbia.

The Company owns a 100% undivided interest in the mineral rights underlying the property, the surface of which is owned by the Province of British Columbia, also known as Crown Land. Our registered claims convey to us the mineral rights for mining-related purposes only, and while our rights allow us to use the surface of a mineral claim for mining and exploration activities, our claims do not convey any residential or recreational rights to the Company.  The property is without known reserves, and is exploratory in nature.

With the exception of tenures 578838 and 579151, the Bouleau Creek Property was acquired by the direct staking of claims by the Company and payment of the required registration fees to the Province of British Columbia. Tenures 578838 and 579151 were gifted to the Company by Speebo, Inc., a private company controlled by our Chief Executive Officer, Perry Leopold. The registration fees for the Bouleau Creek claims were $364, determined by the statutory fee of $0.40 per hectare for a mineral claim.  The initial term of any claim staked in British Columbia is one year.  This term may be extended for up to 10 years at a time by filing a statement of work showing minimum expenditures on a mineral claim of $4 per hectare per year for the first 3 years, and $8 per hectare per year for each year thereafter, plus a registration fee of $0.40 per hectare.  Based on this formula, the minimum annual work commitment required to maintain the Bouleau Creek property in good standing is currently $4,180.  In the event no work is performed by the anniversary date of each claim, the claims may be extended for up to one year at a time by paying the work commitment as a fee to the Province of British Columbia, which is referred to as Cash In Lieu Of Work (“CIL fee”).  The Company is currently responsible for the payment of all fees required to maintain this property in good standing.

Title to the property is conveyed by tenure number registered with British Columbia, as shown in the following table and claims map.

Tenure Number	Type	Claim Name	Good Until	Area (ha)
578838	Mineral	BOULEAU	20110320	20.6586
579151	Mineral	SIWASH	20110327	20.6461
601505	Mineral	BOULEAU 2	20100825	41.3046
733522	Mineral	BOULEAU CK	20110324	433.7778
737043	Mineral	BOULEAU N	20110330	371.657
739282	Mineral	SIWASH 2	20110402	61.9346
Total Area: 949.9787 ha

# BOULEAU CREEK GOLD

82L.032
1606
601083
82L.033
601085
601086
606360
651583
359429
1733
509081
601720
PIT
779563
779584
359430
510487
739282
1600
651563
779602
579151
SIWASH
1400
1381
1300
737043
PIT
BCB 97068
BCB 97025
514526
221
1600
1700
601505
82L.022
82L.023
1417
1400
1000
1200
1100
1000
900
733622
1700
561342
514485
1606
517011
BOULEAU
517050
515322
562987
Abend PIT
508914
739222
259182
0
750
1500 m.
Map center: 50° 16' 14" N, 119° 37' 2" W

Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vernon
Vancouver
Trail
Victoria

Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
National Parks
Conservancy Areas
Parks
MTO Grid (MTO)
Blocked by MEM
Other
Mineral Tenure (current)
Mineral Claim
Mineral Lease
Mineral Reserves (current)
Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
Others
Survey Parcels
BCGS Grid
Contours (1:250K)
Contour - Index
Contour - Intermediate
Areaof Exclusion
Areaof Indefinite Contours
Transportation - Points (TRIM)
Scale: 1:44,237

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: BOULEAU CREEK GOLD CLAIMS ARE HILIGHTED IN YELLOW. MAP IS CURRENT AS OF MAY 27, 2010.

As documented in British Columbia MINFILE 082LSW069, Bouleau Creek features gold and silver mineralization over an area of approximately 1,000 by 600 metres. The northern portion of the property above Bouleau Creek includes the Siwash prospect, which is documented in BC MINFILE 082LSW046 as an area of gold and silver mineralization that extends over an area measuring 3,000 by 750 metres.

The Company has no plans at the present time to explore the property independently, and intends to engage a joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

The Tulameen Platinum Project covers 231 hectares (571 acres) and is located along the Tulameen River in the Cascade Mountains of southwestern British Columbia, approximately 150 kilometres northeast of Vancouver.

The Company owns a 100% undivided interest in the mineral rights underlying the property, the surface of which is owned by the Province of British Columbia, also known as Crown Land. Our registered claims convey to us the mineral rights for mining-related purposes only, and while our rights allow us to use the surface of a mineral claim for mining and exploration activities, our claims do not convey any residential or recreational rights to the Company.  The property is without known reserves, and is exploratory in nature.

The Tulameen Platinum Property was acquired by the direct staking of claims by the Company and payment of the required registration fees to the Province of British Columbia.  The registration fees for the Tulameen Platinum claims were $92, determined by the statutory fee of $0.40 per hectare for a mineral claim.  The initial term of any claim staked in British Columbia is one year.  This term may be extended for up to 10 years at a time by filing a statement of work showing minimum expenditures on a mineral claim of $4 per hectare per year for the first 3 years, and $8 per hectare per year for each year thereafter, plus a registration fee of $0.40 per hectare.  Based on this formula, the minimum annual work commitment required to maintain the Tulameen Platinum property in good standing is currently $1,016.  In the event no work is performed by the anniversary date of each claim, the claims may be extended for up to one year at a time by paying the work commitment as a fee to the Province of British Columbia, which is referred to as Cash In Lieu Of Work (“CIL fee”).  The Company is currently responsible for the payment of all fees required to maintain this property in good standing.

Title to the property is conveyed by tenure number registered with British Columbia, the specifics of which are shown in the following table and claims map.

Tenure Number	Type	Claim Name	Good Until	Area (ha)
570526	Mineral	D1	20100810	20.9696
575965	Mineral	TULAMEEN PLATINUM	20100810	125.8157
592643	Mineral	TP 2	20100810	20.966
592644	Mineral	TP 3	20100810	20.9715
593035	Mineral	TP 4	20100810	20.9732
593352	Mineral	D2	20100810	20.9713
Total Area: 230.6673 ha

# TULAMEEN PLATINUM PROJECT

Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vernon
Vancouver
Victoria
Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
National Parks
Conservancy Areas
Parks
MTO Grid (MTO)
Blocked by MEM
Other
Mineral Tenure (current)
Mineral Claim
Mineral Lease
Mineral Reserves (current)
Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
Others
Integrated Cadastral Fabric
Survey Parcels
BCGS Grid
Contours (1:250K)
Contour - Index
Contour - Intermediate
Areaof Exclusion
Areaof Indefinite Contours
Scale: 1:31,628
0 550 1100 m
Map Center: 49° 31' 44" N, 120° 53' 59" W

This map is a user generated static output from an internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: TULAMEEN PLATINUM PROJECT CLAIMS ARE HILIGHTED IN YELLOW. MAP IS CURRENT AS OF MAY 27, 2010.

As documented in BC MINFILE 092HNE128, this occurrence is hosted in the dunite-rich core of the Early Jurassic Tulameen Ultramafic Complex, a zoned Alaskan-type intrusive complex. Mineralization occurs in a serpentine breccia zone containing fragments of dunite/peridotite cemented by a matrix of serpentine. The zone is 180 metres long, up to 155 metres wide and lies mostly north of the river, on either side of the creek. .Platinum occurs in elevated values in the breccia and in the surrounding dunite/peridotite.

The Company has no plans at the present time to explore the property independently, and intends to engage a joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

The Silver Cup Ridge Property is located approximately 70 kilometres southeast of Revelstoke in southeastern British Columbia. The property covers 883 hectares (2,181 acres).

The Company owns a 100% undivided interest in the mineral rights underlying the property, the surface of which is owned by the Province of British Columbia, also known as Crown Land. Our registered claims convey to us the mineral rights for mining-related purposes only, and while our rights allow us to use the surface of a mineral claim for mining and exploration activities, our claims do not convey any residential or recreational rights to the Company.  The property is without known reserves, and is exploratory in nature.

The Silver Cup Ridge Property was acquired by the direct staking of claims by the Company and payment of the required registration fees to the Province of British Columbia.  The registration fees for the Silver Cup Ridge claims were $353, determined by the statutory fee of $0.40 per hectare for a mineral claim.  The initial term of any claim staked in British Columbia is one year.  This term may be extended for up to 10 years at a time by filing a statement of work showing minimum expenditures on a mineral claim of $4 per hectare per year for the first 3 years, and $8 per hectare per year for each year thereafter, plus a registration fee of $0.40 per hectare.  Based on this formula, the minimum annual work commitment required to maintain the Silver Cup Ridge property in good standing is currently $3,885.  In the event no work is performed by the anniversary date of each claim, the claims may be extended for up to one year at a time by paying the work commitment as a fee to the Province of British Columbia, which is referred to as Cash In Lieu Of Work (“CIL fee”).  The Company is currently responsible for the payment of all fees required to maintain this property in good standing.

Title to the property is conveyed by tenure number registered with British Columbia, the specifics of which are shown in the following table and claims map.

Tenure Number	Type	Claim Name	Good Until	Area (ha)
575118	Mineral	SILVER CUP	20100825	184.7238
575354	Mineral	GOLDEN CROWN	20100825	143.7353
593477	Mineral	SC 3	20100812	20.5242
730802	Mineral	SC 4	20110319	20.5277
731282	Mineral	SC 5	20110320	41.0465
743944	Mineral	SILVER CUP 2	20110409	307.952
748222	Mineral	SC 2FR	20110414	20.5306
751862	Mineral	SC 6	20110418	41.0451
751882	Mineral	SC 7	20110418	102.575
Total Area: 882.6602 ha

# SILVER CUP RIDGE

FAYS PEAK
SKYLINE
GOLDEN CROWN
SCREE
RIDGE
751882
731282
593477
575118
526869
595115
525289
529892
528126
730802
748944
748222
540241
575354
693663
693543
760042
524523
554457
547125
504969
520684
530069
734782
553545
548369
734682
82K.054
Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vernon
Vancouver
Victoria
Trail
Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
National Parks
Conservancy Areas
Parks
MTO Grid (MTO)
Blocked by MEM
Other
Mineral Tenure (current)
Mineral Claim
Mineral Lease
Mineral Reserves (current)
Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
Others
Survey Parcels
BCGS Grid
Contours (1:250K)
Contour - Index
Contour - Intermediate
Area of Exclusion
Area of Indefinite Contours
Annotation (1:20K)
Scale: 1:39,800
Map center: 50° 34' 5" N, 117° 18' 55" W
-700
1400 m.

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: SILVER CUP RIDGE CLAIMS ARE HILIGHTED IN YELLOW. MAP IS CURRENT AS OF MAY 27, 2010.

As documented in BC MINFILE 092HNE128, this occurrence is hosted in the dunite-rich core of the Early Jurassic Tulameen Ultramafic Complex, a zoned Alaskan-type intrusive complex. Mineralization occurs in a serpentine breccia zone containing fragments of dunite/peridotite cemented by a matrix of serpentine. The zone is 180 metres long, up to 155 metres wide and lies mostly north of the river, on either side of the creek. .Platinum occurs in elevated values in the breccia and in the surrounding dunite/peridotite.

The Company has no plans at the present time to explore the property independently, and intends to engage a joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

The Silver Cup Ridge Property is located approximately 70 kilometres southeast of Revelstoke in southeastern British Columbia. The property covers 883 hectares (2,181 acres).

The Company owns a 100% undivided interest in the mineral rights underlying the property, the surface of which is owned by the Province of British Columbia, also known as Crown Land. Our registered claims convey to us the mineral rights for mining-related purposes only, and while our rights allow us to use the surface of a mineral claim for mining and exploration activities, our claims do not convey any residential or recreational rights to the Company.  The property is without known reserves, and is exploratory in nature.

The Silver Cup Ridge Property was acquired by the direct staking of claims by the Company and payment of the required registration fees to the Province of British Columbia.  The registration fees for the Silver Cup Ridge claims were $353, determined by the statutory fee of $0.40 per hectare for a mineral claim.  The initial term of any claim staked in British Columbia is one year.  This term may be extended for up to 10 years at a time by filing a statement of work showing minimum expenditures on a mineral claim of $4 per hectare per year for the first 3 years, and $8 per hectare per year for each year thereafter, plus a registration fee of $0.40 per hectare.  Based on this formula, the minimum annual work commitment required to maintain the Silver Cup Ridge property in good standing is currently $3,885.  In the event no work is performed by the anniversary date of each claim, the claims may be extended for up to one year at a time by paying the work commitment as a fee to the Province of British Columbia, which is referred to as Cash In Lieu Of Work (“CIL fee”).  The Company is currently responsible for the payment of all fees required to maintain this property in good standing .

Title to the property is conveyed by tenure number registered with British Columbia, the specifics of which are shown in the following table and claims map.

Tenure Number	Type	Claim Name	Good Until	Area (ha)
575118	Mineral	SILVER CUP	20100825	184.7238
575354	Mineral	GOLDEN CROWN	20100825	143.7353
593477	Mineral	SC 3	20100812	20.5242
730802	Mineral	SC 4	20110319	20.5277
731282	Mineral	SC 5	20110320	41.0465
743944	Mineral	SILVER CUP 2	20110409	307.952
748222	Mineral	SC 2FR	20110414	20.5306
751862	Mineral	SC 6	20110418	41.0451
751882	Mineral	SC 7	20110418	102.575
Total Area: 882.6602 ha

# LARDEAU CREEK

LARDEAU CREEK
82K 064
603315
575561
755862
706945
576424
577243
679944
679943
679945
679946
545539
564044
RIDGE
Fort St. John
Terrace
Quesnel
Williams Lake
Vancouver
Victoria
Trail
Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
National Parks
Conservancy Areas
Parks
MTO Grid (MTO)
Blocked by MEM
Other
Mineral Tenure (current)
Mineral Claim
Mineral Lease
Mineral Reserves (current)
Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
Others
Integrated Cadastral Fabric
Survey Parcels
BCGS Grid
Contours (1:250K)
Contour - Index
Contour - Intermediate
Area of Exclusion
Area of Indefinite Contours
Scale: 1:24,855
0
450
900 m.
Map center: 50° 37' 20" N, 117° 17' 48" W

This map is a user generated static output from an internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: LARDEAU CREEK CLAIMS ARE HILIGHTED IN YELLOW. MAP IS CURRENT AS OF MAY 27, 2010.

As documented in BC MINFILE 082KNW178 and related assessment reports, the Lardeau Creek Property features an ultramafic unit which in places hosts platinum mineralization, and a NW striking shear zone which hosts galena, sphalerite and pyrite as well as tetrahedrite.

The Company has no plans at the present time to explore the property independently, and intends to engage a joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

The Rachel Property is located approximately 17 kilometres northwest of the village Salmo in southeastern British Columbia, and covers 337 hectares (832 acres).

The Company owns a 100% undivided interest in the mineral rights underlying the property, the surface of which is owned by the Province of British Columbia, also known as Crown Land. Our registered claims convey to us the mineral rights for mining-related purposes only, and while our rights allow us to use the surface of a mineral claim for mining and exploration activities, our claims do not convey any residential or recreational rights to the Company.  The property is without known reserves, and is exploratory in nature.

The Rachel Property was acquired by the direct staking of claims by the Company and payment of the required registration fees to the Province of British Columbia.  The registration fees for the Rachel claims were $135, determined by the statutory fee of $0.40 per hectare for a mineral claim.  The initial term of any claim staked in British Columbia is one year.  This term may be extended for up to 10 years at a time by filing a statement of work showing minimum expenditures on a mineral claim of $4 per hectare per year for the first 3 years, and $8 per hectare per year for each year thereafter, plus a registration fee of $0.40 per hectare.  Based on this formula, the minimum annual work commitment required to maintain the Rachel property in good standing is currently $1,483.  In the event no work is performed by the anniversary date of each claim, the claims may be extended for up to one year at a time by paying the work commitment as a fee to the Province of British Columbia, which is referred to as Cash In Lieu Of Work (“CIL fee”).  The Company is currently responsible for the payment of all fees required to maintain this property in good standing.

Title to the property is conveyed by tenure number registered with British Columbia, the specifics of which are shown in the following table and claims map.

Tenure Number	Type	Claim Name	Good Until	Area (ha)
545488	Mineral	RACHEL	20100919	42.1387
558608	Mineral		20100919	21.0712
575560	Mineral	RACHEL 2	20100919	21.0694
705745	Mineral	RACHEL WEST	20110208	252.8589
Total Area: 337.1382 ha

# RACHEL

Fort St John
Terrace
Quesnel
Williams Lake
Revelstoke
Vernon
Vancouver
Victoria
Trail
553134
548370
RIDGE
82F.033
RIDGE
548938
548936
548937
506465
2113
2000
SUB L 25, PI X55
1900
1960
2067
575560
RACHEL
545488
RIDGE
RIDGE
OL 1236
558608
705745
82F.023
528697
529409
545524
1999
505016
RIDGE
510753
1861
0
300
600 m.
Map center: 49° 17' 24" N, 117° 28' 30" W
Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
National Parks
Conservancy Areas
Parks
MTO Grid (MTO)
Blocked by MEM
Other
Mineral Tenure (current)
Mineral Claim
Mineral Lease
Mineral Reserves (current)
Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
Others
Integrated Cadastral Fabric
Survey Parcels
BCGS Grid
Contours (TRIM)
Contour - Index
Contour - Index Indefinite
Contour - Index Depression
Contour - Index Depression Indefinite
Scale: 1:17,497

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: RACHEL CLAIMS ARE HILIGHTED IN YELLOW. MAP IS CURRENT AS OF MAY 27, 2010.

As documented in British Columbia government records, the Rachel is known to contain gold, silver and lead mineralization.  In 1980, Kimberley Gold Mines removed 14 tonnes of ore from the adit, yielding an average assay of 66.64 grams per tonne gold, 271.5 grams per tonne silver, and 9.42 per cent lead (Source: MINFILE 082FSW299).

The Company has no plans at the present time to explore the property independently, and intends to engage a joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

The Monte Cristo Property is located in a wide section of the Lillooet River Valley, approximately 31 kilometers northwest of the north end of Harrison Lake in south-central British Columbia.  It covers 332 hectares (820 acres).

The Company owns a 100% undivided interest in the placer rights underlying the property, the surface of which is owned by the Province of British Columbia, also known as Crown Land. Our registered claims convey to us the placer rights for mining-related purposes only, and while our rights allow us to use the surface of a placer claim for mining and exploration activities, our claims do not convey any residential or recreational rights to the Company.  The property is without known reserves, and is exploratory in nature.  Subsequent to the acquisition, British Columbia created a reserve that does not allow any further staking of placer claims.  However, as our claims were pre-existing, our placer rights have been grandfathered and remain valid for as long as we continue to maintain the property in good standing.  The property is also adjacent to an Indian reservation, and any exploration or development work will require the approval of the local First Nations council.

The Monte Cristo Property was acquired in August 2006 by way of purchase from a private individual.  Consideration paid was $9,750 USD cash and 130,000 shares of common stock, plus a 2% NSR.  The claims may be maintained in good standing for up to 10 years at a time by filing a statement of work with the Province of British Columbia showing minimum expenditures on each placer claim of $10 per hectare per year, plus a registration fee of $2.00 per hectare.  Based on this formula, the minimum annual work commitment required to maintain the Monte Cristo property in good standing is currently $3,984.  In the event no work is performed by the anniversary date of each claim, the claims may be extended for up to one year at a time by paying the work commitment as a fee to the Province of British Columbia, which is referred to as Cash In Lieu Of Work (“CIL fee”).  The Company is currently responsible for the payment of all fees required to maintain this property in good standing.

Title to the property is conveyed by tenure number registered with British Columbia, the specifics of which are shown in the following table and claims map.

Tenure Number	Type	Claim Name	Good Until	Area (ha)
521598	Placer	MAGDOG	20100704	124.729
524660	Placer	PLATINUM THUNDER	20100704	145.48
575230	Placer	MONTE CRISTO 2	20100706	62.3769
Total Area: 332.5859 ha

# MONTE CRISTO

Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vernon
Vancouver
Trail
Victoria
SWEETEEN 3
524660
1000697
MONTE CRISTO
329581
521596
92G.098
1001662
1003663
SKOOKUMCHUCK 4
575230
600596
1003683
SKOOKUMCHUCK 4A
MORTEEN 9
BCB 95086
115
1462
1449
811
291
381387
466
186
0 650 1300 m.
Map center: 49° 57' 16" N, 122° 25' 10" W
Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
National Parks
Conservancy Areas
Parks
Mining Lease
Placer Tenure (current)
Placer Claim
Placer Lease
Placer Reserves (current)
Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
Others
MTO Grid (MTO)
Blocked by MEM
Other
Survey Parcels
BCGS Grid
Contours (1:250K)
Contour - Index
Contour - Intermediate
Area of Exclusion
Area of Indefinite Contours
Scale: 1:37,756

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: MONTE CRISTO CLAIMS ARE HILIGHTED IN YELLOW. MAP IS CURRENT AS OF MAY 27, 2010.

As documented in BC MINFILEs 092GNE019 and 092GNE013, the mineralization of the property consists of precious metal bearing sands that cover a 400 to 800 meter wide section of the Lillooet River valley. These post-Pleistocene sands contain gold and platinum in submicron sized particles. In 1970, a 1.4 kilogram sample of sand, taken at least a meter below surface, assayed 2.47 grams per tonne gold, 4.80 grams per tonne silver, 2.77 grams per tonne platinum, and 2.71 grams per tonne palladium.

The Company has no plans at the present time to explore the property independently, and intends to engage a joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

The Connie Hill Property is located on Vancouver Island, approximately 15 kilometres northwest of Courtenay in southwestern British Columbia, and covers 1,627 hectares (4,019 acres).

The Company owns a 100% undivided interest in the mineral rights underlying the property, the surface of which is owned by the Province of British Columbia, also known as Crown Land. Our registered claims convey to us the mineral rights for mining-related purposes only, and while our rights allow us to use the surface of a mineral claim for mining and exploration activities, our claims do not convey any residential or recreational rights to the Company.  The property is without known reserves, and is exploratory in nature.

The Connie Hill Property was acquired by the direct staking of claims by the Company and payment of the required registration fees to the Province of British Columbia.  The registration fees for the Connie Hill claims were $651, determined by the statutory fee of $0.40 per hectare for a mineral claim.  The initial term of any claim staked in British Columbia is one year.  This term may be extended for up to 10 years at a time by filing a statement of work showing minimum expenditures on a mineral claim of $4 per hectare per year for the first 3 years, and $8 per hectare per year for each year thereafter, plus a registration fee of $0.40 per hectare.  Based on this formula, the minimum annual work commitment required to maintain the Connie Hill property in good standing is currently $7,159.  In the event no work is performed by the anniversary date of each claim, the claims may be extended for up to one year at a time by paying the work commitment as a fee to the Province of British Columbia, which is referred to as Cash In Lieu Of Work (“CIL fee”).  The Company is currently responsible for the payment of all fees required to maintain this property in good standing.

Title to the property is conveyed by tenure number registered with British Columbia, the specifics of which are shown in the following table and claims map.

Tenure Number	Type	Claim Name	Good Until	Area (ha)
570232	Mineral	DOVE 4	20101106	20.8632
570304	Mineral	DOVE 4A	20101106	20.865
570305	Mineral	DOVE 4B	20101106	20.8667
575353	Mineral	CONNIE HILL	20100825	208.6182
576680	Mineral	MUREX	20100825	208.6977
577200	Mineral	MT WASHINGTON	20100825	83.4895
577201	Mineral	MW 2	20100825	83.4789
577202	Mineral	MUREX 2	20100825	125.2398
579239	Mineral	DOVE	20101106	41.7143
594602	Mineral	MUREX EXT	20100825	20.8596
672024	Mineral	MUREX 3	20101120	438.0998
677103	Mineral	MW	20101201	125.1864
705942	Mineral	CONNIE 2	20110211	125.1535
706952	Mineral	MUREX FRAC	20110223	20.8651
752243	Mineral	OYSTER	20110419	83.4505
Total Area: 1627.4482 ha

# CONNIE HILL

Fort St. John
Terrace
Quesnel
Williams Lake
Vancouver
Victoria
Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
National Parks
Conservancy Areas
Parks
MTO Grid (MTO)
Blocked by MEM
Other
Mineral Tenure (current)
Mineral Claim
Mineral Lease
Mineral Reserves (current)
Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
Others
Survey Parcels
BCGS Grid
Contours (1:250K)
Contour - Index
Contour - Intermediate
Areaof Exclusion
Areaof Indefinite Contours
Transportation - Points (TRIM)
Scale: 1:52,716
CONNIE HILL
OYSTER
MUREX
677083
677104
672024
577163
512485
752243
677103
537145
537144
537029
706190
579239
765942
570232
570304
570305
596757
596754
706952
807878
577202
577290
571343
706192
778182
SKI LIFT
0
900
1800 m.

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: CONNIE HILL CLAIMS ARE HILIGHTED IN YELLOW. MAP IS CURRENT AS OF MAY 27, 2010.

As documented in British Columbia government records, the property is known to contain gold, silver zinc, copper, and lead mineralization.  A sample of the zone material taken from the Lupus showing (aka Connie Hill) across 0.90 metres assayed 4.42 grams per tonne gold, 20.57 grams per tonne silver, 0.60% zinc, 0.15% copper, 1.59% lead and 0.01% arsenic (Source: MINFILE 092F 308).

The Company has no plans at the present time to explore the property independently, and intends to engage a joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

The Argo Gold Property is located 10 kilometres west of the south end of Tatlayako Lake, approximately 168 miles northwest of Vancouver, British Columbia.  It covers 463 hectares (1,144 acres) and includes ten reverted crown grants.

The mineralized area of economic interest covers several square kilometres immediately south of Ottarasko Creek. The strike length is estimated as being at least 3 kilometres long, and is up to 300 metres in width. The target prospects are known as the Langara, the Standard, and the Argo.

The Company owns a 100% undivided interest in the mineral rights underlying the property, the surface of which is owned by the Province of British Columbia, also known as Crown Land. Our registered claims convey to us the mineral rights for mining-related purposes only, and while our rights allow us to use the surface of a mineral claim for mining and exploration activities, our claims do not convey any residential or recreational rights to the Company.  The property is without known reserves, and is exploratory in nature.

The Argo Property was acquired by the direct staking of claims by the Company and payment of the required registration fees to the Province of British Columbia.  The registration fees for the Argo claims were $185, determined by the statutory fee of $0.40 per hectare for a mineral claim.  The initial term of any claim staked in British Columbia is one year.  This term may be extended for up to 10 years at a time by filing a statement of work showing minimum expenditures on a mineral claim of $4 per hectare per year for the first 3 years, and $8 per hectare per year for each year thereafter, plus a registration fee of $0.40 per hectare.  Based on this formula, the minimum annual work commitment required to maintain the Argo property in good standing is currently $2,037.  In the event no work is performed by the anniversary date of each claim, the claims may be extended for up to one year at a time by paying the work commitment as a fee to the Province of British Columbia, which is referred to as Cash In Lieu Of Work (“CIL fee”).  The Company is currently responsible for the payment of all fees required to maintain this property in good standing.

Title to the property is conveyed by tenure number registered with British Columbia, the specifics of which are shown in the following table and claims map.

Tenure Number	Type	Claim Name	Good Until	Area (ha)
695204	Mineral	ARGO	20110106	221.3601
706854	Mineral	ARGO 2	20110222	120.759
706861	Mineral	ARGO 4	20110222	20.1255
706862	Mineral	ARGO 3	20110222	100.6096
Total Area: 462.8542 ha

# ARGO GOLD

DL 1678
706862
DL 1174, LANGARA NO. 6 MC
DL 1172, LANGARA NO. 4 MC
DL 1178, MARY MC
ARGO
DL 1177, ARGO MC
DL 1170, LANGARA NO. 2 MC
LANGARA
DL 1173, LANGARA NO. 5 MC
DL 1175, LANGARA NO. 7 MC
DL 1171, LANGARA NO. 3 MC
695204
92N.037
DL 1169, LANGARA NO. 1 MC
92N.048
DL 1179, FEDERAL MC
706861
DL 1176, STANDARD MC
DL 1180, BRAEMAR MC
STANDARD
706854
0 290 580 m.
Map center: 51° 29' 14" N, 124° 35' 53" W
Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vancouver
Victoria
Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
National Parks
Conservancy Areas
Parks
MTO Grid (MTO)
Blocked by MEM
Other
Mineral Tenure (current)
Mineral Claim
Mineral Lease
Mineral Reserves (current)
Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
Others
Integrated Cadastral Fabric
Survey Parcels
BCGS Grid
Contours (TRIM)
Contour - Index
Contour - Index Indefinite
Contour - Index Depression
Contour - Index Depression Indefinite
Scale: 1:16,287

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: ARGO CLAIMS ARE HILIGHTED IN YELLOW. MAP IS CURRENT AS OF MAY 27, 2010.

As documented in British Columbia government records, the Argo property is known to contain gold and silver mineralization.  On the Standard occurrence, mineralization is traceable for 75 metres over a width of 1 to 2 metres, with assays at 15 grams per tonne gold and 20.6 grams per tonne silver over 2 metres  (Source: BC MINFILE 092N 037).

The Company has no plans at the present time to explore the property independently, and intends to engage a joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

The North Star Silver Property is situated in the historic Slocan Silver mining camp, and is located 1.5 kilometres east of Slocan Lake and approximately 4 kilomtres south of the village of Silverton in southeastern British Columbia. It covers 333 hectares (823 acres), and encompasses 3 past-producing mines; the Freddy, Noonday, and Buster.

The Company owns a 100% undivided interest in the mineral rights underlying the property as shown on the map below.  With the exception of any patented claims (known in British Columbia as Crown Grants), the surface of the tenure is owned by the Province of British Columbia. The active Crown Grants within our tenure have been excluded from the map below, so that the map only shows the area to which our mineral rights extend.  Our registered claims convey to us these mineral rights for mining-related purposes only, and while our rights allow us to use the surface of a mineral claim for mining and exploration activities, our claims do not convey any residential or recreational rights to the Company.  The property is without known reserves, and is exploratory in nature.

The North Star Property was acquired by the direct staking of claims by the Company and payment of the required registration fees to the Province of British Columbia.  The registration fees for the North Star claims were $133, determined by the statutory fee of $0.40 per hectare for a mineral claim.  The initial term of any claim staked in British Columbia is one year.  This term may be extended for up to 10 years at a time by filing a statement of work showing minimum expenditures on a mineral claim of $4 per hectare per year for the first 3 years, and $8 per hectare per year for each year thereafter, plus a registration fee of $0.40 per hectare.  Based on this formula, the minimum annual work commitment required to maintain the North Star property in good standing is currently $1,465.  In the event no work is performed by the anniversary date of each claim, the claims may be extended for up to one year at a time by paying the work commitment as a fee to the Province of British Columbia, which is referred to as Cash In Lieu Of Work (“CIL fee”).  Additional claims have been subsequently staked adjacent to the property, but tenure 574560 is considered the core holding that contains the property’s known mineralization.  The Company is currently responsible for the payment of all fees required to maintain this property in good standing.

Title to the property is conveyed by tenure number 574560 registered with British Columbia, the specifics of which are shown in the following table and claims map.

Tenure Number	Type	Claim Name	Good Until	Area (ha)
574560	Mineral	NORTH STAR SILVER	20100825	332.7012
Total Area: 332.7012 ha

# NORTH STAR SILVER

BUSTER
FREDDY
NOONDAY
574560
82F.094
RIDGE
Fort St John
Terrace
Quesnel
Williams Lake
Vancouver
Victoria
Trail
Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
National Parks
Conservancy Areas
Parks
MTO Grid (MTO)
Blocked by MEM
Other
Mineral Tenure (current)
Mineral Claim
Mineral Lease
Mineral Reserves (current)
Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
Others
Integrated Cadastral Fabric
Survey Parcels
BCGS Grid
Contours (1:250K)
Contour - Index
Contour - Intermediate
Areas of Exclusion
Areas of Indefinite Contours
Scale: 1:25,852
0
450
900 m.
Map center: 49° 56' 21" N, 117° 21' 6" W

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: NORTH STAR SILVER CLAIMS ARE HILIGHTED IN YELLOW. MAP IS CURRENT AS OF MAY 27, 2010.

Production records for the Freddy indicate 228 tonnes of ore mined between 1962 and 1973. This ore yielded 396,345 grams silver, 715 grams gold, 1,245 kilograms lead, and 1,023 kilograms zinc. (Source: MINFILE 082FNW209).

Production records indicate 2 tonnes of ore were mined from the Buster in 1935. This ore yielded 2,364 grams silver, 31 grams gold, 173 kilograms zinc and 150 kilograms lead. (Source: MINFILE 082FNW188).

Production records show that the Noonday produced 577 tonnes of ore intermittently from 1899 to 1980, with the bulk of production in the 1950s. From this ore, 1,531,885 grams silver, 93 grams gold, 240 kilograms cadmium, 105,159 kilograms lead and 13,861 kilograms zinc were recovered. Most of the production came from a single stope developed above the upper adit in 1899. (Source: MINFILE 082FNW068).

The Company has no plans at the present time to explore the property independently, and intends to engage a joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

The Loughborough Gold Property is located on the east side of Loughborough Inlet, approximately 140 miles northwest of Vancouver, British Columbia, and covers 288 hectares (711 acres).

The Company owns a 100% undivided interest in the mineral rights underlying the property, the surface of which is owned by the Province of British Columbia, also known as Crown Land. Our registered claims convey to us the mineral rights for mining-related purposes only, and while our rights allow us to use the surface of a mineral claim for mining and exploration activities, our claims do not convey any residential or recreational rights to the Company.  The property is without known reserves, and is exploratory in nature.

The Loughborough Property was acquired by the direct staking of claims by the Company and payment of the required registration fees to the Province of British Columbia.  The registration fees for the Loughborough claims were $115, determined by the statutory fee of $0.40 per hectare for a mineral claim.  The initial term of any claim staked in British Columbia is one year.  This term may be extended for up to 10 years at a time by filing a statement of work showing minimum expenditures on a mineral claim of $4 per hectare per year for the first 3 years, and $8 per hectare per year for each year thereafter, plus a registration fee of $0.40 per hectare.  Based on this formula, the minimum annual work commitment required to maintain the Loughborough property in good standing is currently $1,267.  In the event no work is performed by the anniversary date of each claim, the claims may be extended for up to one year at a time by paying the work commitment as a fee to the Province of British Columbia, which is referred to as Cash In Lieu Of Work (“CIL fee”).  The Company is currently responsible for the payment of all fees required to maintain this property in good standing.

Title to the property is conveyed by tenure number registered with British Columbia, the specifics of which are shown in the following table and claims map.

Tenure Number	Type	Claim Name	Good Until	Area (ha)
575116	Mineral	LOUGHBOROUGH GOLD	20100812	20.5429
746522	Mineral	LOUGHBOROUGH 2	20110413	267.0232
Total Area: 287.5661 ha

# LOUGHBOROUGH GOLD

Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vernon
Vancouver
Trail
Victoria
605613
748522
155
92K.063
184
172
LOUGHBOROUGH GOLD
575116
332968
152
97
377
371
544
608
613003
500
700
518
738
702
707
797
108
100
200
300
0 500 1000 m.
Map center: 50° 31' 59" N, 125° 31' 38" W
Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
National Parks
Conservancy Areas
Parks
MTO Grid (MTO)
Blocked by MEM
Other
Mineral Tenure (current)
Mineral Claim
Mineral Lease
Mineral Reserves (current)
Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
Others
Integrated Cadastral Fabric
Survey Parcels
BCGS Grid
Contours (1:250K)
Contour - Index
Contour - Intermediate
Areaof Exclusion
Areaof Indefinite Contours
Scale: 1:28,729

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: LOUGHBOROUGH GOLD CLAIMS ARE HILIGHTED IN YELLOW. MAP IS CURRENT AS OF MAY 27, 2010.

The property is known to contain gold, silver, and copper mineralization.  Production records at the past-producing Loughborough Gold mine from 1935 to 1939 show that 114 ounces of gold, 457 ounces of silver, and 185 pounds of copper were produced from 122 tons mined and milled (Source: MINFILE 092K 048).

The Company has no plans at the present time to explore the property independently, and intends to engage a joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

The Lynx Gold Property covers 850 hectares (3,000 acres) and is located approximately 75 miles southeast of Vernon in southeastern British Columbia.

The Company owns a 100% undivided interest in the mineral rights underlying the property, the surface of which is owned by the Province of British Columbia, also known as Crown Land. Our registered claims convey to us the mineral rights for mining-related purposes only, and while our rights allow us to use the surface of a mineral claim for mining and exploration activities, our claims do not convey any residential or recreational rights to the Company.  The property is without known reserves, and is exploratory in nature.

The Lynx Property was acquired by the direct staking of claims by the Company and payment of the required registration fees to the Province of British Columbia.  The registration fees for the Lynx claims were $340, determined by the statutory fee of $0.40 per hectare for a mineral claim.  The initial term of any claim staked in British Columbia is one year.  This term may be extended for up to 10 years at a time by filing a statement of work showing minimum expenditures on a mineral claim of $4 per hectare per year for the first 3 years, and $8 per hectare per year for each year thereafter, plus a registration fee of $0.40 per hectare.  Based on this formula, the minimum annual work commitment required to maintain the Lynx property in good standing is currently $3,740.  In the event no work is performed by the anniversary date of each claim, the claims may be extended for up to one year at a time by paying the work commitment as a fee to the Province of British Columbia, which is referred to as Cash In Lieu Of Work (“CIL fee”).  The Company is currently responsible for the payment of all fees required to maintain this property in good standing.

Title to the property is conveyed by tenure number registered with British Columbia, the specifics of which are shown in the following table and claims map.

Tenure Number	Type	Claim Name	Good Until	Area (ha)
575291	Mineral	LYNX	20100811	82.894
575292	Mineral	LYNX 2	20100811	20.7218
595424	Mineral	LYNX 3	20100811	20.7253
679167	Mineral	LYNX 5	20101204	228.0012
705826	Mineral	LYNX 4	20110209	497.2842
Total Area: 849.6265 ha

# LYNX GOLD

Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vernon
Trail
Vancouver
Victoria
Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
National Parks
Conservancy Areas
Parks
MTO Grid (MTO)
Blocked by MEM
Other
Mineral Tenure (current)
Mineral Claim
Mineral Lease
Mineral Reserves (current)
Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
Others
Integrated Cadastral Fabric
Survey Parcels
BCGS Grid
Contours (1:250K)
Contour - Index
Contour - Intermediate
Areaof Exclusion
Areaof Indefinite Contours
LYNX GOLD
513516
513915
705833
535166
407806
606445
705826
575292
381292
575291
595424
579167
505208
513934
705356
700803
700804
504447
688568
BCB 97027
Aband PIT
PIT
82L.018
82L.019
82L.008
82L.009
0
550
1100 m.
Map center: 50° 6' 29" N, 118° 24' 18" W
Scale: 1:30,517

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: LYNX GOLD CLAIMS ARE HILIGHTED IN YELLOW. MAP IS CURRENT AS OF MAY 27, 2010.

The property is known to contain gold and silver mineralization.  One drill intersection of the vein assayed 3.77 grams per tonne gold over 0.6 metres.  Another intersection assayed 28.52 grams per tonne gold, 13.4 grams per tonne silver and 0.01 per cent copper across 1.07 metres (Source: MINFILE 082LSE055).

The Company has no plans at the present time to explore the property independently, and intends to engage a joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

Cherry Gold is a road-accessible property that covers 1200 hectares (2,964 acres) located 9 kilometres east of Cherryville in southeastern British Columbia.

The Company owns a 100% undivided interest in the mineral rights underlying the property, the surface of which is owned by the Province of British Columbia, also known as Crown Land. Our registered claims convey to us the mineral rights for mining-related purposes only, and while our rights allow us to use the surface of a mineral claim for mining and exploration activities, our claims do not convey any residential or recreational rights to the Company.  The property is without known reserves, and is exploratory in nature.

The Cherry Gold Property was acquired by the direct staking of claims by the Company and payment of the required registration fees to the Province of British Columbia.  The registration fees for the Cherry Gold claims were $480, determined by the statutory fee of $0.40 per hectare for a mineral claim.  The initial term of any claim staked in British Columbia is one year.  This term may be extended for up to 10 years at a time by filing a statement of work showing minimum expenditures on a mineral claim of $4 per hectare per year for the first 3 years, and $8 per hectare per year for each year thereafter, plus a registration fee of $0.40 per hectare.  Based on this formula, the minimum annual work commitment required to maintain the Cherry Gold property in good standing is currently $5,280.  In the event no work is performed by the anniversary date of each claim, the claims may be extended for up to one year at a time by paying the work commitment as a fee to the Province of British Columbia, which is referred to as Cash In Lieu Of Work (“CIL fee”).  The Company is currently responsible for the payment of all fees required to maintain this property in good standing.

Title to the property is conveyed by tenure number registered with British Columbia, the specifics of which are shown in the following table and claims map.

Tenure Number	Type	Claim Name	Good Until	Area (ha)
603457	Mineral	CHERRY GOLD	20100927	41.3609
606450	Mineral	CHERRY 2	20100622	372.221
622465	Mineral	CHERRY 3	20100821	227.5635
706244	Mineral	CHERRY BLUE	20110214	206.7628
759842	Mineral	CHERRY 1	20110428	310.2669
764922	Mineral	CHERRY 4	20110501	41.3783
Total Area: 1199.5534 ha

# CHERRY GOLD

578830
PIT
706244
82L 028
732
755
606450
1187
1200
1100
CHERRY GOLD
800
861
900
975
759642
1000
1300
1430
1500
1600
82L 018
622465
704922
634464
1266
727
511771
0
700
1400 m
Map center: 50° 11' 57" N, 118° 32' 32" W
Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vernon
Vancouver
Victoria
Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
National Parks
Conservancy Areas
Parks
MTO Grid (MTO)
Blocked by MEM
Other
Mineral Tenure (current)
Mineral Claim
Mineral Lease
Mineral Reserves (current)
Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
Others
Survey Parcels
BCGS Grid
Contours (1:250K)
Contour - Index
Contour - Intermediate
Areas of Exclusion
Areas of Indefinite Contours
Annotation (1:20K)
Scale: 1:38,483

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: CHERRY GOLD CLAIMS ARE HILIGHTED IN YELLOW. MAP IS CURRENT AS OF MAY 27, 2010.

The property is known to contain gold, silver, and lead mineralization, as documented in BC MINFILE 082LSE063.

The Company has no plans at the present time to explore the property independently, and intends to engage a joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

Pine River Vanadium covers 733 hectares (1,810 acres) and is located in the Pine River Valley of north-central British Columbia, approximately 700 kilometres northeast of Vancouver and about 600 kilometres northwest of Edmonton, Alberta.  While its location is remote, the property has excellent infrastructure with regard to both transportation and energy.  A paved highway passes through and alongside the claims, which also runs parallel with the Pine River.  The B.C. Railway crosses on the opposite side of the valley as does the Peace River Power transmission line. Natural gas and oil pipelines also follow the highway through the valley.

The Company owns a 100% undivided interest in the mineral rights underlying the property, the surface of which is owned by the Province of British Columbia, also known as Crown Land. Our registered claims convey to us the mineral rights for mining-related purposes only, and while our rights allow us to use the surface of a mineral claim for mining and exploration activities, our claims do not convey any residential or recreational rights to the Company.  The property is without known reserves, and is exploratory in nature.

With the exception of tenures 623083, the Pine River Property was acquired by the direct staking of claims by the Company and payment of the required registration fees to the Province of British Columbia.  Tenure 623083 was gifted to the Company by Speebo, Inc., a private company controlled by our Chief Executive Officer, Perry Leopold.  The registration fees for the Pine River claims were $293, determined by the statutory fee of $0.40 per hectare for a mineral claim.  The initial term of any claim staked in British Columbia is one year.  This term may be extended for up to 10 years at a time by filing a statement of work showing minimum expenditures on a mineral claim of $4 per hectare per year for the first 3 years, and $8 per hectare per year for each year thereafter, plus a registration fee of $0.40 per hectare.  Based on this formula, the minimum annual work commitment required to maintain the Pine River property in good standing is currently $3,225.  In the event no work is performed by the anniversary date of each claim, the claims may be extended for up to one year at a time by paying the work commitment as a fee to the Province of British Columbia, which is referred to as Cash In Lieu Of Work (“CIL fee”).  The Company is currently responsible for the payment of all fees required to maintain this property in good standing.

Title to the property is conveyed by tenure number registered with British Columbia, the specifics of which are shown in the following table and claims map.

Tenure Number	Type	Claim Name	Good Until	Area (ha)
623083	Mineral	PINE VANADIUM	20100823	18.3134
640003	Mineral	PINE 2	20100924	54.9445
661363	Mineral	PINE RIVER	20101028	439.7473
661364	Mineral	PINE 3	20101028	219.7735
Total Area: 732.7787 ha

# PINE RIVER VANADIUM

Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vernon
Vancouver
Trail
Victoria
Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
National Parks
Conservancy Areas
Parks
MTO Grid (MTO)
Blocked by MEM
Other
Mineral Tenure (current)
Mineral Claim
Mineral Lease
Mineral Reserves (current)
Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
Others
Survey Parcels
BCGS Grid
Contours (1:250K)
Contour - Index
Contour - Intermediate
Area of Exclusion
Area of Indefinite Contours
Annotation (1:20K)
Scale: 1:40,494
705801
705799
705772
410825
410024
523083
540003
551364
551363
528760
BCC05047
BCC06071
93O.057
93O.047
93O.048
BCR
PIT
0
700
1400 m.
Map center: 55° 31' 18" N, 122° 37' 27" W

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: PINE RIVER VANADIUM CLAIMS ARE HILIGHTED IN YELLOW. MAP IS CURRENT AS OF MAY 27, 2010.

Sampling documented in BC MINFILE 093O 009 has defined a vanadium-bearing zone with a length of 200 metres and an estimated true width of 100 metres.

The Company has no plans at the present time to explore the property independently, and intends to engage a joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

New Eskay Creek is located in northwestern British Columbia, approximately 70 kilometres north of Stewart, and consists of 2,080 hectares (5,138 acres).  Road access is provided by the Eskay Creek Mine Road, which extends from the Stewart-Cassiar Highway at Bob Quinn Lake and traverses through the western portion of the Company’s claims before it reaches the Eskay Creek Mine.

The Company owns a 100% undivided interest in the mineral rights underlying the property, the surface of which is owned by the Province of British Columbia, also known as Crown Land. Our registered claims convey to us the mineral rights for mining-related purposes only, and while our rights allow us to use the surface of a mineral claim for mining and exploration activities, our claims do not convey any residential or recreational rights to the Company.  The property is without known reserves, and is exploratory in nature.

The New Eskay Creek Property was acquired by the direct staking of claims by the Company and payment of the required registration fees to the Province of British Columbia.  Additional ground was subsequently acquired by way of an arms-length in-kind property swap with an adjacent claim holder in a verbal agreement that did not involve any payment of any kind by either party.  The registration fees for the New Eskay Creek claims were $832, determined by the statutory fee of $0.40 per hectare for a mineral claim.  The initial term of any claim staked in British Columbia is one year.  This term may be extended for up to 10 years at a time by filing a statement of work showing minimum expenditures on a mineral claim of $4 per hectare per year for the first 3 years, and $8 per hectare per year for each year thereafter, plus a registration fee of $0.40 per hectare.  Based on this formula, the minimum annual work commitment required to maintain the New Eskay Creek property in good standing is currently $9,152.  In the event no work is performed by the anniversary date of each claim, the claims may be extended for up to one year at a time by paying the work commitment as a fee to the Province of British Columbia, which is referred to as Cash In Lieu Of Work (“CIL fee”).  The Company is currently responsible for the payment of all fees required to maintain this property in good standing.

Title to the property is conveyed by tenure number registered with British Columbia, the specifics of which are shown in the following table and claims map.

Tenure Number	Type	Claim Name	Good Until	Area (ha)
643163	Mineral	NEW ESKAY	20100929	444.4804
643203	Mineral		20100929	177.7144
643223	Mineral	NEW ESKAY 2	20100929	35.5481
643224	Mineral		20100929	177.7452
643225	Mineral	NEW ESKAY 3	20100929	106.6448
643226	Mineral		20100929	53.3325
643243	Mineral		20100929	142.221
643244	Mineral	NEW ESKAY 4	20100929	35.5484
644083	Mineral	NEW ESKAY 5	20100930	444.408
644125	Mineral		20100930	17.771
645346	Mineral	NEW ESKAY 6	20101001	391.0909
645764	Mineral	NEW ESKAY A	20101002	17.7815
645783	Mineral	NEW ESKAY B	20101002	17.772
655943	Mineral		20101020	17.7808
Total Area: 2079.839 ha

# NEW ESKAY CREEK

SKOOKUM
NEW ESKAY CREEK
ESKAY CREEK MINE
Fort St. John
Terrace
Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
National Parks
Conservancy Areas
Parks
MTO Grid (MTO)
Blocked by MEM
Other
Mineral Tenure (current)
Mineral Claim
Mineral Lease
Mineral Reserves (current)
Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
Others
Survey Parcels
BCGS Grid
Contours (1:250K)
Contour - Index
Contour - Intermediate
Area of Exclusion
Area of Indefinite Contours
Transportation - Points (TRIM)
Scale: 1:44,697
0
800
1600 m.
Map center: 56° 40' 25" N, 130° 26' 49" W

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: NEW ESKAY CREEK CLAIMS ARE HILIGHTED IN YELLOW. MAP IS CURRENT AS OF MAY 27, 2010.

According to British Columbia government records documented in BC MINFILE 104B 008, the major geological structure at Eskay Creek is known to trend to the north-northeast.  This trend runs through the New Eskay Creek property, which to date remains unexplored.

The Company has no plans at the present time to explore the property independently, and intends to engage a joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

Truax Gold is a road-accessible property located near Gold Bridge and Bralorne in southwestern British Columbia, approximately 150 miles north of Vancouver.  It extends over 2,225 hectares (5,496 acres) from Mt. Truax westward to within 3 miles of the historic Bralorne and Pioneer mines.

The Company owns a 100% undivided interest in the mineral rights underlying the property, the surface of which is owned by the Province of British Columbia, also known as Crown Land. Our registered claims convey to us the mineral rights for mining-related purposes only, and while our rights allow us to use the surface of a mineral claim for mining and exploration activities, our claims do not convey any residential or recreational rights to the Company.  The property is without known reserves, and is exploratory in nature.

The Truax Property was acquired by the direct staking of claims by the Company and payment of the required registration fees to the Province of British Columbia.  The registration fees for the Truax claims were $890, determined by the statutory fee of $0.40 per hectare for a mineral claim.  The initial term of any claim staked in British Columbia is one year.  This term may be extended for up to 10 years at a time by filing a statement of work showing minimum expenditures on a mineral claim of $4 per hectare per year for the first 3 years, and $8 per hectare per year for each year thereafter, plus a registration fee of $0.40 per hectare.  Based on this formula, the minimum annual work commitment required to maintain the Truax property in good standing is currently $9,790.  In the event no work is performed by the anniversary date of each claim, the claims may be extended for up to one year at a time by paying the work commitment as a fee to the Province of British Columbia, which is referred to as Cash In Lieu Of Work (“CIL fee”).  The Company is currently responsible for the payment of all fees required to maintain this property in good standing.

Title to the property is conveyed by tenure number registered with British Columbia, the specifics of which are shown in the following table and claims map.

Tenure Number	Type	Claim Name	Good Until	Area (ha)
662243	Mineral	TRUAX GOLD	20101030	490.1029
662323	Mineral	TRUAX 2	20101030	510.496
662343	Mineral	TRUAX 3	20101030	469.549
662363	Mineral	TRUAX 4	20101030	326.5135
708082	Mineral	TRUAX 5	20110226	408.1788
708182	Mineral	TRUAX FR	20110226	20.4182
Total Area: 2225.2584 ha

# TRUAX GOLD

TRUAX MTN
SCREE
MORAINE
Map center: 50° 49' 37" N, 122° 43' 40" W

Fort St. John
Terrace
Quesnel
Williams Lake
Vancouver
Victoria
Legend
MINFILE Status
Producer
Past Producer
Developed Prospect
All others
Indian Reserves
National Parks
Conservancy Areas
Parks
MTO Grid (MTO)
Blocked by MEM
Other
Mineral Tenure (current)
Mineral Claim
Mineral Lease
Mineral Reserves (current)
Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
Others
Survey Parcels
BCGS Grid
Contours (1:250K)
Contour - Index
Contour - Intermediate
Area of Exclusion
Area of Indefinite Contours
Transportation - Points (TRIM)
Scale: 1:50,052

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

Notes: TRUAX GOLD CLAIMS ARE HILIGHTED IN YELLOW. MAP IS CURRENT AS OF MAY 27, 2010.

The property is known to contain gold and silver mineralization, as documented in BC MINFILE 092JNE060.

The Company has no plans at the present time to explore the property independently, and intends to engage a joint-venture partner to fund the project.  There is no guarantee the Company will be successful in this effort.

Litigation

None.

Employees

We have one full-time employee who is our CEO and Chairman, Mr. Perry Leopold. Mr. Leopold devotes 40 plus hours to the Company each week. We believe we have good relations with all of our employees and do not have any unionized workers.

Competition

As metal prices continue to increase and demand grows, we expect new companies to form and compete with the already numerous junior and developed mining, exploration and production companies in existence.  Some of these companies may be more efficient in locating new claims, which could impede our business plan.  As well, some of these companies may be better funded, or more successful in attracting joint-venture partners, and thereby diminish our ability to execute our business plan.

Government Regulation

At the present time, all of our mining claims are in Canada, where we are subject to regulation by numerous federal and provincial governmental authorities, but most importantly, by the British Columbia Ministry of Energy, Mines, and Petroleum Resources (MEMPR).  At some point in the near future we may also acquire mining properties in the United States, and would then be subject to regulation by the Federal Environmental Protection Agency, the Federal Department of the Interior, the Bureau of Land Management, the Forestry Service, as well as other comparable state agencies.  The acquisition of a prospect in Mexico, or any other country, will be subject to similar regulatory agencies requirements by various agencies in each country.  In all cases, the failure or delay in making required filings and obtaining regulatory approvals or licenses will adversely affect our ability to carry out our business plan.  The failure to obtain and comply with any regulations or licenses may result in fines or other penalties, and even the loss of our rights over a prospect. We expect compliance with these regulations to be a substantial expense in terms of time and cost. Therefore, compliance with or the failure to comply with applicable regulation will affect our ability to succeed in our business plan and ultimately to generate revenues and profits.

Reports to Security Holders

After we become subject to the informational requirements of the Securities Exchange Act of 1934, we will file annual, quarterly and other reports and information with the Securities and Exchange Commission. You may read and copy these reports, statements, or other information we file at the SEC's public reference room at 100 F Street N.E. Washington D.C. 20549. Our filings will also be available to the public from commercial document retrieval services and the Internet worldwide website maintained by the U.S. Securities and Exchange Commission at www.sec.gov.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•	our future operating results;

•	our business prospects;

•	our contractual arrangements and relationships with third parties;

•	the dependence of our future success on the general economy;

•	our possible financings; and

•	the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe,” “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations in conjunction with the financial statements and the notes thereto, included elsewhere in this prospectus.  The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs.  Our actual results could differ materially from those discussed in the forward-looking statements.  Factors that could cause or contribute to those differences include those discussed below and elsewhere in this prospectus, particularly in the “Risk Factors” section.

Overview

We seek to acquire, develop, and exploit natural resource properties with extensive reserves of precious metals, including gold, silver, platinum, and palladium, as well as base metals, including copper, zinc, lead and molybdenum. The Company’s business plan is based on the Generative Business Model, which is designed to leverage our mining properties and mineral claims into near-term revenue streams even during the earliest stages of exploration and development.  This is accomplished by entering into sales, joint-venture, and/or option contracts with other mining companies, for which the Company generates revenue through payments in cash, stock, and other consideration.

We began operations as a prospective mining company in March 2006, and we are engaged in the acquisition, development, and management of natural resources.  The Company’s mission is to build a portfolio of viable mining prospects throughout the world and developing them through subsidiaries and joint-venture partners to their full economic potential. North Bay's business plan is based on the Generative Business Model, which is designed to leverage its properties into near-term revenue streams even during the earliest stages of exploration and development. This provides shareholders with multiple opportunities to profit from discoveries while preserving capital and minimizing the risk involved in exploration and development.

As of June 14 , 2010, we have joint-ventures underway on our (a) Fawn property in central British Columbia with Silver Quest Resources Ltd, and (b) our Coronation Gold property in southeastern British Columbia.  Two joint-ventures consummated in December 2008 have since been terminated.  As of December 31, 2009 and December 31, 2008, revenue from joint-venture agreements totaled $65,580 and $110,535, respectively.   Of the $65,580 recognized from joint-ventures in 2009, $44,631 was received in cash. $20,949 was due from Hidalgo Mining for Claim Maintenance fees, of which $1,800 was actually received and credited to Mining Property Costs, Claim Fees.  The balance of $19,149 was not received by the time the joint-venture with Hidalgo was terminated, and that amount was subsequently written-down as a Bad Debt Expense.  The $110,935 recognized in 2008 was received as shares of Hidalgo Mining stock, and was therefore non-cash revenue.  As of December 31, 2009 and December 31, 2008, cash revenue from claim sales totaled $19,910 and $45,777, respectively.  As per GAAP, these revenues have been classified as “Other Income”. Top-line revenue is reserved for when we begin actual mining operations and begin generating revenue from mine production.

We currently do not control any properties with active mining operations, and while we are presently seeking to acquire operating properties, there is no guarantee that said negotiations will be successful.

As of June 14 , 2010, we own the mineral rights to over 150 mining claims in British Columbia, which encompasses an aggregate holding of over 60,000 acres.  As per GAAP, expenditures to acquire and maintain our properties have been expensed, and will continue to be expensed until such time as we begin mining operations at one or more of our properties.

We currently generate revenue from claim sales and joint-venture agreements.  When we sell a claim, we capture near-term revenue, but forego any possibility of a future revenue stream.  When we enter into a joint-venture, we receive near-term revenue as well as a commitment for future revenue, but since the joint-venture partner has the option to withdraw at any time, we can not project revenue from a joint-venture into the future.  However, should a joint-venture partner withdraw, we still retain control of the asset, and can therefore enter into another joint-venture with another partner, develop the property ourselves, or else elect to sell the claims.

We expect to generate near-term revenue growth through claim sales and joint-venture activities However, there is no assurance that the Company can successfully secure new joint-venture partnerships on terms that are satisfactory to the Company.

We expect to generate long-term revenue through the acquisition of an operating mine, and by the development of our properties, either independently or through joint-venture partners, into operating mines.  There is no assurance that these efforts will be successful, or that the projects will be economically viable.

Going Concern

Our financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has generated modest revenues since inception and has never paid any dividends and is unlikely to pay dividends. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploration of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. The Company has had very little operating history to date. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

We have experienced recurring net losses from operations, which losses have caused an accumulated deficit of approximately $10,117,973 as of March 31, 2010. In addition, we have a working capital deficit of approximately $644,739 as of March 31, 2010. We had net losses of $786,979 and $328,478 for the years ended December 31, 2009 and 2008, respectively. These factors, among others, raise substantial doubt about our ability to continue as a going concern. If we are unable to generate profits and are unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

As of December 31, 2009 the accumulated deficit attributable to CEO stock awards valued according to GAAP totals $2,558,535 since inception. As of December 31, 2009 the accumulated deficit attributable to CEO compensation is $656,310 in deferred compensation.  This reflects the total amounts unpaid as per the management agreement with The PAN Network dating back to January 2006, less any amounts actually paid or forgiven since 2006.  These totals are non-cash expenses which are included in the accumulated deficit since inception.  Actual CEO compensation paid in cash since 2006 has totaled $113,882, consisting of $10,000 in 2006, $50,764 in 2007, $23,139 in 2008, and $29,979 in 2009.  These cash expenditures are also included in the accumulated deficit.

The ongoing execution of our business plan is expected to result in operating losses over the next twelve months. Management believes it will need to raise capital through stock issuances in order to have enough cash to maintain its operations for the next twelve months. There are no assurances that we will be successful in achieving our goals of obtaining cash through stock issuances or increasing revenues and reaching profitability.

In view of these conditions, our ability to continue as a going concern is dependent upon our ability to meet our financing requirements, and to ultimately achieve profitable operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that may be necessary in the event we cannot continue as a going concern.

Summary of Significant Accounting Policies

Revenue Recognition

The company has recognized no mining revenue to date. In the future mining revenue will be recognized according to the policy described below.

Revenue is recognized when the following conditions are met:

(a)  persuasive evidence of an arrangement to purchase exists;
(b) the price is fixed and determinable;
(c) the product has been delivered; and
(d) collection of the sales price is reasonably assured.

Under the terms of concentrate sales contracts with third-party smelters, final prices for the gold, silver, zinc, copper and lead in the concentrate are set based on the prevailing spot market metal prices on a specified future date based on the date that the concentrate is delivered to the smelter. The Company records revenues under these contracts based on forward prices at the time of delivery, which is when transfer of legal title to concentrate passes to the third-party smelters. The terms of the contracts result in differences between the recorded estimated price at delivery and the final settlement price. These differences are adjusted through revenue at each subsequent financial statement date.

Mineral Property Costs

The Company has been in the exploration stage since it entered the Mining Sector on March 10, 2006 and has not yet realized any revenues from mining operations. Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven or probable reserves on its mineral properties that are compliant with GAAP standards.  The Company has adopted the provisions of the FASB standard related to accounting for asset retirement obligations, which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets.  As of March 31, 2010 and 2009, the Company had no developed properties, therefore an accrual related to asset retirement obligations was not necessary.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on the differences between the financial reporting basis and the tax basis of the assets and liabilities, and are measured using enacted tax rates that will be in effect when the differences are expected to reverse.

The Company adopted the provisions of the FASB interpretation related to accounting for uncertainty in income taxes, which seeks to reduce the diversity in practice associated with the accounting and reporting for uncertainty in income tax positions.  The Company believes it does not have any uncertain tax positions taken or expected to be taken in its income tax returns.

Fair Value of Financial Instruments

The Company adopted the FASB standard related to fair value measurement at inception. The standard defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. The standard applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the standard established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows.

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The following table presents assets that are measured and recognized at fair value as of March 31, 2010 and the period then ended on a recurring basis:

				Total
				Unrealized
Description	Level 1	Level 2	Level 3	Loss
Available For Sale Securities	$2,963	$-	$-	$987
Totals	$2,963	$-	$-	$987

The following table presents assets that are measured and recognized at fair value as of December 31, 2009 and the year then ended on a recurring basis:

				Total
				Realized
Description	Level 1	Level 2	Level 3	Loss
Available For Sale Securities	$3,950	$-	$-	$106,985
Totals	$3,950	$-	$-	$106,985

Stock Based Compensation

Beginning January 1, 2006, the Company adopted the FASB standard related to stock based compensation. The standard requires all share-based payments to employees (which includes non-employee Directors), including employee stock options, warrants and restricted stock, be measured at the fair value of the award and expensed over the requisite service period (generally the vesting period). The fair value of common stock options or warrants granted to employees is estimated at the date of grant using the Black-Scholes option pricing model by using the historical volatility of comparable public companies. The calculation also takes into account the common stock fair market value at the grant date, the exercise price, the expected life of the common stock option or warrant, the dividend yield and the risk-free interest rate.

The Company from time to time may issue stock options, warrants and restricted stock to acquire goods or services from third parties. Restricted stock, options or warrants issued to other than employees or directors are recorded on the basis of their fair value, which is measured as of the date required by the Emerging Issues Task Force guidance related to accounting for equity instruments issued to non-employees. In accordance with this guidance, the options or warrants are valued using the Black-Scholes option pricing model on the basis of the market price of the underlying equity instrument on the “valuation date,” which for options and warrants related to contracts that have substantial disincentives to non-performance, is the date of the contract, and for all other contracts is the vesting date. Expense related to the options and warrants is recognized on a straight-line basis over the shorter of the period over which services are to be received or the vesting period.   As of March 31, 2010, no options or warrants have been issued, and none are outstanding.

Beneficial Conversion Feature

From time to time, the Company may issue convertible notes that may have conversion prices that create an embedded beneficial conversion feature pursuant to the Emerging Issues Task Force guidance on beneficial conversion features. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of any attached equity instruments, if any related equity instruments were granted with the debt. In accordance with the EITF guidance, the intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method.

Income/Loss Per Share of Common Stock

Basic net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for the periods presented.  As of March 31, 2010 and 2009, there were no common stock equivalents outstanding.

Results of Operations for the Three Months Ended March 31, 2010 Compared to Results of Operations for the Three Months Ended March 31, 2009

Gains from Other Income.  For the three months ended March 31, 2010 and March 31, 2009, the Company’s  other income related to mineral claim sales and joint-ventures was $5,000 and $40,859, respectively. The Company has spent $11,487 and $9,102 in mineral property costs during each respective period in order to generate cash flows, consisting of claim registration and maintenance fees.

Operating Expenses.  For the three months ended March 31, 2010 and March 31, 2009, the Company had operating expenses of $99,953 and $79,549, respectively. The increase in operating expenses for the three months ended March 31, 2010, was due to increased expenses for accounting and legal fees.

Net Loss. For the three months ended March 31, 2010, and March 31, 2009, we had net losses of $95,912 and $78,590. The increase in net losses that we incurred during the three months ended March 31, 2010 was due to increased expenses for accounting and legal fees.

Results of Operations for the Year Ended December 31, 2009 Compared to Results of Operations for the Year Ended December 31, 2008

Gains from Other Income.  For the twelve months ended December 31, 2009 and December 31, 2008, the Company’s  other income related to mineral claim sales and joint-ventures was $85,490 and $156,312, respectively. The Company has spent $38,121 and $18,120 in mineral property costs during each respective period in order to generate cash flows, consisting primarily of claim registration and maintenance fees.

Operating Expenses.  For the year ended December 31, 2009, the Company had operating expenses of $658,897, which included general and administrative expenses of $524,746.  Operating expenses for the year ended December 31, 2008 were $484,790, which included general and administrative expenses of $409,122.  Our increase in operating expenses was mainly from increased expenses for accounting and legal fees.

Net Loss.  For the year ended December 31, 2009, we had a net loss of $786,979.  Our net loss for the year ended December 31, 2008 was $328,478. The increase in our net loss was due to accounting charges related to bad debt expense, a realized loss on investment stemming from the termination of the Hidalgo joint-venture, and a loss on conversion of debt.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by its founders, Board members, employees and persons related to or acquainted with these. To remedy the current deficiency in our liquidity position, we will raise funds through additional equity offerings, strategic agreements with partner companies, and debt. We currently have no external sources of liquidity and internal sources (revenue from sales) are very limited. Excluding management fees, which are deferred as-needed, the Company has required approximately $6,000 per month to maintain its mineral claims in good standing and pay general administrative expenses.   We believe these expenses can be maintained at present levels for the foreseeable future.  Going forward, once the Company becomes a fully-reporting company, we estimate it will cost an additional $2,500 to $5,000 per month in SEC compliance fees, consisting primarily of accounting, legal, and edgarization fees.  The Company believes it can generate enough revenue from claim sales and joint-ventures to cover these costs, and we believe we can rely on our equity credit line established with Tangiers to make up for any revenue shortfall once our S-1 registration statement is made effective by the SEC.  However, as there is no assurance that this S-1 will be made effective, the equity line with Tangiers may be unavailable to us.  If we cannot generate sufficient revenue or raise additional funds through equity, we may not be able to maintain our mineral claims or make timely filings with the SEC.

As of March 31, 2010, total current assets were $65,571, which consisted of $50,198 of cash, $2,963 of investments and $12,410 of prepaid expenses.

As of March 31, 2010, total current liabilities were $710,310, which consisted entirely of deferred compensation.

We had a working capital deficit of $644,739 as of March 31, 2010.

During the three months ended March 31, 2010, operating activities used cash of $40,925 as compared to the three months ended March 31, 2009 where we used cash of $26,978 in operating activities. The increase in cash used by operating activities for the three months ended March 31, 2010 was due to increased expenses for accounting and legal fees.

Cash flows from financing activities represented the Company’s principal source of cash for the three month period ended March 31, 2010. Cash flows from financing activities during the three month period ended March 31, 2010, and March 31, 2009, were $50,000 and $25,000, respectively, and consisted primarily of proceeds from the issuance of stock.

As of December 31, 2009, total current assets were $57,483, which consisted of $41,123 of cash, $3,950 of investments and $12,410 of prepaid expenses.  As of December 31, 2008, total current assets were $137,186,  which consisted of $3,471 of cash and $133,715 of investments.

As of December 31, 2009 and 2008, our total current liabilities were $656,310 and $570,289, respectively, and consisted entirely of deferred compensation.  Excluding accrued expenses for deferred compensation, the Company has no short-term or long-term debt.

We had a working capital deficit of $598,827 as of December 31, 2009, and a working capital deficit of $433,103 at December 31, 2008.

During the year ended December 31, 2009, operating activities used cash of $135,348 as compared to the twelve months ended December 31, 2008 where we used cash of $16,552 in operating activities. The increase in cash used by operating activities for the twelve months ended December 31, 2009 was due primarily to a decrease in other income.

Cash flows from financing activities represented the Company’s principal source of cash for the twelve months ended December 31, 2009. Cash flows from financing activities during the twelve months ended December 31, 2009, and December 31, 2008, were $173,000 and $20,000, respectively, and consisted primarily of proceeds from the issuance of stock.

We had negative net working capital of $598,827 as of December 31, 2009, compared to negative net working capital of $433,103 as of December 31, 2008.

We had a net increase in cash of $37,652 for the year ended December 31, 2009. Cash flows from financing activities represented the Company’s principal source of cash for the twelve month period ended December 31, 2009. Cash flows from financing activities during the year ended December 31, 2009 were $173,000, consisting entirely of proceeds from the issuance of stock. During the fiscal year ended December 31, 2008, we received $10,000 from financing activities from the issuance of stock and $10,000 from contributions from a related party.

In January, 2010 , the Company issued 5,000,000 shares of common stock in a Rule 504 private placement.  The consideration received was $50,000.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Recent Accounting Pronouncements

In April 2008, the FASB issued ASC 350-10, “Determination of the Useful Life of Intangible Assets.” ASC 350-10 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under ASC 350-10, “Goodwill and Other Intangible Assets.” ASC No. 350-10 is effective for fiscal years beginning after December 15, 2008. The adoption of this ASC did not have a material impact on our financial statements.

In April 2009, the FASB issued ASC 805-10, “Accounting for Assets Acquired and Liabilities assumed in a Business Combination That Arise from Contingencies — an amendment of FASB Statement No. 141 (Revised December 2007), Business Combinations”. ASC 805-10 addresses application issues raised by preparers, auditors and members of the legal profession on initial recognition and measurement, subsequent measurement and accounting and disclosure of assets and liabilities arising from contingencies in a business combination. ASC 805-10 is effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. ASC 805-10 will have an impact on our accounting for any future acquisitions and its financial statements.

In May 2009, the FASB issued ASC Topic 855, Subsequent Events. ASC Topic 855 established principles and requirements for evaluating and reporting subsequent events and distinguishes which subsequent events should be recognized in the financial statements versus which subsequent events should be disclosed in the financial statements. ASC Topic 855 also requires disclosure of the date through which subsequent events are evaluated by management. ASC Topic 855 was effective for interim periods ending after June 15, 2009 and applies prospectively. Because ASC Topic 855 impacts the disclosure requirements, and not the accounting treatment for subsequent events, the adoption of ASC Topic 855 did not impact our results of operations or financial condition.

Effective for our 2009 financial statements, we adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout these financials have been updated for the Codification.

In August 2009, the FASB issued ASU No. 2009-05, Measuring Liabilities at Fair Value, which provides additional guidance on how companies should measure liabilities at fair value under ASC 820. The ASU clarifies that the quoted price for an identical liability should be used. However, if such information is not available, an entity may use the quoted price of an identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities traded as assets, or another valuation technique (such as the market or income approach). The ASU also indicates that the fair value of a liability is not adjusted to reflect the impact of contractual restrictions that prevent its transfer and indicates circumstances in which quoted prices for an identical liability or quoted price for an identical liability traded as an asset may be considered level 1 fair value measurements. This ASU is effective October 1, 2009. The adoption of this ASC did not have a material impact on our financial statements.

In October 2009, the FASB issued ASU No. 2009-13, Multiple-Deliverable Revenue Arrangements – a consensus of the FASB Emerging Issues Task Force, that provides amendments to the criteria for separating consideration in multiple-deliverable arrangements. As a result of these amendments, multiple-deliverable revenue arrangements will be separated in more circumstances than under existing U.S. GAAP. The ASU does this by establishing a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific objective evidence nor third-party evidence is available. A vendor will be required to determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis. This ASU also eliminates the residual method of allocation and will require that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, which allocates any discount in the overall arrangement proportionally to each deliverable based on its relative selling price. Expanded disclosures of qualitative and quantitative information regarding application of the multiple-deliverable revenue arrangement guidance are also required under the ASU. The ASU does not apply to arrangements for which industry specific allocation and measurement guidance exists, such as long-term construction contracts and software transactions. ASU No. 2009-13 is effective beginning January 1, 2011. We currently hold no financial instruments applicable to this standard.

DESCRIPTION OF PROPERTY

Our principal offices are located at 2120 Bethel Road, Lansdale PA 19446. The property is a suite containing approximately 600 square feet on a 5.5-acre complex owned by the Company’s Chief Executive Officer. The property is provided by way of a management agreement with The PAN Network, which bundles the office space along with other general administrative services, including the services of our Chief Executive Officer, with a commitment of $18,000 per month.  The term of the agreement is one year, and automatically renews annually on January 1 each year unless otherwise terminated by either party.  Any fees unpaid automatically accrue to deferred compensation.  The PAN Network maintains fire and casualty insurance on the property in an amount deemed adequate by management. We believe our current location is adequate for our current business and will serve our near term needs for office space.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In August 2009, the Board of Directors approved and the Company executed a management agreement with The PAN Network (“PAN”), a private business management and consulting company wholly-owned by the Company’s Chief Executive Officer.  The agreement is in consideration of $18,000 per month, and calls for PAN to provide (a) office and board room space, including reception, utilities, landline phone/fax, computers, copiers, projectors, and miscellaneous services; (b) financial services, including accounting, corporate filing and bookkeeping; (c) project and administrative services; (d) resource targeting, acquisition, development and management services; (e) marketing services, communications, marketing materials management, and writing services; (f) strategic planning, milestone management and critical path analysis; and (g) online services, including web site hosting, web site design, web site maintenance, and email services.   The agreement includes Mr. Leopold’s salary of $15,000 per month, which will accrue entirely to deferred compensation during any period in which the commitment remains unpaid.  The term of the agreement is one year, and automatically renews annually on January 1 each year unless otherwise terminated by either party.

There are no other related party transactions other than the above listed transaction.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is traded on the Pink Sheets, under the symbol NBRI.PK. The most recent price for our common stock as of June 14, 2010 was $0. 018 .

The following table sets forth, for the periods indicated, the high and low bid prices of the Company's Common Stock traded on the Pink Sheets for the fiscal years ended December 31, 2009, December 31, 2008 and December 31, 2007. The quotations are split-adjusted and reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

	Common Stock
Fiscal Year 2010	High	Low
First Quarter	$0.04	$0.015

Fiscal Year 2009	High	Low
First Quarter	$0.04	$0.008
Second Quarter	$0.03	$0.009
Third Quarter	$0.04	$0.01
Fourth Quarter	$0.074	$0.012

Fiscal Year 2008	High	Low
First Quarter	$0.20	$0.03
Second Quarter	$0.13	$0.01
Third Quarter	$0.11	$0.01
Fourth Quarter	$0.10	$0.003

Fiscal Year 2007	High	Low
First Quarter	$0.30	$0.05
Second Quarter	$0.25	$0.07
Third Quarter	$0.20	$0.07
Fourth Quarter	$0.14	$0.01

Holders.  As of June 1, 2010, our common stock was held by approximately 1,418 shareholders of record. Our transfer agent is Colonial Stock Transfer Co., Inc., 66 Exchange Place, Salt Lake City, UT  84111, phone number (801) 355-5740. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares of stock.

Dividends.  We have never declared or paid a cash dividend. There are no restrictions on the common stock or otherwise that limit our ability to pay cash dividends if declared by the Board of Directors. We do not anticipate declaring or paying any cash dividends in the foreseeable future.

EXECUTIVE COMPENSATION

The Company accrued or paid compensation to the Chief Executive Officer for services rendered to the Company in all capacities during the fiscal years shown in the Summary Compensation Table below. Deferred compensation accrued in 2009 and 2008 was $86,021 and $192,861, respectively.   These amounts represent the total balance accrued during each period as per the management agreement with The PAN Network, less all amounts actually paid or forgiven.

Overview
The following is a discussion of our program for compensating our named executive officers and directors. Currently, we do not have a compensation committee, and as such, our board of directors is responsible for determining the compensation of our named executive officers.

Compensation Program Objectives and Philosophy
The primary goals of our policy of executive compensation are to attract and retain the most talented and dedicated executives possible, to assure that our executives are compensated effectively in a manner consistent with our strategy and competitive practice .

The board of directors considers a variety of factors in determining compensation of executives, including their particular background and circumstances, such as their training and prior relevant work experience, their success in attracting and retaining savvy and technically proficient managers and employees, increasing our revenues, broadening our product line offerings, managing our costs and otherwise helping to lead our Company through a period of rapid growth.

In the near future, we expect that our board of directors will form a compensation committee charged with the oversight of executive compensation plans, policies and programs of our Company and with the full authority to determine and approve the compensation of our chief executive officer and make recommendations with respect to the compensation of our other executive officers. We expect that our compensation committee will continue to follow the general approach to executive compensation that we have followed to date, rewarding superior individual and Company performance with commensurate cash compensation.

Elements of Compensation
Our compensation program for the named executive officers consists primarily of base salary and a non-qualified deferred compensation plan. There is no retirement plan, long-term incentive plan or other such plans, although Mr. Leopold’s agreement has a bonus plan, subject to the Board’s discretion. The Company is a exploration stage company with limited revenue. As such, we have not yet obtained a consistent revenue stream with which to fund employee salaries and bonus plans. The base salary we provide is intended to equitably compensate the named executive officers based upon their level of responsibility, complexity and importance of role, leadership and growth potential, and experience.

Base Salary
We have deferred salary compensation for our CEO, Mr. Perry Leopold.   Mr. Leopold’s services are provided under an agreement with PAN Network and provides that Mr. Leopold’s salary of $15,000 per month may be deferred when the Company does not have the funds to pay Mr. Leopold’s salary. Although the Company has had an accumulated deficit in the previous year of operations Mr. Leopold’s salary is set pursuant to an agreement that the Company has entered into with the PAN Network. Our named executive officers receive base salaries commensurate with their roles and responsibilities. Base salaries and subsequent adjustments, if any, are reviewed and approved by our board of directors annually, based on an informal review of relevant market data and each executive’s performance for the prior year, as well as each executive’s experience, expertise and position. The base salaries paid to our named executive officers are reflected in the Summary Compensation Table below.

Non-Qualified Deferred Compensation
The Company has adopted an unfunded Non-Qualified Deferred Compensation Plan to recognize unpaid compensation owed to our Chief Executive Officer.   Under this Plan, the Company is not required to reserve funds for compensation, and is only obligated to pay compensation when and if funds are available.  Any amounts due but unpaid automatically accrue to deferred compensation. The Plan has the option to be renewed annually at the discretion of the Company. While unfunded and non-recourse, for compliance with GAAP this is disclosed as an accrued expense on the balance sheet.  As of December 31, 2009 and 2008, the outstanding balance of the Plan is $656,310 and $570,289, respectively.

In 2007, 2008, and 2009, our Chief Executive Officer was awarded restricted stock bonuses in   recognition of the Company’s inability to provide cash compensation. These issuances were originally intended to be at par value.  Subsequent to the issuances and the engagement of an independent auditor, these shares were revalued to the closing market value on the day of issuance in accordance with GAAP and indicated in the following table.

Date	Type of Stock	Number of Shares	Value
2/12/2007	Preferred (I)	100	$101,000
2/9/2007	Common	250,000	$31,250
12/21/2007	Common	10,000,000	$900,000
12/16/2008	Common	2,500,000	$50,000
8/11/2009	Preferred (A) (G)	4,100,000	$253,785

Employment Agreements
During 2009, the Board of Directors approved and the Company executed a management agreement with The PAN Network (“PAN”), a private business management and consulting company wholly-owned by the Company’s Chief Executive Officer.  The agreement is in consideration of $18,000 per month, and calls for PAN to provide (a) office and board room space, including reception, utilities, landline phone/fax, computers, copiers, projectors, and miscellaneous services; (b) financial services, including accounting, corporate filing and bookkeeping; (c) project and administrative services; (d) resource targeting, acquisition, development and management services; (e) marketing services, communications, marketing materials management, and writing services; (f) strategic planning, milestone management and critical path analysis; and (g) online services, including web site hosting, web site design, web site maintenance, and email services. The agreement includes Mr. Leopold’s salary of $15,000 per month, which will accrue entirely to deferred compensation during any period in which the commitment remains unpaid.  The term of the agreement is one year, and automatically renews annually on January 1 each year unless otherwise terminated by either party.

Retirement Benefits
Currently, we do not provide any Company sponsored retirement benefits to any employee, including the named executive officers.

Perquisites
Historically, we have not provided our named executive officers with any perquisites and other personal benefits. We do not view perquisites as a significant element of our compensation structure, but do believe that perquisites can be useful in attracting, motivating and retaining the executive talent for which we compete. It is expected that our historical practices regarding perquisites will continue and will be subject to periodic review by our board of directors.

The following table sets forth the compensation paid to our chief executive officer for each of our last two completed fiscal years. No other officer received compensation greater than $100,000 for either fiscal year.

Summary Compensation Table

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
Perry Leopold	2009	$180,000	$0	$253,785	$0	$433,785
Chairman and Chief Executive Officer	2008	$180,000	$0	$50,000	$0	$230,000
	2007	$180,000	$0	$1,032,250	$0	$1,212,250
	2006	$120,000	$0	$1,222,500	$0	$1,342,500

(1)
The values shown in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the 2009, 2008, 2007 and 2006 fiscal years for the aggregate grant date fair value of stock awards granted in such periods in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year End.

The following table sets forth information with respect to the outstanding equity awards of our principal executive officers and principal financial officers during 2009, and each person who served as an executive officer of North Bay Resources as of December 31, 2009:

2009 Grants of Plan Based Awards

Name	Grant Date	All Other Stock Awards (# of Shares) (1)	Closing Market Price of Awards on the Date of Grant	Grant Date Fair Value of Stock Awards ($)
Perry Leopold	8/11/2009	4,100,000	$0.011	$253,785
Chairman and Chief Executive Officer

(1)	These stock awards were shares of Series A Preferred shares and Series G Preferred shares, with a conversion to common ratio of 5:1 and 20:1 respectively.

Outstanding Equity Awards at December 31, 2009

The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers for 2008 and 2009 that remain outstanding as of December 31, 2009. All of the options in this table are exercisable at any time.

		Option awards				Stock Awards

Name		Number of securities underlying unexercised options(#) exercisable	Number of securities underlying unexercised options(#) unexercisable	Option exercise price ($)	Option expiration date	Number of Shares of stock that have not vested (#)	Market Value of Shares of stock that have not vested ($)
Perry Leopold	2009	0	0	0.00	12/31/10	0	0

  COMPENSATION OF DIRECTORS

Director Compensation for Year Ended December 31, 2009

The following table sets forth with respect to the named director, compensation information inclusive of equity awards and payments made in the year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Perry Leopold	$--	$--	$--	$--	$--	$--	$--
Fred Michini	$--	$--	$--	$--	$--	$--	$--

———————
(1)	Mr. Leopold and Mr. Michini did not receive any compensation in their capacity as directors for the Company.

Compensation Committee Interlocks and Insider Participation

We did not have a compensation committee during the year ended December 31, 2009. During the fiscal year ended December 31, 2009, none of our executive officers served on the board of directors of any entities whose directors or officers serve on our board of directors.

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
INDEX TO FINANCIAL STATEMENTS

Contents
Page

Unaudited Financial Statements for the three month period ended March 31, 2010	89

Report of Independent Registered Public Accounting Firm	105

Financial Statements (audited)

Balance Sheets as of December 31, 2009 and 2008	106

Statements of Operations for the years ended December 31, 2009 and 2008, and the period from inception (June 18, 2004) through December 31, 2009	107

Statements of Changes in Stockholders’ Equity (Deficit) from inception (June 18, 2004) through December 31, 2009	108-111

Statements of Cash Flows for the years ended December 31, 2009 and 2008, and the period from inception (June 18, 2004) through December 31, 2009	112

Notes to Financial Statements	113-126

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEETS
AS OF MARCH 31, 2010 AND DECEMBER 31, 2009 (Unaudited)

	Mar. 31, 2010	Dec. 31, 2009
ASSETS
Current Assets
Cash	$50,198	$41,123
Investments	2,963	3,950
Prepaid Expenses	12,410	12,410
Total Current Assets	65,571	57,483
TOTAL ASSETS	$65,571	$57,483

LIABILITIES & STOCKHOLDERS’ DEFICIT
Liabilities
Current Liabilities
Deferred Compensation	$710,310	$656,310
Total Current Liabilities	710,310	656,310
Total Liabilities	710,310	656,310

Stockholders’ Deficit
Preferred stock, Series I, $0.001 par value, 100 shares authorized, 100 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	-	-

Convertible Preferred stock, Series A, $0.001 par value, 8,000,000 shares authorized, 4,000,000 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	4,000	4,000

Convertible Preferred stock, Series G, $0.001 par value, 1,500,000 shares authorized, 100,000 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	100	100

Common stock, $0.001 par value, 250,000,000 shares authorized, 70,186,434 and 58,597,287 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	70,186	58,597
Additional Paid-In Capital	9,399,935	9,246,214
Stock Payable	-	115,310
Deficit Accumulated During Exploration Stage	(10,117,973)	(10,023,048)
Accumulated Other Comprehensive Loss	(987)	-
Total Stockholders’ Deficit	(644,739)	(598,827)
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$65,571	$57,483

The accompanying notes are an integral part of these financial statements

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE THREE MONTH PERIODS ENDING
MARCH 31, 2010 & 2009  (Unaudited)
AND THE PERIOD FROM
JUNE 18, 2004 (INCEPTION) THROUGH MARCH 31, 2010 (Unaudited)

	3 months ended	3 months ended	Inception (June 18, 2004) through
	March 31, 2010	March 31, 2009	March 31, 2010

Revenues
Retail Sales	$-	$-	$40,567
Cost of Revenue	-	-	49,070
Gross Profit (Loss)	-	-	(8,503)

Operating Expenses
Commissions & Consulting Fees	-	3,875	259,784
General & Administrative Costs	63,016	65,572	8,954,252
Mining Property Costs	11,487	9,102	765,200
Professional Services	25,450	1,000	85,583
Total Operating Expenses	99,953	79,549	10,064,819
Net Operating Loss	(99,953)	(79,549)	(10,073,322)
Other Income (Expenses)
Gain on Mineral Claim Sales & JVs	5,000	40,859	292,636
Interest Income	28	-	90
Interest Expense	-	-	(74,243)
Loss on Conversion of Debt	-	-	(137,000)
Bad Debt Expense	-	-	(19,149)
Realized Loss on Investment	-	-	(106,985)
Net Other Income (Expenses)	5,028	-	(44,651)
Net Loss	(94,925)	(38,690)	(10,117,973)
Other Comprehensive Loss
Unrealized Loss on Available For Sale Securities	(987)	(39,900)	(987)
Total Comprehensive Loss	$(95,912)	$(78,590)	$(10,118,960)

Weighted Average Shares Outstanding (Basic and Diluted)	67,555,512	25,797,287
Basic and Diluted Net Loss per Share	($0.00)	($0.00)

The accompanying notes are an integral part of these financial statements

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH MARCH 31, 2010 (Unaudited)

	Preferred Stock			Common Stock
	Series A Shares	Series I Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Equity (Deficit)
Inception 6/18/2004	-	-	$-	-	$-	$-	$-	$-	$-
Founder's Shares issued	1,200,000	-	1,200	320,000	320	(1,520)	-	-	-
Shares issued for merger	1,200,000	-	1,200	320,000	320	(1,520)	-	-	-
Common Stock issued for cash	-	-	-	200,000	200	4,800	-	-	5,000
Net loss for year	-	-	-	-	-	-	(95,587)	-	(95,587)
Balance at 12/31/2004	2,400,000	-	$2,400	840,000	$840	$1,760	$(95,587)	$-	$(90,587)

Common Stock issued to convert debt	-	-	-	12,127	12	180,213	-	-	180,225

Common Stock issued for services	-	-	-	121,491	121	2,586,046	-	-	2,586,167

Common Stock issued for cash	-	-	-	102,643	103	517,597	-	-	517,700

Net loss for year	-	-	-	-	-	-	(1,816,896)	-	(1,816,896)

Balance at 12/31/2005	2,400,000	-	$2,400	1,076,261	$1,076	$3,285,616	$(1,912,483)	$-	$1,376,609

The accompanying notes are an integral part of these financial statements

Preferred Stock			Common Stock
Series A Shares	Series I Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Equity (Deficit)
Common Stock issued to convert debt	-	-	-	1,202,000	1,202	2,206,398	-	-	2,207,600
Common Stock issued for services	-	-	-	1,309,000	1,309	1,543,191	-	-	1,544,500

Expenses paid by shareholder	-	-	-	-	-	164,371	-	-	164,371
Net loss for year	-	-	-	-	-	-	(5,504,237)	-	(5,504,237)

Balance at 12/31/2006	2,400,000	-	$2,400	3,587,261	$3,587	$7,199,576	$(7,416,720)	$-	$(211,157)
Beneficial Conversion Features on notes payable	-	-	-	-	-	62,000	-	-	62,000
Common Stock issued to convert debt	-		-	1,350,000	1,350	120,150	-	-	121,500
Common Stock issued for services	-	-	-	10,575,000	10,575	959,425	-	-	970,000
Common Stock issued as interest on loan	-	-	-	10,000	10	1,490	-	-	1,500
Preferred Shares issued for services	-	100	-	-	-	101,000	-	-	101,000
Common Stock issued for conversion of preferred shares	(2,400,000)	-	(2,400)	1,200,000	1,200	1,200	-	-	-

The accompanying notes are an integral part of these financial statements

Preferred Stock			Common Stock
Series A Shares	Series I Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Equity (Deficit)
Shares bought back and retired	-	-	-	(200,000)	(200)	(1,800)	-	-	(2,000)

Net loss for year	-	-	-	-	-	-	(1,490,871)	-	(1,490,871)

Balance at 12/31/2007	-	100	$-	16,522,261	$16,522	$8,513,664	$(8,907,591)	$-	$(377,405)

Rounding of shares due to stock split	-	-	-	26	-	-	-	-	-

Common Stock issued for services	-	-	-	5,500,000	5,500	224,500	-	-	230,000

Common Stock issued for cash	-	-	-	2,275,000	2,275	7,725	-	-	10,000

Contribution from investor	-	-	-	-	-	10,000	-	-	10,000

Mark to market AFS Securities	-	-	-	-	-	-	-	22,780	22,780

Net loss for year	-	-	-	-	-	-	(328,478)	-	(328,478)

Balance at 12/31/2008	-	100	$-	24,297,287	$24,297	$8,755,889	$(9,236,069)	$22,780	$(433,103)

The accompanying notes are an integral part of these financial statements

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital		Accumulated Deficit	Accumulated OCI	Total Stockholders’ Equity (Deficit)
										Stock
										Payable

Common Stock issued for services	-	-	-	-	-	-	2,500,000	2,500	27,250	-	-	-	29,750

Preferred Stock issued for services	4,000,000	100,000	-	4,000	100	-	-	-	249,685	-	-	-	253,785

Common Stock issued for cash	-	-	-	-	-	-	21,800,000	21,800	151,200	-	-	-	173,000

Common Stock issued for deferred compensation	-	-	-	-	-	-	10,000,000	10,000	177,500	-	-	-	187,500

Loss realized on AFS Securities	-	-	-	-	-	-	-	-	-	-	-	(22,780)	(22,780)

Stock payable for commitment fee on equity offering	-	-	-	-	-	-	-	-	(115,310)	115,310	-	-	(115,310)

Net loss for year	-	-	-	-	-	-	-	-	-	-	(786,979)	-	(786,979)

Balance at 12/31/2009	4,000,000	100,000	100	$4,000	$100	-	58,597,287	$58,597	$9,246,214	$115,310	$(10,023,048)	$-	$(598,827)

The accompanying notes are an integral part of these financial statements

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital		Accumulated Deficit	Accumulated OCI	Total Stockholders’ Equity (Deficit)
										Stock
										Payable

Common Stock issued for commitment fee on equity offering	-	-	-	-	-	-	6,589,147	6,589	108,721	(115,310)	-	-	-

Common Stock issued for cash	-	-	-	-	-	-	5,000,000	5,000	45,000	-	-	-	50,000

Unrealized loss on AFS Securities	-	-	-	-	-	-	-	-	-	-	-	(987)	(987)

Net loss for period	-	-	-	-	-	-	-	-	-	-	(94,925)	-	(94,925)

Balance at 3/31/2010	4,000,000	100,000	100	$4,000	$100	-	70,186,434	$70,186	$9,399,935	-	$(10,117,973)	$(987)	$(644,739)

The accompanying notes are an integral part of these financial statements

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE THREE MONTH PERIODS ENDING
MARCH 31, 2010 AND 2009 (Unaudited)
AND THE PERIOD FROM
JUNE 18, 2004 (INCEPTION) THROUGH MARCH 31, 2010 (Unaudited)

			Inception (June 18, 2004)
	3 Months Ended	3 Months Ended	Through
	March 31, 2010	March 31, 2009	March 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(94,925)	$(38,690)	$(10,117,973)
Adjustments to reconcile Net Loss
to net cash used in operations:
Gain on sale of claims, non-cash	-	-	(110,935)
Preferred Stock issued to related party for services	-	-	253,785
Common Stock issued for services	-	-	5,110,017
Common Stock issue for mining exploration stage properties	-	-	351,400
Common Stock issued as interest on loan	-	-	1,500
Loss on conversion of debt and accrued salaries	-	-	2,150,513
Loss on AFS securities “other than temporary”	-	-	106,985
Bad debt expense	-	-	19,149
Interest on Beneficial Conversion Feature	-	-	62,000
Changes in operating assets and liabilities:
Other Current Assets	-	(34,059)	(31,559)
Accrued Expenses	54,000	45,771	820,310
Net cash used in Operating Activities	(40,925)	(26,978)	(1,384,808)
CASH FLOWS FROM INVESTING ACTIVITIES
Cash Provided by Investing Activities	-	-	-
Net Cash Provided by Investing Activities	-	-	-
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of stock	50,000	25,000	755,700
Contribution from related party	-	-	244,994
Shares re-purchased and retired	-	-	(2,000)
Borrowings on debt	-	-	436,312
Net cash provided by Financing Activities	50,000	25,000	1,435,006
Net cash increase/(decrease) for period	9,075	(1,978)	50,198
Cash at beginning of period	41,123	3,471	-
Cash at end of period	$50,198	$1,493	$50,198
Supplementary Cash Flow Information:
Cash Paid for Interest	$-	$-	$-
Cash Paid for Taxes	$-	$-	$-
Non-Cash Investing & Financing Activities:
Common Stock Issued For Preferred Shares	$-	$-	$2,400
Common Stock Issued For Conversion of debt and accrued salary	$-	$-	$253,912
Unrealized Loss on Available For Sale Securities	$(987)	$(39,900)	$(987)
Stock issued for stock payable	$115,310	$-	$115,310
Unrealized gain on available for sale securities	$-	$-	$22,780
Accrued salary relieved for shares issued	$-	$-	$100,000
Common and preferred shares issued as founders shares	$-	$-	$3,040
Stock payable for commitment fee on equity offering	$-	$-	$115,310

The accompanying notes are an integral part of these financial statements

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1                                GENERAL ORGANIZATION AND BUSINESS

The Company was incorporated in the State of Delaware on June 18, 2004 under the name Ultimate Jukebox, Inc.  On September 4, 2004, Ultimate Jukebox, Inc. merged with NetMusic Corporation, and subsequently changed the Company name to NetMusic Entertainment Corporation.  On March 10, 2006, the Company ceased digital media distribution operations, began operations as a natural resources company, and changed the Company name to Enterayon, Inc.  On January 15, 2008, the Company merged with and assumed the name of its wholly-owned subsidiary, North Bay Resources Inc.  As a result of the merger, Enterayon, Inc. was effectively dissolved, leaving North Bay Resources Inc. as the remaining company.

The Company’s business plan is based on the Generative Business Model, which is designed to leverage our mining properties and mineral claims into near-term revenue streams even during the earliest stages of exploration and development. This is accomplished by entering into sales, joint-venture, and/or option contracts with other mining companies, for which the Company generates revenue through payments in cash, stock, and other consideration.

The Generative Business Model is our short term plan to leverage properties until funding is adequate to implement our long term plan. The Company’s long term plan is to locate and extract gold and silver from current exploration stage properties. This will be done through utilizing joint-ventures and other funding that is available to develop properties until they reach the production stage. Once in the production stage, the Company plans on extracting gold, silver, and other profitable by-products, and selling them to smelters. The Company has not currently begun this stage of the business plan.

NOTE 2                                GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has generated modest revenues since inception and has never paid any dividends and is unlikely to pay dividends. The Company has accumulated losses since inception equal to $10,117,973 as of March 31, 2010. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploration of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. The Company has had very little operating history to date. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3                                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with a maturity of three months or less, when purchased, to be cash equivalents. There were no cash equivalents at March 31, 2010 and December 31, 2009. The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation up to $250,000.

Marketable Securities

The Company accounts for its marketable securities, which are available for sale, in accordance with Financial Accounting Standards Board (“FASB”) guidance regarding accounting for certain investments in debt and equity securities, which requires that available-for-sale and trading securities be carried at fair value. Unrealized gains and losses deemed to be temporary on available-for-sale securities are reported as other comprehensive income (“OCI”) within shareholders’ deficit. Realized gains and losses and declines in value deemed to be other than temporary on available-for-sale securities are included in “(Gain) loss on short- and long-term investments” and “Other income” on our statements of operations. Trading gains and losses also are included in “(Gain) loss on short- and long-term investments.” Fair value of the securities is based upon quoted market prices in active markets or estimated fair value when quoted market prices are not available. The cost basis for realized gains and losses on available-for-sale securities is determined on a specific identification basis. We classify our available-for-sale securities as short- or long-term based upon management’s intent and ability to hold these investments. In addition, throughout 2009, the FASB issued various authoritative guidance and enhanced disclosures regarding fair value measurements and impairments of securities which helps in determining fair value when the volume and level of activity for the asset or liability have significantly decreased and in identifying transactions that are not orderly.

Revenue Recognition

The company has recognized no mining revenue to date. In the future mining revenue will be recognized according to the policy described below.

Revenue is recognized when the following conditions are met:

(a)  persuasive evidence of an arrangement to purchase exists;
(b) the price is fixed and determinable;
(c) the product has been delivered; and
(d) collection of the sales price is reasonably assured.

Under the terms of concentrate sales contracts with third-party smelters, final prices for the gold, silver, zinc, copper and lead in the concentrate are set based on the prevailing spot market metal prices on a specified future date based on the date that the concentrate is delivered to the smelter. The Company records revenues under these contracts based on forward prices at the time of delivery, which is when transfer of legal title to concentrate passes to the third-party smelters. The terms of the contracts result in differences between the recorded estimated price at delivery and the final settlement price. These differences are adjusted through revenue at each subsequent financial statement date.

Mineral Property Costs

The Company has been in the exploration stage since it entered the Mining Sector on March 10, 2006 and has not yet realized any revenues from mining operations. Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven or probable reserves on its mineral properties that are compliant with GAAP standards.  The Company has adopted the provisions of the FASB standard related to accounting for asset retirement obligations, which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets.  As of March 31, 2010 and 2009, the Company had no developed properties, therefore an accrual related to asset retirement obligations was not necessary.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on the differences between the financial reporting basis and the tax basis of the assets and liabilities, and are measured using enacted tax rates that will be in effect when the differences are expected to reverse.

The Company adopted the provisions of the FASB interpretation related to accounting for uncertainty in income taxes, which seeks to reduce the diversity in practice associated with the accounting and reporting for uncertainty in income tax positions.  The Company believes it does not have any uncertain tax positions taken or expected to be taken in its income tax returns.

Fair Value of Financial Instruments

The Company adopted the FASB standard related to fair value measurement at inception. The standard defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. The standard applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the standard established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows.

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The following table presents assets that are measured and recognized at fair value as of March 31, 2010 and the period then ended on a recurring basis:

				Total
				Unrealized
Description	Level 1	Level 2	Level 3	Loss
Available For Sale Securities	$2,963	$-	$-	$987
Totals	$2,963	$-	$-	$987

The following table presents assets that are measured and recognized at fair value as of December 31, 2009 and the year then ended on a recurring basis:

				Total
				Realized
Description	Level 1	Level 2	Level 3	Loss
Available For Sale Securities	$3,950	$-	$-	$106,985
Totals	$3,950	$-	$-	$106,985

Stock Based Compensation

Beginning January 1, 2006, the Company adopted the FASB standard related to stock based compensation. The standard requires all share-based payments to employees (which includes non-employee Directors), including employee stock options, warrants and restricted stock, be measured at the fair value of the award and expensed over the requisite service period (generally the vesting period). The fair value of common stock options or warrants granted to employees is estimated at the date of grant using the Black-Scholes option pricing model by using the historical volatility of comparable public companies. The calculation also takes into account the common stock fair market value at the grant date, the exercise price, the expected life of the common stock option or warrant, the dividend yield and the risk-free interest rate.

The Company from time to time may issue stock options, warrants and restricted stock to acquire goods or services from third parties. Restricted stock, options or warrants issued to other than employees or directors are recorded on the basis of their fair value, which is measured as of the date required by the Emerging Issues Task Force guidance related to accounting for equity instruments issued to non-employees. In accordance with this guidance, the options or warrants are valued using the Black-Scholes option pricing model on the basis of the market price of the underlying equity instrument on the “valuation date,” which for options and warrants related to contracts that have substantial disincentives to non-performance, is the date of the contract, and for all other contracts is the vesting date. Expense related to the options and warrants is recognized on a straight-line basis over the shorter of the period over which services are to be received or the vesting period.   As of March 31, 2010, no options or warrants have been issued, and none are outstanding.

Beneficial Conversion Feature

From time to time, the Company may issue convertible notes that may have conversion prices that create an embedded beneficial conversion feature pursuant to the Emerging Issues Task Force guidance on beneficial conversion features. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of any attached equity instruments, if any related equity instruments were granted with the debt. In accordance with the EITF guidance, the intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method.

Income/Loss Per Share of Common Stock

Basic net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for the periods presented.  As of March 31, 2010 and 2009, there were no common stock equivalents outstanding.

The following is a reconciliation of the computation for basic and diluted EPS:

	March 31, 2010	March 31, 2009
Net Loss	$(94,925)	$(38,690)
Weighted-average common shares Outstanding (Basic)	67,555,512	25,797,287
Weighted-average common stock Equivalents	22,000,000	-
Deduction of stock Equivalents not included due to net loss	(22,000,000)	-
Weighted-average common shares Outstanding (Diluted)	67,555,512	25,797,287
Basic and Diluted Net Loss per Share	$(0.00)	$(0.00)

Recently Issued Accounting Standards

In April 2008, the FASB issued ASC 350-10, “Determination of the Useful Life of Intangible Assets.” ASC 350-10 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under ASC 350-10, “Goodwill and Other Intangible Assets.” ASC No. 350-10 is effective for fiscal years beginning after December 15, 2008. The adoption of this ASC did not have a material impact on our financial statements.

In April 2009, the FASB issued ASC 805-10, “Accounting for Assets Acquired and Liabilities assumed in a Business Combination That Arise from Contingencies — an amendment of FASB Statement No. 141 (Revised December 2007), Business Combinations”. ASC 805-10 addresses application issues raised by preparers, auditors and members of the legal profession on initial recognition and measurement, subsequent measurement and accounting and disclosure of assets and liabilities arising from contingencies in a business combination. ASC 805-10 is effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. ASC 805-10 will have an impact on our accounting for any future acquisitions and its financial statements.

In May 2009, the FASB issued ASC Topic 855, Subsequent Events. ASC Topic 855 established principles and requirements for evaluating and reporting subsequent events and distinguishes which subsequent events should be recognized in the financial statements versus which subsequent events should be disclosed in the financial statements. ASC Topic 855 also requires disclosure of the date through which subsequent events are evaluated by management. ASC Topic 855 was effective for interim periods ending after June 15, 2009 and applies prospectively. Because ASC Topic 855 impacts the disclosure requirements, and not the accounting treatment for subsequent events, the adoption of ASC Topic 855 did not impact our results of operations or financial condition.

Effective July 1, 2009, we adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout these financials have been updated for the Codification.

In August 2009, the FASB issued ASU No. 2009-05, Measuring Liabilities at Fair Value, which provides additional guidance on how companies should measure liabilities at fair value under ASC 820. The ASU clarifies that the quoted price for an identical liability should be used. However, if such information is not available, an entity may use the quoted price of an identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities traded as assets, or another valuation technique (such as the market or income approach). The ASU also indicates that the fair value of a liability is not adjusted to reflect the impact of contractual restrictions that prevent its transfer and indicates circumstances in which quoted prices for an identical liability or quoted price for an identical liability traded as an asset may be considered level 1 fair value measurements. This ASU is effective October 1, 2009. We are currently evaluating the impact of this standard, but would not expect it to have a material impact on our results of operations or financial condition.

In October 2009, the FASB issued ASU No. 2009-13, Multiple-Deliverable Revenue Arrangements – a consensus of the FASB Emerging Issues Task Force, that provides amendments to the criteria for separating consideration in multiple-deliverable arrangements. As a result of these amendments, multiple-deliverable revenue arrangements will be separated in more circumstances than under existing U.S. GAAP. The ASU does this by establishing a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific objective evidence nor third-party evidence is available. A vendor will be required to determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis. This ASU also eliminates the residual method of allocation and will require that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, which allocates any discount in the overall arrangement proportionally to each deliverable based on its relative selling price. Expanded disclosures of qualitative and quantitative information regarding application of the multiple-deliverable revenue arrangement guidance are also required under the ASU. The ASU does not apply to arrangements for which industry specific allocation and measurement guidance exists, such as long-term construction contracts and software transactions. ASU No. 2009-13 is effective beginning January 1, 2011. We currently hold no financial instruments applicable to this standard.

NOTE 4                                INVESTMENTS

In 2008, the Company was to receive $100,000 in joint-venture payments from Hidalgo Mining International Inc. (OTC: HMIT) pursuant to joint-venture agreements on the Company's Silver Leaf and Gold Hill Project properties.  The Company elected to accept payment in shares of HMIT stock and received a total of 9,875,213 shares.  The shares were valued at $110,935 according to the closing price of the stock on the date the shares were received. A gain of $10,935 related to the value of the stock over the original agreement was recorded due to the transaction.  As of December 31, 2008, the market value of these shares was $133,715.  This resulted in an unrealized gain shown in other comprehensive income of $22,780 for the year ended December 31, 2008. In October 2009, the joint-ventures with Hidalgo were terminated, and by agreement the Company has retained its shares of HMIT.  As of December 31, 2009, the Company has taken an impairment charge and written down the value of the shares to $3,950.  The loss was realized and classified as Other Expenses due to the Company’s determination that the devaluation of the shares was “other than temporary”.  The value of the shares as of March 31, 2010, was $2,963.  An unrealized loss of $987 was recorded in other comprehensive income for the three months ended March 31, 2010.  An unrealized loss of $39,900 was recorded for the three months ended March 31, 2009.  This loss was later realized based on the subsequent determination that it was “other than temporary”.

NOTE 5                                COMMITMENTS AND CONTINGENCIES

As of March 31, 2010 and December 31, 2009, the Company does not have any outside commitments, and is not currently leasing any office space.  Office space is provided as part of a management agreement with The PAN Network, a private business management and consulting company wholly-owned by the Company’s Chief Executive Officer (see Note 8 - Related Party Transactions).  The agreement is renewable annually at the discretion of both parties. As a result there are no future payments for our lease beyond the current year contract.  The Company is not and has never been involved in any litigation of any nature, and the Company is not aware of any pending or threatened litigation.

NOTE 6                                STOCK SPLITS

On February 18, 2005, the Company effected a 4 for 1 forward stock split of our common shares.  On March 12, 2006, and on February 7, 2008, the Company effected 1 for 10 reverse stock splits.  All information presented herein has been retrospectively adjusted to reflect these stock splits as though they took place as of the earliest period presented.

NOTE 7                                DEFERRED COMPENSATION/NQDC

The Company has adopted an unfunded Non-Qualified Deferred Compensation (NQDC) plan to compensate our Chief Executive Officer.  Under this plan, the Company is not required to reserve funds for compensation, and is only obligated to pay compensation when and if funds are available.  Any amounts due but unpaid automatically accrue to deferred compensation. The plan has the option to be renewed annually at the discretion of the Company. While unfunded and non-recourse, for compliance with GAAP this is disclosed as an accrued expense on the balance sheet.  As of March 31, 2010 and December 31, 2009, the outstanding balance of the NQDC plan is $710,310 and $656,310, respectively.

In 2007, 2008, and 2009, our Chief Executive Officer was awarded restricted stock bonuses in recognition of the Company’s inability to provide cash compensation.. The value of common shares were based on the market closing price on the day of issuance, and the value of preferred shares were valued via a valuation model generated by an independent valuation expert, as follows:

Date	Type of Stock	Number of Shares	Value
2/12/2007	Preferred	100	$101,000
2/9/2007	Common	250,000	$31,250
12/21/2007	Common	10,000,000	$900,000
12/16/2008	Common	2,500,000	$50,000
8/11/2009	Preferred	4,100,000	$253,785

NOTE 8                      RELATED PARTY TRANSACTIONS

In August 2009, the Board of Directors approved and the Company executed a management agreement with The PAN Network (“PAN”), a private business management and consulting company wholly-owned by the Company’s Chief Executive Officer.  The agreement is in consideration of $18,000 per month, and calls for PAN to provide (a) office and board room space, including reception, utilities, landline phone/fax, computers, copiers, projectors, and miscellaneous services; (b) financial services, including accounting, corporate filing and bookkeeping; (c) project and administrative services; (d) resource targeting, acquisition, development and management services; (e) marketing services, communications, marketing materials management, and writing services; (f) strategic planning, milestone management and critical path analysis; and (g) online services, including web site hosting, web site design, web site maintenance, and email services.   The agreement includes Mr. Leopold’s salary of $15,000 per month, which will accrue entirely to deferred compensation during any period in which the commitment remains unpaid.  The term of the agreement is one year, and automatically renews annually on January 1 each year unless otherwise terminated by either party.

NOTE 9                      SHARE ISSUANCES SINCE INCEPTION

In 2004, the Company issued an aggregate of 320,000 shares of common stock and 1,200,000 shares of preferred stock as Founders shares to the Company Founders. The preferred stock was convertible to common stock at a rate of one common share per two preferred shares. The shares were valued at their par value which was equal to $1,520.

In 2004, the Company issued an aggregate of 320,000 shares of common stock and 1,200,000 shares of preferred stock to the Company Officers and Directors upon the merger of Ultimate Jukebox, Inc. and NetMusic Corp. The preferred stock was convertible to common stock at a rate of one common share per two preferred shares. The shares were valued at their par value which was equal to $1,520.

Prior to 2008, the Company issued an aggregate of 12,005,491 shares of common stock for services rendered and exploration stage mining properties.  The shares were valued at $5,100,667, based on the market price on the date of issuance.

Prior to 2008, the Company issued an aggregate of 2,574,127 shares of common stock to convert debt to equity.  The shares were valued at $2,510,825 based on the market price on the date of issuance.  Any differences between the value of the shares issued and the debt relieved were recorded as a gain or loss on conversion.

Prior to 2008, the Company issued an aggregate of 302,643 shares of common stock in private placements.  The consideration received was $522,700.

Prior to 2008, the Company purchased back and retired 200,000 shares at a net cost of $2,000.

Prior to 2008, the Company received a contribution of $164,371 from a shareholder to pay expenses for mineral claim exploration.

Prior to 2008, the Company issued 100 shares of Series I Preferred stock to our Chief Executive Officer, Mr. Perry Leopold, as an anti-takeover measure to insure that Mr. Leopold maintains control of the Company during periods when the Company’s stock may be severely undervalued and subject to hostile takeover in the open market.  As specified in the Certificate of Designation filed by the Company with the Delaware Secretary of State in February 2007, ”the outstanding shares of Series I Preferred Stock shall vote together with the shares of Common Stock of the Corporation as a single class and, regardless of the number of shares of Series I Preferred Stock outstanding and as long as at least one of such shares of Series I Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders.  Each outstanding share of the Series I Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series I Preferred Stock.”

Prior to 2008, the Company converted 2,400,000 shares of Convertible Series A preferred stock to 1,200,000 shares of common stock. The shares were convertible at a ratio of one share of common stock per two shares of preferred stock.

Prior to 2008, a non-convertible note payable from a third party totaling $50,000 with a 20% interest rate, maturing thirty days from the note date, was converted into 1,250,000 shares of common stock. During the same period, a non-convertible note payable from a third party totaling $12,000 with a 10% interest rate, maturing one year from the note date, was converted into 100,000 shares of common stock.  The aggregate shares were valued according to the closing market price on their respective conversion dates at $121,500.

Prior to 2008, beneficial conversion features related to convertible notes payable totaling $62,000 were recorded. The entire discount was expensed in the year ended December 31, 2007 due to the conversion of the note prior to year end.

During 2008, the Company received a contribution of $10,000 from a shareholder for mineral claim maintenance.

During 2008, the Company issued an aggregate of 5,500,000 shares of common stock for services rendered.  The shares were valued at $230,000, based on the market price on the date of issuance.

During 2008, the Company issued 2,275,000 shares of common stock in a private placement.  The consideration received was $10,000.

During 2009, the Company issued 4,000,000 shares of Series A Preferred stock, and 100,000 shares of Series G Preferred stock to our Chief Executive Officer as a bonus for services rendered.  Each share of Series A Preferred has 10 votes per share and is convertible to 5 shares of common.  The Series G Preferred stock has no voting rights, and each share is convertible to 1/100 of an ounce of gold, or 20 shares of common, at the shareholder’s option.  The conversion value of the shares was $253,785 based on a valuation calculated from a pricing model generated by an independent valuation expert.

During 2009, the Company issued an aggregate of 21,800,000 shares of common stock in private placements.  The consideration received was $173,000.

During 2009, the Company issued an aggregate of 10,000,000 shares of common stock to a private investor to reduce the balance due of deferred compensation to the Chief Executive Officer by $100,000. The deferred compensation was assigned by the Chief Executive Officer to the private investor in lieu of cash, and the assigned liability was immediately converted to equity by the investor. The value of the shares issued according to the market price on the date of issuance was $187,500. The difference between the value of the deferred compensation and the value of the shares issued was recorded as a loss on conversion.

During 2009, the Company issued an aggregate of 2,500,000 shares of common stock for services rendered.  The shares were valued at $29,750, based on the market price on the date of issuance.

During 2009, the Company secured $5 Million in financing under an equity line of credit with Tangiers Investors, LP ("Tangiers") to fund the Company's operations and prospective mining acquisitions. North Bay has entered into a Securities Purchase Agreement with Tangiers that provides North Bay the right, but not the obligation, to draw down on the equity line of credit by selling to Tangiers shares of the Company's common stock for a total purchase price of up to $5 Million. Tangiers will pay the Company 90% of the lowest volume weighted average price of the Company's common stock during the pricing period as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board ("OTCBB"). Tangiers' obligation to purchase shares of the Company's common stock under the Securities Purchase Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the Securities Purchase Agreement and is limited to $100,000 per 10 consecutive trading days after the advance notice is provided to Tangiers.  Upon signing the Securities Purchase Agreement, the Company has agreed to issue Tangiers $85,000 in restricted stock as a one-time commitment fee.  This was classified as Stock Payable at December 31, 2009 and valued at $115,310, based on the closing market price of our common stock as of October 7, 2009, the date the contract was signed.  Subsequently, the Company issued 6,589,147 shares of restricted common stock on January 20, 2010 to satisfy this obligation.

During Q1 2010, the Company issued 5,000,000 shares of common stock in a Rule 504 private placement.  The consideration received was $50,000.

During Q1 2010, the Company issued 6,589,147 shares of restricted common stock to Tangiers Investors, LP (“Tangiers”) as a one-time commitment fee of $85,000 in compliance with the October 7, 2009 agreement with Tangiers.  The value of these shares was recorded in 2009 as a stock payable due to the obligation existing at that time.  Due to the instrument to be only settled with the issuance of shares, no gain or loss was recorded with the issuance in 2010.

NOTE 10                      SUBSEQUENT EVENTS

The Company evaluated all subsequent events through the date these financial statements were issued.  No material events were noted in the evaluation.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
North Bay Resources Inc.
(An Exploration Stage Company)

We have audited the accompanying balance sheets of North Bay Resources Inc. (an exploration stage company) as of December 31, 2009 and 2008, and the related statements of operations, changes in stockholders' deficit, and cash flows for the years then ended, and for the period from June 18, 2004 (inception) through December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North Bay Resources, Inc. as of December 31, 2009 and 2008, and the results of its operations, changes in stockholders' deficit and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has very little operations to date, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas
April 6, 2010

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEETS
AS OF DECEMBER 31, 2009 AND 2008

	Dec 31, 2009	Dec 31, 2008
ASSETS
Current Assets
Cash	$41,123	$3,471
Investments	3,950	133,715
Prepaid Expenses	12,410	-
Total Current Assets	57,483	137,186
TOTAL ASSETS	$57,483	$137,186

LIABILITIES & STOCKHOLDERS’ DEFICIT
Liabilities
Current Liabilities
Deferred Compensation	$656,310	$570,289
Total Current Liabilities	656,310	570,289
Total Liabilities	656,310	570,289

Stockholders’ Deficit
Preferred stock, Series I, $0.001 par value, 100 shares authorized, 100 shares issued and outstanding at December 31, 2009 and December 31, 2008, respectively	-	-

Convertible Preferred stock, Series A, $0.001 par value, 8,000,000 shares authorized, 4,000,000 and 0 shares issued and outstanding at December 31, 2009 and December 31, 2008, respectively	4,000	-

Convertible Preferred stock, Series G, $0.001 par value, 8,000,000 shares authorized, 100,000 and 0 shares issued and outstanding at December 31, 2009 and December 31, 2008, respectively	100	-

Common stock, $0.001 par value, 250,000,000 shares authorized, 58,597,287 and 24,297,287 shares issued and outstanding at December 31, 2009 and December 31, 2008, respectively	58,597	24,297
Additional Paid-In Capital	9,246,214	8,755,889
Stock Payable	115,310	-
Deficit Accumulated During Development Stage	(10,023,048)	(9,236,069)
Accumulated Other Comprehensive Income	-	22,780
Total Stockholders’ Deficit	(598,827)	(433,103)
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$57,483	$137,186

The accompanying notes are an integral part of these financial statements

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE TWELVE MONTHS ENDED
DECEMBER 31, 2009 AND DECEMBER 31, 2008
AND THE PERIOD FROM
JUNE 18, 2004 (INCEPTION) THROUGH DECEMBER 31, 2009

	Year ended December 31, 2009	Year ended December 31, 2008	Since inception (Jun 18, 2004 - Dec 31, 2009)
Revenues
Retail Sales (revenue prior to change to mining company in 2006)	$-	$-	$40,567
Cost of Revenue			49,070
Gross Loss	-	-	(8,503)

Operating Expenses
Commissions & Consulting Fees	52,550	51,548	259,784
General & Administrative Costs	524,746	409,122	8,891,236
Mining Property Costs	38,121	18,120	753,713
Professional Services	43,480	6,000	60,133
Total Operating Expenses	658,897	484,790	9,964,866
Net Operating Loss	(658,897)	(484,790)	(9,973,369)
Other Income (Expenses)
Gain on Mineral Claim Sales & Joint-Ventures	85,490	156,312	287,636
Interest Income	62	-	62
Interest Expense	-	-	(74,243)
Loss on Conversion of Debt	(87,500)	-	(137,000)
Bad Debt Expense	(19,149)	-	(19,149)
Realized Loss on Investment	(106,985)	-	(106,985)
Net Other Income (Expenses)	(128,082)	156,312	(49,679)
Net Loss	$(786,979)	$(328,478)	$(10,023,048)
Other Comprehensive Income
Unrealized Gain on Available For Sale Securities	-	22,780	-
Total Comprehensive Loss	$(786,979)	$(305,698)	$(10,023,048)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING (Basic and Diluted)	42,927,835	17,143,177
Basic and Diluted Net Loss per Share	$(0.02)	$(0.02)

The accompanying notes are an integral part of these financial statements

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE PERIOD
JUNE 18, 2004 (INCEPTION) THROUGH DECEMBER 31, 2009

	Preferred Stock			Common Stock
	Series A Shares	Series I Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Deficit
Inception 6/18/2004	-	-	$ -	-	$ -	$ -	$ -	$ -	$ -
Founder's Shares issued	1,200,000	-	1,200	320,000	320	(1,520)	-	-	-
Shares issued for merger	1,200,000	-	1,200	320,000	320	(1,520)	-	-	-
Common Stock issued for cash	-	-	-	200,000	200	4,800	-	-	5,000
Net loss for year	-	-	-	-	-	-	(95,587)	-	(95,587)
Balance at 12/31/2004	2,400,000	-	$ 2,400	840,000	$ 840	$ 1,760	$ (95,587)	$ -	$ (90,587)

Common Stock issued to convert debt	-	-	-	12,127	12	180,213	-	-	180,225

Common Stock issued for services	-	-	-	121,491	121	2,586,046	-	-	2,586,167

Common Stock issued for cash	-	-	-	102,643	103	517,597	-	-	517,700

Net loss for year	-	-	-	-	-	-	(1,816,896)	-	(1,816,896)

Balance at 12/31/2005	2,400,000	-	$ 2,400	1,076,261	$ 1,076	$ 3,285,616	$ (1,912,483)	$ -	$ 1,376,609

The accompanying notes are an integral part of these financial statements

Preferred Stock			Common Stock
Series A Shares	Series I Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Equity (Deficit)
Common Stock issued to convert debt	-	-	-	1,202,000	1,202	2,206,398	-	-	2,207,600

Common Stock issued for services	-	-	-	1,309,000	1,309	1,543,191	-	-	1,544,500

Expenses paid by shareholder	-	-	-	-	-	164,371	-	-	164,371

Net loss for year	-	-	-	-	-	-	(5,504,237)	-	(5,504,237)

Balance at 12/31/2006	2,400,000	-	$ 2,400	3,587,261	$ 3,587	$ 7,199,576	$ (7,416,720)	$ -	$ (211,157)

Beneficial Conversion Features on notes payable	-	-	-	-	-	62,000	-	-	62,000

Common Stock issued to convert debt	-	-	-	1,350,000	1,350	120,150	-	-	121,500

Common Stock issued for services	-	-	-	10,575,000	10,575	959,425	-	-	970,000

Common Stock issued as interest on loan	-	-	-	10,000	10	1,490	-	-	1,500

Preferred Shares issued for services	-	100	-	-	-	101,000	-	-	101,000

Common Stock issued for conversion of preferred shares	(2,400,000)	-	(2,400)	1,200,000	1,200	1,200	-	-	-

The accompanying notes are an integral part of these financial statements

Preferred Stock			Common Stock
Series A Shares	Series I Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated OCI	Total Stockholders’ Equity (Deficit)

Shares bought back and retired	-	-	-	(200,000)	(200)	(1,800)	-	-	(2,000)

Net loss for year	-	-	-	-	-	-	(1,490,871)	-	(1,490,871)

Balance at 12/31/2007	-	100	$ -	16,522,261	$ 16,522	$ 8,513,664	$ (8,907,591)	-	$ (377,405)

Rounding of shares due to stock split	-	-	-	26	-	-	-	-	-

Common Stock issued for services	-	-	-	5,500,000	5,500	224,500	-	-	230,000

Common Stock issued for cash	-	-	-	2,275,000	2,275	7,725	-	-	10,000

Contribution from investor	-	-	-	-	-	10,000	-	-	10,000

Mark to market AFS Securities	-	-	-	-	-	-	-	22,780	22,780

Net loss for year	-	-	-	-	-	-	(328,478)	-	(328,478)

Balance at 12/31/2008	-	100	$ -	24,297,287	$ 24,297	$ 8,755,889	$ (9,236,069)	$ 22,780	$ (433,103)

The accompanying notes are an integral part of these financial statements

	Preferred Stock						Common Stock
	Series A Shares	Series G Shares	Series I Shares	Series A Amount	Series G Amount	Series I Amount	Shares	Amount	Additional Paid-In Capital		Accumulated Deficit	Accumulated OCI	Total Stockholders’ Deficit
										Stock
										Payable

Common Stock issued for services	-	-	-	-	-	-	2,500,000	2,500	27,250	-	-	-	29,750

Preferred Stock issued for services	4,000,000	100,000	-	4,000	100	-	-	-	249,685	-	-	-	253,785

Common Stock issued for cash	-	-	-	-	-	-	21,800,000	21,800	151,200	-	-	-	173,000

Common Stock issued for deferred compensation	-	-	-	-	-	-	10,000,000	10,000	177,500	-	-	-	187,500

Loss realized on AFS securities	-	-	-	-	-	-	-	-	-	-	-	(22,780)	(22,780)

Stock payable for commitment fee on equity offering	-	-	-	-	-	-	-	-	(115,310)	115,310	-	-	(115,310)

Net loss for year	-	-	-	-	-	-	-	-	-	-	(786,979)	-	(786,979)

Balance at 12/31/2009	4,000,000	100,000	100	$ 4,000	$ 100	-	58,597,287	$ 58,597	$9,246,214	$ 115,310	$ (10,023,048)	$ -	$ (598,827)

The accompanying notes are an integral part of these financial statements

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED
DECEMBER 31, 2009 AND DECEMBER 31, 2008
AND THE PERIOD FROM
JUNE 18, 2004 (INCEPTION) THROUGH DECEMBER 31, 2009

	Year ended	Year ended	Since inception (Jun 18, 2004
	December 31, 2009	December 31, 2008	- Dec 31, 2009)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(786,979)	$(328,478)	$(10,023,048)
Adjustments to reconcile Net Loss
to net cash used in operations:
Gain on sale of claims	-	(110,935)	(110,935)
Common Stock issued for services	29,750	230,000	5,110,017
Common Stock issued for for mining exploration stage property	-	-	351,400
Preferred Stock issued for bonus	253,785	-	253,785
Loss on conversion of debt and deferred compensation	87,500	-	2,150,513
Loss on AFS securities “other than temporary”	106,985	-	106,985
Bad debt expense	19,149	-	19,149
Common Stock issued as interest on loan	-	-	1,500
Interest on beneficial conversion feature	-	-	62,000
Changes in operating assets and liabilities:
Other current assets	(31,559)		(31,559)
Accrued expenses	186,021	192,861	766,310
Net Cash Used in Operating Activities	(135,348)	(16,552)	(1,343,883)
CASH FLOWS FROM INVESTING ACTIVITIES
Cash Provided by Investing Activities	-	-	-
Net Cash Provided by Investing Activities	-	-	-
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of stock	173,000	10,000	705,700
Contributions from related party	-	10,000	244,994
Shares re-purchased and retired	-	-	(2,000)
Borrowings on debt	-	-	436,312
Net Cash Provided by Financing Activities	173,000	20,000	1,385,006
Net cash increase/(decrease) for period	37,652	3,448	41,123
Cash at beginning of period	3,471	23	-
Cash at end of period	41,123	3,471	41,123
Supplementary Cash Flow Information:
Cash Paid for Interest	-	-	-
Cash Paid for Taxes	-	-	-
Non-Cash Investing & Financing Activities:
Common Stock issued For conversion of preferred shares	$-	$-	$2,400
Common Stock issued For conversion of debt and accrued salary	$-	$-	$253,912
Unrealized gain on available for sale securities	$-	$22,780	$22,780
Accrued salary relieved for shares issued	$100,000	$-	$100,000
Common and preferred shares issued as founders shares	$-	$-	$3,040
Stock payable for commitment fee on equity offering	$115,310	$-	$115,310

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009
AND DECEMBER 31, 2008

NOTE 1                      GENERAL ORGANIZATION AND BUSINESS

The Company was incorporated in the State of Delaware on June 18, 2004 under the name Ultimate Jukebox, Inc.  On September 4, 2004, Ultimate Jukebox, Inc. merged with NetMusic Corporation, and subsequently changed the Company name to NetMusic Entertainment Corporation.  On March 10, 2006, the Company ceased digital media distribution operations, began operations as a natural resources company, and changed the Company name to Enterayon, Inc.  On January 15, 2008, the Company merged with and assumed the name of its wholly-owned subsidiary, North Bay Resources Inc.  As a result of the merger, Enterayon, Inc. was effectively dissolved, leaving North Bay Resources Inc. as the remaining company.

The Company’s business plan is based on the Generative Business Model, which is designed to leverage our mining properties and mineral claims into near-term revenue streams even during the earliest stages of exploration and development. This is accomplished by entering into sales, joint-venture, and/or option contracts with other mining companies, for which the Company generates revenue through payments in cash, stock, and other consideration.

The Generative Business Model is our short term plan to leverage properties until funding is adequate to implement our long term plan. The Company’s long term plan is to locate and extract gold and silver from current exploration stage properties. This will be done through utilizing joint-ventures and other funding that is available to develop properties until they reach the production stage. Once in the production stage, the Company plans on extracting gold, silver, and other profitable by-products, and selling them to smelters. The Company has not currently begun this stage of the business plan.

NOTE 2                      GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has generated modest revenues since inception and has never paid any dividends and is unlikely to pay dividends. The Company has accumulated losses since inception equal to $10,023,048 as of December 31, 2009. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploration of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. The Company has had very little operating history to date. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with a maturity of three months or less, when purchased, to be cash equivalents. There were no cash equivalents at December 31, 2009 and 2008. The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation up to $250,000.

Marketable Securities

The Company accounts for its marketable securities, which are available for sale, in accordance with Financial Accounting Standards Board (“FASB”) guidance regarding accounting for certain investments in debt and equity securities, which requires that available-for-sale and trading securities be carried at fair value. Unrealized gains and losses deemed to be

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009
AND DECEMBER 31, 2008

NOTE 3                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

temporary on available-for-sale securities are reported as other comprehensive income (“OCI”) within shareholders’ deficit. Realized gains and losses and declines in value deemed to be other than temporary on available-for-sale securities are included in “(Gain) loss on short- and long-term investments” and “Other income” on our statements of operations. Trading gains and losses also are included in “(Gain) loss on short- and long-term investments.” Fair value of the securities is based upon quoted market prices in active markets or estimated fair value when quoted market prices are not available. The cost basis for realized gains and losses on available-for-sale securities is determined on a specific identification basis. We classify our available-for-sale securities as short- or long-term based upon management’s intent and ability to hold these investments. In addition, throughout 2009, the FASB issued various authoritative guidance and enhanced disclosures regarding fair value measurements and impairments of securities which helps in determining fair value when the volume and level of activity for the asset or liability have significantly decreased and in identifying transactions that are not orderly.

Revenue Recognition

The company has recognized no mining revenue to date. In the future mining revenue will be recognized according to the policy described below.

Revenue is recognized when the following conditions are met:

(a)  persuasive evidence of an arrangement to purchase exists;
(b) the price is fixed and determinable;
(c) the product has been delivered; and
(d) collection of the sales price is reasonably assured.

Under the terms of concentrate sales contracts with third-party smelters, final prices for the gold, silver, zinc, copper and lead in the concentrate are set based on the prevailing spot market metal prices on a specified future date based on the date that the concentrate is delivered to the smelter. The Company records revenues under these contracts based on forward prices at the time of delivery, which is when transfer of legal title to concentrate passes to the third-party smelters. The terms of the contracts result in differences between the recorded estimated price at delivery and the final settlement price. These differences are adjusted through revenue at each subsequent financial statement date.

Mineral Property Costs

The Company has been in the exploration stage since it entered the Mining Sector on March 10, 2006 and has not yet realized any revenues from mining operations. Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven or probable reserves on its mineral properties that are compliant with GAAP standards.  The Company has adopted the provisions of the FASB standard related to accounting for asset retirement obligations, which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets.  As of December 31, 2009 and 2008, the Company had no developed properties, therefore an accrual related to asset retirement obligations was not necessary.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on the differences between the financial reporting basis and the tax basis of the assets and liabilities, and are measured using enacted tax rates that will be in effect when the differences are expected to reverse.

The Company adopted the provisions of the FASB interpretation related to accounting for uncertainty in income taxes, which seeks to reduce the diversity in practice associated with the accounting and reporting for uncertainty in income tax positions.  The Company believes it does not have any uncertain tax positions taken or expected to be taken in its income tax returns.

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009
AND DECEMBER 31, 2008

NOTE 3                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The Company adopted the FASB standard related to fair value measurement at inception. The standard defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. The standard applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the standard established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows.

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The following table presents assets that are measured and recognized at fair value as of December 31, 2009 and the year then ended on a recurring basis:

				Total
				Realized
Description	Level 1	Level 2	Level 3	Gains
Available For Sale Securities	$3,950	$-	$-	$106,985
Totals	$3,950	$-	$-	$106,985

The following table presents assets that are measured and recognized at fair value as of December 31, 2008 and the year then ended on a recurring basis:

				Total
				Unrealized
Description	Level 1	Level 2	Level 3	Gains
Available For Sale Securities	$133,715	$-	$-	$22,780
Totals	$133,715	$-	$-	$22,780

Stock Based Compensation

Beginning January 1, 2006, the Company adopted the FASB standard related to stock based compensation. The standard requires all share-based payments to employees (which includes non-employee Directors), including employee stock options, warrants and restricted stock, be measured at the fair value of the award and expensed over the requisite service period (generally the vesting period). The fair value of common stock options or warrants granted to employees is estimated at the date of grant using the Black-Scholes option pricing model by using the historical volatility of comparable public companies. The calculation also takes into account the common stock fair market value at the grant date, the exercise price, the expected life of the common stock option or warrant, the dividend yield and the risk-free interest rate.

The Company from time to time may issue stock options, warrants and restricted stock to acquire goods or services from third parties. Restricted stock, options or warrants issued to other than employees or directors are recorded on the basis of their fair value, which is measured as of the date required by the Emerging Issues Task Force guidance related

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009
AND DECEMBER 31, 2008

NOTE 3                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

to accounting for equity instruments issued to non-employees. In accordance with this guidance, the options or warrants are valued using the Black-Scholes option pricing model on the basis of the market price of the underlying equity instrument on the “valuation date,” which for options and warrants related to contracts that have substantial disincentives to non-performance, is the date of the contract, and for all other contracts is the vesting date. Expense related to the options and warrants is recognized on a straight-line basis over the shorter of the period over which services are to be received or the vesting period.   As of December 31, 2009 and 2008, no options or warrants have been issued, and none are outstanding.

Beneficial Conversion Feature

From time to time, the Company may issue convertible notes that may have conversion prices that create an embedded beneficial conversion feature pursuant to the Emerging Issues Task Force guidance on beneficial conversion features. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of any attached equity instruments, if any related equity instruments were granted with the debt. In accordance with the EITF guidance, the intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method.

Income/Loss Per Share of Common Stock

Basic net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for the periods presented.  As of December 31, 2009 and 2008, there were no common stock equivalents outstanding.

The following is a reconciliation of the computation for basic and diluted EPS:

	Dec 31, 2009	Dec 31, 2008
Net Loss	($786,979)	($328,478)
Weighted-average common shares Outstanding (Basic)	42,927,835	17,143,177
Weighted-average common stock Equivalents	-	-
Weighted-average common shares Outstanding (Diluted)	42,927,835	17,143,177
Basic and Diluted Net Loss per Share	($0.02)	($0.02)

Recently Issued Accounting Standards

In April 2008, the FASB issued ASC 350-10, “Determination of the Useful Life of Intangible Assets.” ASC 350-10 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under ASC 350-10, “Goodwill and Other Intangible Assets.” ASC No. 350-10 is effective for fiscal years beginning after December 15, 2008. The adoption of this ASC did not have a material impact on our financial statements.

In April 2009, the FASB issued ASC 805-10, “Accounting for Assets Acquired and Liabilities assumed in a Business Combination That Arise from Contingencies — an amendment of FASB Statement No. 141 (Revised December 2007), Business Combinations”. ASC 805-10 addresses application issues raised by preparers, auditors and members of the legal profession on initial recognition and measurement, subsequent measurement and accounting and disclosure of assets and

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009
AND DECEMBER 31, 2008

NOTE 3                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

liabilities arising from contingencies in a business combination. ASC 805-10 is effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. ASC 805-10 will have an impact on our accounting for any future acquisitions and its financial statements.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events”, which is included in ASC Topic 855, Subsequent Events. ASC Topic 855 established principles and requirements for evaluating and reporting subsequent events and distinguishes which subsequent events should be recognized in the financial statements versus which subsequent events should be disclosed in the financial statements. ASC Topic 855 also requires disclosure of the date through which subsequent events are evaluated by management. ASC Topic 855 was effective for interim periods ending after June 15, 2009 and applies prospectively. Because ASC Topic 855 impacts the disclosure requirements, and not the accounting treatment for subsequent events, the adoption of ASC Topic 855 did not impact our results of operations or financial condition.

Effective July 1, 2009, we adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout these financials have been updated for the Codification.

In August 2009, the FASB issued ASU No. 2009-05, Measuring Liabilities at Fair Value, which provides additional guidance on how companies should measure liabilities at fair value under ASC 820. The ASU clarifies that the quoted price for an identical liability should be used. However, if such information is not available, an entity may use the quoted price of an identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities traded as assets, or another valuation technique (such as the market or income approach). The ASU also indicates that the fair value of a liability is not adjusted to reflect the impact of contractual restrictions that prevent its transfer and indicates circumstances in which quoted prices for an identical liability or quoted price for an identical liability traded as an asset may be considered level 1 fair value measurements. This ASU is effective October 1, 2009. We are currently evaluating the impact of this standard, but would not expect it to have a material impact on our results of operations or financial condition.

In October 2009, the FASB issued ASU No. 2009-13, Multiple-Deliverable Revenue Arrangements – a consensus of the FASB Emerging Issues Task Force, that provides amendments to the criteria for separating consideration in multiple-deliverable arrangements. As a result of these amendments, multiple-deliverable revenue arrangements will be separated in more circumstances than under existing U.S. GAAP. The ASU does this by establishing a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific objective evidence nor third-party evidence is available. A vendor will be required to determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis. This ASU also eliminates the residual method of allocation and will require that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, which allocates any discount in the overall arrangement proportionally to each deliverable based on its relative selling price. Expanded disclosures of qualitative and quantitative information regarding application of the multiple-deliverable revenue arrangement guidance are also required under the ASU. The ASU does not apply to arrangements for which industry specific allocation and measurement guidance exists, such as long-term construction contracts and software transactions. ASU No. 2009-13 is effective beginning January 1, 2011. We currently hold no financial instruments applicable to this standard.

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009
AND DECEMBER 31, 2008

NOTE 4                      PREPAID EXPENSES

During 2009, the Company sold its War Eagle claims in consideration of $14,910 in marketing and advertising services.  As of December 31, 2009, $2,500 of these services had been used, and $12,410 of these services remain to be utilized.

NOTE 5                      INVESTMENTS

In 2008, the Company was to receive $100,000 in joint-venture payments from Hidalgo Mining International Inc. (OTC: HMIT) pursuant to joint-venture agreements on the Company's Silver Leaf and Gold Hill Project properties.  The Company elected to accept payment in shares of HMIT stock and received a total of 9,875,213 shares.  The shares were valued at $110,935 according to the closing price of the stock on the date the shares were received. A gain of $10,935 related to the value of the stock over the original agreement was recorded due to the transaction.  As of December 31, 2008, the market value of these shares was $133,715.  This resulted in an unrealized gain shown in other comprehensive income of $22,780 for the year ended December 31, 2008. In October 2009, the joint-ventures with Hidalgo were terminated, and by agreement the Company has retained its shares of HMIT.  As of December 31, 2009, the Company has taken an impairment charge and written down the value of the shares to $3,950.  The loss was realized and classified as Other Expenses due to the Company’s determination that the devaluation of the shares was “other than temporary”.

NOTE 6                      COMMITMENTS AND CONTINGENCIES

As of December 31, 2009 and 2008, the Company does not have any outside commitments, and is not currently leasing any office space.  Office space is provided as part of a management agreement with The PAN Network, a private business management and consulting company wholly-owned by the Company’s Chief Executive Officer (see Note 10 - Related Party Transactions).  The agreement is renewable annually at the discretion of both parties. As a result there are no future payments for our lease beyond the current year contract.  The Company is not and has never been involved in any litigation of any nature, and the Company is not aware of any pending or threatened litigation.

NOTE 7                      STOCK SPLITS

On February 18, 2005, the Company effected a 4 for 1 forward stock split of our common shares.  On March 12, 2006, and on February 7, 2008, the Company effected 1 for 10 reverse stock splits.  All information presented herein has been retrospectively adjusted to reflect these stock splits as they took place as of the earliest period presented.

NOTE 8                      INCOME TAXES

As of December 31, 2009 and 2008, the Company had net operating loss carry-forwards totaling approximately $1,716,485 and $1,425,400, respectively, that begin to expire in 2025.  The carry-forward losses and the related deferred tax benefit are significantly limited by the provisions of Internal Revenue Code Section 382. The Company’s   taxable losses created a deferred tax asset before valuation allowances of approximately $600,770 and $498,890 at December 31, 2009 and 2008, respectively. Due to the Company determining that it will not likely realize the deferred tax asset, a full valuation allowance has been taken to reduce the deferred tax asset to zero as of December 31, 2009 and 2008, respectively.

In 2009 and 2008, the primary difference between financial statement reporting and taxable income (loss) was expenses not deductible for tax purposes including non-cash share based payments issued for services of $253,785 and $230,000, respectively.

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009
AND DECEMBER 31, 2008

NOTE 8                      INCOME TAXES (CONTINUED)

The deferred tax assets as of December 31, 2009 and 2008 are as follows:

	2009	2008
Deferred Tax Asset:
Net Operating Loss Carryforwards	$1,425,400	$1,469,247
Current Year Net Operating Loss/(Gain)	291,085	(43,847)
Total Operating Loss Carryforward	1,716,485	1,425,400
Enacted Future Tax Rate	35%	35%
Deferred Tax Asset for NOL	600,770	498,890
Deferred Tax Asset for Temporary Differences Between Book and Tax Income
	-	-
Gross Deferred Tax Asset	600,770	498,890
Valuation Allowance	(600,770)	(498,890)
Net Deferred Tax Asset	-	-

NOTE 9                      DEFERRED COMPENSATION/NQDC

The Company has adopted an unfunded Non-Qualified Deferred Compensation (NQDC) plan to compensate our Chief Executive Officer.  Under this plan, the Company is not required to reserve funds for compensation, and is only obligated to pay compensation when and if funds are available.  Any amounts due but unpaid automatically accrue to deferred compensation. The plan has the option to be renewed annually at the discretion of the Company. While unfunded and non-recourse, for compliance with GAAP this is disclosed as an accrued expense on the balance sheet.  As of December 31, 2009 and 2008, the outstanding balance of the NQDC plan is $656,310 and $570,289, respectively.

In 2007, 2008, and 2009, our Chief Executive Officer was awarded restricted stock bonuses i n recognition of the Company’s inability to provide cash compensation. The value of common shares were based on the market closing price on the day of issuance, and the value of preferred shares were valued via a valuation model generated by an independent valuation expert, as follows:

Date	Type of Stock	Number of Shares	Value
2/12/2007	Preferred	100	$ 101,000
2/9/2007	Common	250,000	$ 31,250
12/21/2007	Common	10,000,000	$ 900,000
12/16/2008	Common	2,500,000	$ 50,000
8/11/2009	Preferred	4,100,000	$ 253,785

NOTE 10                      RELATED PARTY TRANSACTIONS

In August 2009, the Board of Directors approved and the Company executed a management agreement with The PAN Network (“PAN”), a private business management and consulting company wholly-owned by the Company’s Chief Executive Officer.  The agreement is in consideration of $18,000 per month, and calls for PAN to provide (a) office and board room space, including reception, utilities, landline phone/fax, computers, copiers, projectors, and miscellaneous services; (b) financial services, including accounting, corporate filing and bookkeeping; (c) project and administrative services; (d) resource targeting, acquisition, development and management services; (e) marketing services, communications, marketing materials management, and writing services; (f) strategic planning, milestone management and critical path analysis; and (g) online services, including web site hosting, web site design, web site maintenance, and email services.   The agreement includes Mr. Leopold’s salary of $15,000 per month, which will accrue entirely to deferred compensation during any period in which the commitment remains unpaid.  The term of the agreement is one year, and automatically renews annually on January 1 each year unless otherwise terminated by either party.

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009
AND DECEMBER 31, 2008

NOTE 11                      SHARE ISSUANCES SINCE JUNE 18, 2004 (INCEPTION)

In 2004, the Company issued an aggregate of 320,000 shares of common stock and 1,200,000 shares of preferred stock as Founders shares to the Company Founders. The preferred stock was convertible to common stock at a rate of one common share per two preferred shares. The shares were valued at their par value which was equal to $1,520.

In 2004, the Company issued an aggregate of 320,000 shares of common stock and 1,200,000 shares of preferred stock to the Company Officers and Directors upon the merger of Ultimate Jukebox, Inc. and NetMusic Corp. The preferred stock was convertible to common stock at a rate of one common share per two preferred shares. The shares were valued at their par value which was equal to $1,520.

Prior to 2008, the Company issued an aggregate of 12,005,491 shares of common stock for services rendered and exploration stage mining properties.  The shares were valued at $5,100,667, based on the market price on the date of issuance.

Prior to 2008, the Company issued an aggregate of 2,574,127 shares of common stock to convert debt to equity.  The shares were valued at $2,510,825 based on the market price on the date of issuance.  Any differences between the value of the shares issued and the debt relieved were recorded as a gain or loss on conversion.

Prior to 2008, the Company issued an aggregate of 302,643 shares of common stock in private placements.  The consideration received was $522,700.

Prior to 2008, the Company purchased back and retired 200,000 shares at a net cost of $2,000.

Prior to 2008, the Company received a contribution of $164,371 from a shareholder to pay expenses for mineral claim exploration.

Prior to 2008, the Company issued 100 shares of Series I Preferred stock to our Chief Executive Officer, Mr. Perry Leopold, as an anti-takeover measure to insure that Mr. Leopold maintains control of the Company during periods when the Company’s stock may be severely undervalued and subject to hostile takeover in the open market.  As specified in the Certificate of Designation filed by the Company with the Delaware Secretary of State in February 2007, ”the outstanding shares of Series I Preferred Stock shall vote together with the shares of Common Stock of the Corporation as a single class and, regardless of the number of shares of Series I Preferred Stock outstanding and as long as at least one of such shares of Series I Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders.  Each outstanding share of the Series I Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series I Preferred Stock.”

Prior to 2008, the Company converted 2,400,000 shares of Convertible Series A preferred stock to 1,200,000 shares of common stock. The shares were convertible at a ratio of one share of common stock per two shares of preferred stock.

Prior to 2008, a non-convertible note payable from a third party totaling $50,000 with a 20% interest rate, maturing thirty days from the note date, was converted into 1,250,000 shares of common stock. During the same period, a non-convertible note payable from a third party totaling $12,000 with a 10% interest rate, maturing one year from the note date, was converted into 100,000 shares of common stock.  The aggregate shares were valued according to the closing market price on their respective conversion dates at $121,500.

Prior to 2008, beneficial conversion features related to convertible notes payable totaling $62,000 were recorded. The entire discount was expensed in the year ended December 31, 2007 due to the conversion of the note prior to year end.

During 2008, the Company received a contribution of $10,000 from a shareholder for mineral claim maintenance.

During 2008, the Company issued an aggregate of 5,500,000 shares of common stock for services rendered.  The shares were valued at $230,000, based on the market price on the date of issuance.

During 2008, the Company issued 2,275,000 shares of common stock in a private placement.  The consideration received was $10,000.

NORTH BAY RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009
AND DECEMBER 31, 2008

NOTE 11                      SHARE ISSUANCES SINCE JUNE 18, 2004 (INCEPTION) (CONTINUED)

During 2009, the Company issued 4,000,000 shares of Series A  stock, and 100,000 shares of Series G Preferred stock to our Chief Executive Officer as a bonus for services rendered.  Each share of Series A Preferred has 10 votes per share and is convertible to 5 shares of common.  The Series G Preferred stock has no voting rights, and each share is convertible to 1/100 of an ounce of gold subject to the availability of gold from the Company’s inventory , or 20 shares of common, at the shareholder’s option.  The conversion value of the shares was $253,785 based on a valuation calculated from a pricing model generated by an independent valuation expert.

During 2009, the Company issued an aggregate of 21,800,000 shares of common stock in private placements.  The consideration received was $173,000.

During 2009, the Company issued an aggregate of 10,000,000 shares of common stock to a private investor to reduce the balance due of deferred compensation to the Chief Executive Officer by $100,000. The deferred compensation was assigned by the Chief Executive Officer to the private investor in lieu of cash, and the assigned liability was immediately converted to equity by the investor. The value of the shares issued according to the market price on the date of issuance was $187,500. The difference between the value of the deferred compensation and the value of the shares issued was recorded as a loss on conversion.

During 2009, the Company issued an aggregate of 2,500,000 shares of common stock for services rendered.  The shares were valued at $29,750, based on the market price on the date of issuance.

During 2009, the Company secured $5 Million in financing under an equity line of credit with Tangiers Investors, LP ("Tangiers") to fund the Company's operations and prospective mining acquisitions. North Bay has entered into a Securities Purchase Agreement with Tangiers that provides North Bay the right, but not the obligation, to draw down on the equity line of credit by selling to Tangiers shares of the Company's common stock for a total purchase price of up to $5 Million. Tangiers will pay the Company 90% of the lowest volume weighted average price of the Company's common stock during the pricing period as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board ("OTCBB"). Tangiers' obligation to purchase shares of the Company's common stock under the Securities Purchase Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the Securities Purchase Agreement and is limited to $100,000 per 10 consecutive trading days after the advance notice is provided to Tangiers.  Upon signing the Securities Purchase Agreement, the Company has agreed to issue Tangiers $85,000 in restricted stock as a one-time commitment fee.  This was classified as Stock Payable at December 31, 2009 and valued at $115,310, based on the closing market price of our common stock as of October 7, 2009, the date the contract was signed.  Subsequently, the Company issued 6,589,147 shares of restricted common stock on January 20, 2010 to satisfy this obligation.

NOTE 12                      SUBSEQUENT EVENTS

Subsequent to December 31, 2009, the Company issued 5,000,000 shares of common stock in a Rule 504 private placement.  The consideration received was $50,000.

Subsequent to December 31, 2009, the Company issued 6,589,147 shares of restricted common stock to Tangiers Investors, LP (“Tangiers”) as a one-time commitment fee of $85,000 in compliance with the October 7, 2009 agreement with Tangiers (see Note 11).

The Company evaluated all subsequent events through the report date.  No material events came to our attention from the report date to the date these financial statements were issued.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Registration Fee	$10
Legal Fees and Expenses	$20,000
Accounting Fees and Expenses	$47,950
Total	$67,960

Item 14.	Indemnification of Directors and Officers

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as a director or officer of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 15.	Recent Sales of Unregistered Securities

During the past three years the Company has had the following unregistered sales of its securities:

2009

During 2009, the Company issued 4,000,000 shares of Series A Preferred stock, and 100,000 shares of Series G Preferred stock to our Chief Executive Officer as a bonus for services rendered.  Each share of Series A Preferred has 10 votes per share and is convertible to 5 shares of common.  The Series G Preferred stock has no voting rights, and each share is convertible to 1/100 of an ounce of gold, or 20 shares of common, at the shareholder’s option.  The conversion value of the shares was $253,785 based on a valuation calculated from a pricing model generated by an independent valuation expert.

During 2009, the Company issued an aggregate of 21,800,000 shares of common stock in private placements.  The consideration received was $173,000.

During 2009, the Company issued an aggregate of 10,000,000 shares of common stock to a private investor to reduce the balance due of deferred compensation to the Chief Executive Officer by $100,000. The deferred compensation was assigned by the Chief Executive Officer to the private investor in lieu of cash, and the assigned liability was immediately converted to equity by the investor. The value of the shares issued according to the market price on the date of issuance was $187,500. The difference between the value of the deferred compensation and the value of the shares issued was recorded as a loss on conversion.

During 2009, the Company issued an aggregate of 2,500,000 shares of common stock for services rendered.  The shares were valued at $29,750, based on the market price on the date of issuance.

During 2009, the Company secured $5 Million in financing under an equity line of credit with Tangiers Investors, LP ("Tangiers") to fund the Company's operations and prospective mining acquisitions. North Bay has entered into a Securities Purchase Agreement with Tangiers that provides North Bay the right, but not the obligation, to draw down on the equity line of credit by selling to Tangiers shares of the Company's common stock for a total purchase price of up to $5 Million. Tangiers will pay the Company 90% of the lowest volume weighted average price of the Company's common stock during the pricing period as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board ("OTCBB"). Tangiers' obligation to purchase shares of the Company's common stock under the Securities Purchase Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the Securities Purchase Agreement and is limited to $100,000 per 10 consecutive trading days after the advance notice is provided to Tangiers.  Upon signing the Securities Purchase Agreement, the Company has agreed to issue Tangiers $85,000 in restricted stock as a one-time commitment fee.  This was classified as Stock Payable at December 31, 2009 and valued at $115,310, based on the closing market price of our common stock as of October 7, 2009, the date the contract was signed.  Subsequently, the Company issued 6,589,147 shares of restricted common stock on January 20, 2010 to satisfy this obligation.

2008

During 2008, the Company received a contribution of $10,000 from a shareholder for mineral claim maintenance.

During 2008, the Company issued an aggregate of 5,500,000 shares of common stock for services rendered.  The shares were valued at $230,000, based on the market price on the date of issuance.

During 2008, the Company issued 2,275,000 shares of common stock in a private placement.  The consideration received was $10,000.

2007

In the years ended December 31, 2007, and 2008, Company issued an aggregate of 10,575,000 and 5,500,000 shares of common stock, respectively for services rendered.  The shares were valued at $970,000 and $230,000 respectively, based on the market price on the date of issuance.

During 2007, the Company issued an aggregate of 1,350,000 shares of common stock to convert debt to equity.  The shares were valued at $121,500, based on the market price on the date of issuance.

During 2007, the Company issued 100 shares of Series I Preferred stock for services rendered.  The shares were valued at $101,000, based on the value assigned by an independent valuation expert.

During 2007, the Company converted 2,400,000 shares of Convertible Series A preferred stock to 1,200,000 shares of common stock. The shares were convertible at a ratio of one share of common stock per two shares of preferred stock.

Prior to 2007, the Company issued an aggregate of 1,430,491 shares of common stock for services rendered.  The shares were valued at $4,130,667, based on the market price on the date of issuance.

Prior to 2007, the Company issued an aggregate of 1,214,127 shares of common stock to convert debt to equity.  The shares were valued at $2,387,825, based on the market  price on the date of issuance.

Prior to 2007, the Company issued an aggregate of 302,643 shares of common stock in private placements.  The consideration received was $522,700.

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 504 of Regulation D of the Securities Act. Those stockholders who received the securities in such instances made representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

Item 17.                      Undertakings

(A)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment of the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(B)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16.	Exhibits

EXHIBIT	DESCRIPTION
*3 (i)	Articles of Incorporation
*3(ii)	Bylaws
*3 (iii)	Merger and Name Change Certification
4.1	Certificate of Designation – Series I Preferred
4.2	Certificate of Designation – Series A Preferred
4.3	Certificate of Designation – Series G Preferred
5.1	Opinion re Legality
*10.0	Tangiers Securities Purchase Agreement dated October 7, 2009
*10.1	Tangiers Securities Registration Rights Agreement dated October 6, 2009
*10.2	Fawn Property/Silver Quest Resources Ltd. Joint Venture Agreement
*10.3	Coronation Gold Property/Lincoln Resources, Inc. Joint Venture Agreement
10.4	Silver Leaf/Hidalgo Mining International. Joint Venture Agreement
10.5	Gold Hill Project/Hidalgo Mining International Joint Venture Agreement
10.6	Monte Cristo Purchase Agreement
10.7	Fraser River Joint Venture Letter of Intent
10.8	Fraser River Assay Certificate
10.9	Form of Notice of Assignment - June 2, 2009
10.10	PAN Management Agreement
10.11	ARGO - MINFILE No 092N 037
10.12	BOULEAU - MINFILE No 082LSW046
10.13	BOULEAU - MINFILE No 082LSW069
10.14	CHERRY - MINFILE No 082LSE063
10.15	CONNIE HILL - MINFILE No 092F 308
10.16	CORONATION - MINFILE No 082FNW161
10.17	CORONATION - MINFILE No 082FNW161 - Production
10.18	CORONATION - MINFILE No 082FNW164
10.19	CORONATION - MINFILE No 082FNW164 - Production
10.20	CORONATION - MINFILE No 082FNW191
10.21	CORONATION - MINFILE No 082FNW191 - Production
10.22	CORONATION - MINFILE No 082FNW213
10.23	CORONATION - MINFILE No 082FNW213 - Production
10.24	FAWN - MINFILE No 093F 043
10.25	FAWN - MINFILE No 093F 043 - Inventory
10.26	FAWN - BUCK - MINFILE No 093F 050
10.27	FAWN - BUCK - MINFILE No 093F 050 - Inventory
10.28	FRASER RIVER - MINFILE No 092ISW078
10.29	GOLD HILL - MINFILE No 082FSW204
10.30	GOLD HILL - MINFILE No 082FSW204 - Production
10.31	LARDEAU CREEK - MINFILE No 082KNW178
10.32	LOUGHBOROUGH - MINFILE No 092K 048
10.33	LOUGHBOROUGH - MINFILE No 092K 048 - Production
10.34	LYNX - MINFILE No 082LSE055
10.35	MONTE CRISTO - MINFILE No 092GNE013
10.36	MONTE CRISTO - MINFILE No 092GNE019
10.37	NEW ESKAY CREEK - MINFILE No 104B 008
10.38	NORTH STAR - MINFILE No 082FNW068
10.39	NORTH STAR - MINFILE No 082FNW068 - Production
10.40	NORTH STAR - MINFILE No 082FNW188
10.41	NORTH STAR - MINFILE No 082FNW188 - Production
10.42	NORTH STAR - MINFILE No 082FNW209
10.43	NORTH STAR - MINFILE No 082FNW209 - Production
10.44	PINE RIVER - MINFILE No 093O 009
10.45	RACHEL - MINFILE No 082FSW299
10.46	RACHEL - MINFILE No 082FSW299 - Production
10.47	SILVER CUP - MINFILE No 082KNW113
10.48	SILVER CUP - MINFILE No 082KNW116
10.49	SILVER CUP - MINFILE No 082KNW220
10.50	SILVER LEAF - MINFILE No 082FNW140
10.51	SILVER LEAF - MINFILE No 082FNW140 - Production
10.52	SILVER LEAF - MINFILE No 082FNW143
10.53	SILVER LEAF - MINFILE No 082FNW143 - Production
10.54	SILVER LEAF - MINFILE No 082FNW144
10.55	SILVER LEAF - MINFILE No 082FNW144 - Production
10.56	TRUAX - MINFILE No 092JNE060
10.57	TULAMEEN - MINFILE No 092HNE128
*14	Code of Ethics
23.1	Consent of Auditor
23.2	Consent of Attorney (filed as Exhibit 5.1 above)

*Previously filed with the Company’s initial filing of Form S-1, SEC file number 333-164860, filed on February 11, 2010, and incorporated by this reference as an exhibit to this Form S-1/A.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 14 day of June 2010.

NORTH BAY RESOURCES INC.

Date: June 14 , 2010	By:	/s/ Perry Leopold
Perry Leopold
Chief Executive Officer, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Chairman of the Board

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints Perry Leopold as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this Registration Statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933).

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Perry Leopold	Chairman of the Board and Principal Executive	June 14 , 2010
Perry Leopold	Officer and Principal Financial Officer, Principal
Accounting Officer

/s/ Fred Michini	Director	June 14 , 2010
Fred Michini